Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

EZCHIP SEMICONDUCTOR LTD.,

EROS ACQUISITION SUB, INC.,

TILERA CORPORATION

and the

SECURITYHOLDER REPRESENTATIVE

Dated as of June 30, 2014

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

		Page

Section 9.14.	Severability	87
Section 9.15.	Counterparts	87
Section 9.16.	Facsimile Signature	87
Section 9.17.	No Presumption Against Drafting Party	87

EXHIBITS

Exhibit A                     Voting and Joinder Agreement

Exhibit B                      Securityholder Representative Engagement Agreement
Exhibit C                      Promissory Note
Exhibit D                      Indemnity Escrow Agreement
Exhibit E                      Working Capital Escrow Agreement

v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 30, 2014  (this “Agreement”), is made by and among EZCHIP SEMICONDUCTOR LTD., a company organized under the laws of the State of Israel (“Acquiror”), EROS ACQUISITION SUB, INC., a Delaware corporation and an indirect wholly owned subsidiary of Acquiror (“Sub”), TILERA CORPORATION, a Delaware corporation (the “Company”), and SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity, as representative of the securityholders of the Company (the “Securityholder Representative”).  Capitalized terms used in this Agreement but not defined elsewhere herein have the meanings assigned to them in Section 1.1 hereof.

RECITALS

A.          The Board of Directors of each of the Company and Sub have, pursuant to the Delaware General Corporation Law (the “Delaware Law”), and the Board of Directors of Acquiror has, approved this Agreement and the consummation of the transactions contemplated hereby, including the merger of Sub with and into the Company (the “Merger”); and the Boards of Directors of each of the Company and Sub have declared that this Agreement is advisable, fair and in the best interests of their respective stockholders and approved the Merger upon the terms and conditions set forth in this Agreement.

B.           As an inducement to Acquiror’s willingness to enter into this Agreement, concurrently with the execution of this Agreement the holders of at least 31.4% of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock have executed and, within 15 Business Days following the execution of this Agreement (subject to an extension as provided herein), the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock will execute and deliver, a Voting and Joinder Agreement substantially in the form attached hereto as Exhibit A (the “Voting and Joinder Agreement”); and concurrently with the execution of this Agreement, certain employees of the Company are entering into employment agreements which shall be effective at the consummation of the Closing.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.          Certain Defined Terms.  For purposes of this Agreement:

“Acquiror Ordinary Shares” means the Ordinary Shares, par value NIS 0.02 per share, of Acquiror.

“Acquiror Material Adverse Effect” means any event, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise), or results of operations of the Acquiror and its Subsidiaries, in each case taken as a whole, or (b) the ability of the Acquiror to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that “Acquiror Material Adverse Effect” shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to any of the following, alone or in combination:  (i) the announcement of the execution of this Agreement, (ii) the markets or legal or regulatory environment in which the Acquiror and its Subsidiaries operate generally, (iii) general economic or political conditions (including those affecting the securities markets), in each case of clause (ii) and (iii), other than those which adversely affect the Acquiror and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated companies in the industries or markets in which they operate, (iv) compliance with the terms of, and taking any action, other than actions in the Ordinary Course of Business, required by, this Agreement, or taking or not taking any actions, other than actions in the Ordinary Course of Business, at the request of the Company and (v) acts or omissions of the Company after the date of this Agreement (other than actions or omission specifically contemplated by this Agreement and which are not in the Ordinary Course of Business).

“Action” means any demand, claim, counterclaim, action, suit or arbitration, or any proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Aggregate Claim Amount” means, at any date of determination, the aggregate amount of (a) Losses for Indemnification Claims that have been resolved in favor of Acquiror and any other Indemnified Parties from the Closing Date through such date in accordance with the terms of this Agreement and the Indemnity Escrow Agreement, plus (b) Acquiror’s reasonable good faith estimate of Losses, as determined in accordance with Section 7.3(a), for all Indemnification Claims that have been timely asserted and not resolved as of such date.

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“Ancillary Agreements” means the Escrow Agreements, the Voting and Joinder Agreement, the Joinder Agreement and the Employment Agreements.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York or in Tel-Aviv, Israel.  If any payment or other obligation is due to be made or performed hereunder on a day that is not a Business Day, such payment or other obligation shall be made or performed on the next Business Day.

“Cash” means the aggregate amount of unrestricted cash in the Company’s accounts determined in accordance with GAAP, including for such purpose all severance (and other employment-related obligations for such purpose in connection with the termination of employment), not to exceed $500,000, paid by the Company and its Subsidiaries with respect to all employees of the Company and its Subsidiaries that are not Offered Employees as a result of any actions taken by the Company or any of its Subsidiaries pursuant to Section 5.12.

“Capitalized Lease Obligations” means with respect to any Person, all obligations of such Person as lessee under leases of real or personal property that are required under GAAP to be capitalized on the balance sheet of such Person.

“CFIUS” means the Committee on Foreign Investment in the United States, or any successor agency.

“CFIUS Clearance” means that any review or investigation by CFIUS of the transactions contemplated by this Agreement shall have been concluded, and either (a) the parties have received written notice that a determination by CFIUS has been made that there are no unresolved issues of national security of the United States sufficient to warrant further review or investigation pursuant to Section 721 of the Defense Production Act, or (b) the President of the United States has not acted pursuant to Section 721 of the Defense Production Act to suspend or prohibit the consummation of the transactions contemplated by this Agreement, and the applicable period of time for the President to take such action has expired.

“Closing Consideration” means the Estimated Merger Consideration minus the Escrow Amount minus the Securityholder Representative Expense Amount minus the Working Capital Escrow Amount.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Per Share Amount” means zero dollars per share.

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“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Debt” means the aggregate amount of all Indebtedness of the Company, including for such purpose all severance obligations (and other employment-related obligations for such purpose in connection with the termination of employment) of the Company and its Subsidiaries, whether contractual, by operation of Law or otherwise, with respect to (a) all employees of the Company and its Subsidiaries that are not Offered Employees, to the extent in excess of $500,000, as a result of any actions taken by the Company or any of its Subsidiaries pursuant to Section 5.12; and (b) Offered Employees that did not accept in writing Acquiror's employment offers.

“Company Preferred Stock” means, collectively, the Series A Preferred Stock of the Company, the Series B Preferred Stock of the Company, the Series C Preferred Stock of the Company, the Series D Preferred Stock of the Company and the Series E Preferred Stock of the Company, each with a par value of $0.0001 per share.

“Company Product(s)” means (i) all products, technologies and services sold, offered for sale or otherwise made available by the Company or under development by the Company at the time prior to the date hereof, including those projects listed on Schedule 1.1(a), and (ii) any derivative products and related services of such products, services and technologies, provided such products, technologies and services described in clause (ii) above do not utilize any Intellectual Property or Technology owned by the Acquiror or any of its Affiliates prior to the Effective Time or licensed to the Company by the Acquiror or any of its Affiliates prior to the Effective Time.

“Company Stock Plan” means the Tilera Corporation 2005 Stock Option and Grant Plan.

“Company Transaction Expenses” means all out-of-pocket expenses incurred by the Company to third parties in connection with the transactions contemplated by this Agreement, including the fees and expenses of any broker, investment banker or financial advisor and any legal fees and expenses to the extent not paid by the Company prior to the Closing Date.

“Contract” means any contract, license, agreement, arrangement, lease, commitment, letter of intent, memorandum of understanding, memorandum of agreement and other legally binding arrangement.

“Control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

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“Earn-Out Revenue” means the revenue recognized (in accordance with GAAP, as historically applied by Company) during the applicable period from the sale of Company Products.  In the event any Company Product is sold together with one or more other products, only the revenue attributable to the Company Products shall count towards the “Earn-Out Revenue.”

“Employment Agreements” means the Employment Agreements of even date herewith between Company and the Key Employees.

“Encumbrance” means any charge, claim, encumbrance, mortgage, lien, option, pledge, security interest or other restriction or adverse claim of any kind.

“Escrow Agent” means the escrow agent appointed pursuant to the terms of the Escrow Agreements or any successor appointed in accordance with the terms of the Escrow Agreements.

“Escrow Agreement” means each of the Indemnity Escrow Agreement and the Working Capital Escrow Agreement, and the Indemnity Escrow Agreement and the Working Capital Escrow Agreement are collectively referred to as the “Escrow Agreements”.

“Escrow Amount” means an aggregate cash amount of $6,500,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any United States or non-United States national, federal, state, local, provincial or international government or any political subdivision or any governmental, regulatory or administrative authority, agency or commission, or judicial or arbitral body thereof or therein.

“Inbound IP Agreement” means an agreement granting to the Company or any of its Subsidiaries any rights in Intellectual Property or Technology owned by a third party that is used by the Company or any of its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, as currently conducted, excluding any “shrink-wrap” or “click-wrap” license agreements relating to Software.

“Indebtedness” of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases, and (e) in the nature of a guarantee of any of the obligations described in clauses (a) through (d) above of any other Person.

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“Indemnification Claim” means a claim that an Indemnified Party reasonably believes could give rise to any obligation to provide indemnification pursuant to Article VII, including a Third Party Claim.

“Indemnity Escrow Agreement” means that certain Indemnity Escrow Agreement, to be dated effective as of the Closing Date, to be entered into by the Acquiror, the Securityholder Representative and the Escrow Agent, in the form attached as Exhibit D hereto.

“Intellectual Property” means all intellectual property rights arising under the Laws of any jurisdiction with respect to, arising from or associated with the following:  (i) all Internet addresses and domain names (“Domain Names”); (ii) trade names, trademarks and service marks (registered and unregistered), trade dress, industrial designs, brand names, trade dress rights, brand marks, service names, logos, emblems, signs or insignia, and similar rights and applications to register any of the foregoing, and all goodwill associated therewith throughout the world (collectively, “Marks”); (iii) patents, patent applications (including any provisional or non-provisional patent applications, Patent Cooperation Treaty applications, divisionals, continuations, continuations-in-part, renewals, reexaminations, extensions, and reissues), rights therein provided by international treaties or conventions and rights in respect of utility models or industrial designs (collectively, “Patents”); (iv) copyrights (including copyrights in software programs) and registrations and applications therefor and all other rights corresponding thereto, moral rights, database and design rights, and mask works and registrations and applications therefor (collectively, “Copyrights”); and (v) know-how, discoveries, trade secrets, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”).

“IRS” means the Internal Revenue Service of the United States.

“Joinder Agreement” means the agreement to be circulated to the Securityholders of the Company who have not signed the Voting and Joinder Agreement.

“Key Employees” means the Persons listed on Schedule 1.1(b).

“Knowledge”, with respect to the Company, means the actual knowledge, after due inquiry, of one or more of the Key Employees.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means the real property leased, subleased or licensed by the Company or any of its Subsidiaries, in each case, as tenant, subtenant or licensee, together with, to the extent leased by the Company or its Subsidiaries, all buildings and other structures, facilities or improvements currently or as of the Closing Date located thereon, all fixtures, systems, equipment and items of personal property of the Company or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances of the Company or any of its Subsidiaries relating to the foregoing.

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“Material Adverse Effect” means any event, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, in each case taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or the Escrow Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to any of the following, alone or in combination:  (i) the announcement of the execution of this Agreement, (ii) the markets or legal or regulatory environment in which the Company and its Subsidiaries operate generally, (iii) general economic or political conditions (including those affecting the securities markets), in each case of clause (ii) and (iii), other than those which adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated companies in the industries or markets in which they operate, (iv) compliance with the terms of, and taking any action, other than actions in the Ordinary Course of Business, required by, this Agreement, or taking or not taking any actions, other than actions in the Ordinary Course of Business, at the request of Acquiror and (v) acts or omissions of Acquiror or Sub after the date of this Agreement (other than actions or omission specifically contemplated by this Agreement and which are not in the Ordinary Course of Business).

“Nasdaq” means the NASDAQ Global Select Market.

“Offered Employee” means each of the employees of the Company whose names appear in the list of Offered Employees delivered by Acquiror to the Company following the date of this Agreement and after consulting with the Company, which employees shall receive employment offers from Acquiror to remain employees of the Company following the Closing.

“Option” means any outstanding option or stock purchase right (SPR) to purchase shares of Company Common Stock.

“Ordinary Course of Business” means actions and operations that are (a) consistent in all material respects with the past practices of the applicable party and its Subsidiaries, (b) taken in the ordinary course of the normal, day-to-day operations of the applicable party and its Subsidiaries and (c) not required to be authorized by consent of the board of directors or the stockholders of the applicable party or any of its Subsidiaries or by any Governmental Authority.

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“Paying Agent” means the paying agent to be appointed by the Acquiror and reasonably acceptable to the Company.

“Permitted Encumbrance” means (a) statutory liens for current Taxes not yet due or payable or liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established, (b) inchoate mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities that do not interfere with the use of such assets or properties as currently used, (d) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, or (e) deposits or pledges disclosed in the Company Disclosure Schedules made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Pre-Closing Taxes” means Taxes of the Company and its Subsidiaries for a Pre-Closing Tax Period, with Pre-Closing Taxes for a Straddle Period determined as follows:  (i) Pre-Closing Taxes that are real property, personal property, intangible property and similar ad valorem Taxes (“Property Taxes”) for the Straddle Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period and (ii) Pre-Closing Taxes (other than Property Taxes) for the Straddle Period shall be computed as if the Pre-Closing Tax Period ended as of the close of business on the Closing Date, and in the case of any Taxes attributable to the ownership of any equity interest in any partnership, other “flowthrough” entity or “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable state, local or foreign law), as if the taxable period of such partnership, other “flowthrough” entity or controlled foreign corporation ended as of the close of business on the Closing Date (whether or not such Taxes arise in a Straddle Period of the applicable owner).

“Pre-Closing Tax Period” means a taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Preferred A Closing Per Share Amount” means zero dollars per share.

“Preferred A Per Share Amount” means any portion of the Earn-Out Amounts, Escrow Amount, and Securityholder Representative Expense Amount payable per share of Series A Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

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“Preferred B Closing Per Share Amount” means zero dollars per share.

“Preferred B Per Share Amount” means any portion of the Earn-Out Amounts, Escrow Amount, and Securityholder Representative Expense Amount payable per share of Series B Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred C Closing Per Share Amount” means zero dollars per share.

“Preferred C Per Share Amount” means any portion of the Earn-Out Amounts, Escrow Amount, and Securityholder Representative Expense Amount payable per share of Series C Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred D Closing Per Share Amount” means the portion of the Closing Consideration payable by Acquiror per each share of Preferred D Stock of the Company as set forth in the Closing Payment Certificate.

“Preferred D Per Share Amount” means the Preferred D Closing Per Share Amount plus any portion of the Earn-Out Amounts, Escrow Amount, Working Capital Escrow Amount, Adjustment Amount and Securityholder Representative Expense Amount payable per share of Series D Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred E Closing Per Share Amount” means the portion of the Closing Consideration payable by Acquiror per each share of Preferred E Stock of the Company as set forth in the Closing Payment Certificate.

“Preferred E Per Share Amount” means the Preferred E Closing Per Share Amount plus any portion of the Earn-Out Amounts, Escrow Amount, Working Capital Escrow Amount, Adjustment Amount and Securityholder Representative Expense Amount payable per share of Series E Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred Per Share Amount” means the Preferred A Per Share Amount, the Preferred B Per Share Amount, the Preferred C Per Share Amount, the Preferred D Per Share Amount and the Preferred E Per Share Amount, as applicable for each class of Company Preferred Stock as set forth in the Closing Payment Certificate.

“Promissory Note” means the Promissory Note made by the Company to Acquiror on even date herewith, attached as Exhibit C hereto.

“Real Property Lease” means those leases, subleases, licenses and other agreements (and all amendments and other modifications thereto) pertaining to any Leased Real Property.

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“Return” means any return, report or statement filed or required to be filed with respect to any Taxes (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Taxes, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company or any of its Affiliates.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Company Common Stock and of Company Preferred Stock.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation including user manuals and other training documentation related to any of the foregoing.

“Stockholder” means a holder of Shares (other than Dissenting Shares and Shares described in Section 2.7(b) hereof) immediately prior to the Effective Time.

“Straddle Period” means any complete taxable period that includes, but does not end on, the Closing Date.

“Securityholder” means collectively, the Stockholders and the holders of Company Warrants.

“Securityholder’s Pro-Rata Portion” means (i) as to all or any portion of the Working Capital Escrow Amount distributable to the Securityholders pursuant to Section 2.12(d) and any Adjustment Amount distributable to the Securityholders pursuant to Section 2.12(c), the amount of the portion of the Closing Consideration such Securityholder received divided by the aggregate Closing Consideration, (ii) as to all or any portion of the Escrow Amount and the Securityholder Representative Expense Amount or the indemnification obligations of the Securityholders in favor of the Securityholder Representative pursuant to Section 2.17 hereof, the sum of the amounts of the portions of the Closing Consideration, Earn-Out Amounts, Working Capital Escrow Amount and Adjustment Amount actually received by such Securityholder at or prior to the time of calculation, divided by the sum of the Closing Consideration, Earn-Out Amounts, Working Capital Escrow Amount and Adjustment Amount actually received by all Securityholders at or prior to the time of calculation, and (iii) as to all or any portion of the Earn-Out Amounts, in accordance with the calculation set forth in the Closing Payment Certificate.  For purposes of clarification only, the parties to this Agreement acknowledge and understand that the calculation of any Securityholder’s Pro-Rata Portion will be iterative following the Closing and as further amounts may be distributed to the Securityholders following the Closing, each such Securityholder’s Pro Rata Portion shall change over time.  Following the Closing, Acquiror and the Securityholder Representative shall work together in good faith to update such calculations from time to time as additional funds are distributed to the Securityholders under the terms of this Agreement.

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“Securityholder Representative Engagement Agreement” means the Agreement with the Securityholder Representative attached hereto as Exhibit B.

“Securityholder Representative Expense Amount” means $250,000 plus the Adjustment Amount pursuant to Section 2.12(c), if applicable.

“Subsidiary” of any Person means any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Technology” shall mean, collectively, all designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, Software, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

“Total Merger Consideration” means the sum of the Adjusted Merger Consideration and the Earn-Out Amounts to be paid by Acquiror to the Securityholders.

“United States” or “U.S.” means the United States of America and its territories and possessions.

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“Working Capital” means the Company’s current assets (excluding Cash) over the Company’s current liabilities (excluding Company Debt), in each case as determined in accordance with GAAP.

“Working Capital Adjustment” means the excess of (1) the Working Capital as of the Closing Date; over (2) $5,000,000.

“Working Capital Escrow Agreement” means that certain Working Capital Escrow Agreement, to be dated effective as of the Closing Date, to be entered into by the Acquiror, the Securityholder Representative and the Escrow Agent, in the form attached as Exhibit E hereto.

“Working Capital Escrow Amount” means an aggregate cash amount of $500,000.

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Section 1.2. Table of Definitions.  The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

$9.13
Acquiror	preamble
Acquiror Disclosure Schedules	Article IV
Additional Loan	Section 5.14
Adjusted Merger Consideration	Section 2.9
Adjustment Amount	Section 2.12
Agreement	Preamble
Financial Statements	3.7(a)
Capitalization Table	Section 3.5
Certificate	2.15(b)
Certificate of Merger	2.2(b)
Closing	2.2(a)
Closing Date	2.2(a)
Closing Payment Certificate	Section 2.9(a)
Company	preamble
Company Disclosure Schedules	Article III
Company Patents	3.15(a)
Company Registered Copyrights	3.15(a)
Company Registered Domain Names	3.15(a)
Company Registered IP	3.15(a)
Company Registered Marks	3.15(a)
Company Stockholder Action	Section 3.26
Company Stock Option	2.16(a)
Company Warrants	Section 2.16(a)(ii)
Confidentiality Agreement	5.9
Continuing Employees	5.15(a)
Copyrights	1.1
Covered D&O Indemnitees	5.13(a)
Delaware Law	Recitals
Disabling Procedures	3.15(k)
Dissenting Shares	2.8
D&O Tail Policy	Section 5.13(b)
dollars	9.13
Domain Names	1.1
Earn-Out Amounts	2.13(b)(ii)
Earn-Out Notice	Section 2.13(b)
Earn-Out Objection Notice	2.14(d)
Earn-Out Objection Period	2.14(d)
June 2015 Earn-Out Amount	Section 2.13(b)
June 2015 Earn-Out Milestone	2.13(a)(i)

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December 2015 Earn-Out Amount	2.2(b)
December 2015 Earn-Out Milestone	2.13(a)(iv)
Effective Time	2.2(b)
Employee Plans	3.11(a)
Environmental Law	3.17(a)
Environmental Permit	3.17(a)
ERISA	3.11(a)
ERISA Affiliate	3.11(d)
Estimated Merger Consideration	Section 2.9
Final Closing Statement	Section 2.11(a)
Final Resolution Date	Section 2.11(c)
Financial Statements	3.7(a)
Hazardous Substances	3.17(a)
Indemnified Parties	7.2
Indemnifying Party	7.4(a)
Information Statement	Section 3.26
Indemnity Cap	7.5(b)
Insurance Policies	3.13
Intellectual Property Rights	3.15(c)
Letter of Transmittal	2.15(a)
Losses	7.2
Marks	1.1
Material Adverse Effect	7.2(a)
Material Contracts	3.18(a)
Merger	Recitals
Non-interested Auditors	Section 2.11(c)
Objection Notice	1.1
Objection Period	Section 2.11(c)
OFAC	Section 3.30
Patents	1.1
Permits	3.9(b)
Recovered Amount	7.4(b)
Representatives	5.2
Securityholder Representative	Preamble
Securityholder Representative Losses	Section 2.17
Stockholder Approval	6.1(c)
Sub	preamble
Surviving Corporation	2.1
Termination Date	8.1(c)
Trade Secrets	1.1
Third Party Claim	7.4(a)
Threshold	7.5(a)

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ARTICLE II

THE MERGER

Section 2.1.             The Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with Delaware Law, Sub shall be merged with and into the Company pursuant to which (a) the separate corporate existence of Sub shall cease, and (b) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.2.             Closing; Effective Time.

(a)           The closing of the Merger (the “Closing”) shall take place at the offices of Naschitz, Brandes, Amir & Co., at 5 Tuval St., Tel-Aviv, Israel 6789717, no later than the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI hereof (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Acquiror and the Company mutually may agree.  The day on which the Closing takes place is referred to as the “Closing Date.”

(b)           As soon as practicable on the Closing Date, the parties shall cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”) in accordance with the relevant provisions of Delaware Law.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time as the parties shall agree and as shall be specified in the Certificate of Merger.  The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”

Section 2.3.             Effects of the Merger.  The Merger shall have the effects provided for herein and in the applicable provisions of Delaware Law.  Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.4.             Certificate of Incorporation and Bylaws.  The Certificate of Incorporation of Surviving Corporation shall be amended and restated in the form of the Amended and Restated Certificate of Incorporation attached to the Certificate of Merger, until thereafter amended as provided therein, in the by-laws of the Surviving Corporation or by applicable Law.  The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

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Section 2.5.             Directors; Officers.  From and after the Effective Time, (a) the directors of Sub serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and (b) the officers of the Company serving immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified, as the case may be, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Section 2.6.             Subsequent Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this

Agreement; provided however, for the sake of clarity, that in no event shall the officers and directors of the Surviving Corporation be authorized to waive any rights of the Securityholders under this Agreement.

Section 2.7.             Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror, Sub, the Company or any holder of any Shares or any shares of capital stock of Sub:

(a)           Capital Stock of Sub.  Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(b)           Cancellation of Treasury Stock and Acquiror-Owned Stock.  Any shares of Company Common Stock or Company Preferred Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock or Company Preferred Stock owned by Acquiror, if any, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)           Conversion of Company Common Stock and Company Preferred Stock.  In accordance with the Company’s certificate of incorporation, as in effect on the date of this Agreement, each issued and outstanding share of Company Common Stock (other than as set forth in Section 2.7(b) or Section 2.8) shall be converted to the right to receive the Common Per Share Amount and each share of Company Preferred Stock shall be converted into the right to receive the applicable Preferred Per Share Amount.  At the Effective Time, all Shares (including shares of treasury stock) shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each Certificate formerly representing any of such Shares (other than as set forth in Section 2.7(b) or Section 2.8) shall thereafter represent only the right to receive a portion of the Total Merger Consideration as calculated pursuant to this Section 2.7(c).

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Section 2.8.            Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Company capital stock (other than any shares to be canceled pursuant to Section 2.7(b) hereof) outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Section 262 of the Delaware Law (“Dissenting Shares”), if any, shall not be converted into or be exchangeable for the right to receive the applicable Preferred Per Share Amount or Common Per Share Amount, as applicable, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under Delaware Law.  If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the applicable Per Share Amount, if any, to which such holder is entitled in accordance with Section 2.7 hereof, without interest.  The Company shall give Acquiror (i) prompt notice of any demands received by the Company for appraisal of shares pursuant to Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or offer to settle, such demands.

Section 2.9.            Delivery of the Closing Payment Certificate; Calculation of Estimated Merger Consideration and Adjusted Merger Consideration. Not more than ten (10) Business Days (but at least seven (7) Business Days) prior to the Closing Date the Company shall prepare in good faith and deliver to Acquiror a certificate, in form and substance reasonably satisfactory to Acquiror (the “Closing Payment Certificate”), setting forth:

(i)           the Company’s good faith calculation of the Estimated Merger Consideration, the Preferred D Closing Per Share Amount and the Preferred E Closing Per Share Amount, including the estimated calculations of each of (A) the Working Capital Adjustment, and (B) the Company Transaction Expenses, including an accounting thereof;

(ii)           the Company’s good faith estimate of (A) Cash as of the close of business on the day immediately preceding the Closing Date, and (B) Company Debt as of the close of business on the day immediately preceding the Closing Date;

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(iii)           an estimated unaudited balance sheet of the Company as of 11:59 pm on the day immediately preceding the Closing Date;

(iv)           the Capitalization Table;

(v)           the aggregate amount to be delivered to each Securityholder (a) at Closing and (b) the calculations needed to determine the amounts to be delivered to each Securityholder in the event that any of the June 2015 Earn-Out Milestone and/or the December 2015 Earn-Out Milestone is achieved, which shall be in accordance with the liquidation preferences of each series as provided in the Company’s certificate of incorporation in effect immediately prior to Closing;

(vi)           the calculations needed to determine each Securityholder’s Pro-Rata Portion as of the Closing of the Escrow Amount, the Working Capital Escrow Amount and the Securityholder Representative Expense Amount, as reflected in the calculations provided in the Closing Payment Certificate;

(vii)           all of the calculations and documents with respect to any amounts set forth in the Closing Payment Certificate; and

The Company shall deliver an updated Closing Payment Certificate to Acquiror two (2) Business Days prior to the Closing Date, and such Closing Payment Certificate shall constitute the “Closing Payment Certificate” for purposes of all definitions of such term herein.

For purposes hereof, the “Estimated Merger Consideration” means an amount equal to $50,000,000, increased by the good faith estimate by the Company of (1) Cash as of the close of business on the day immediately preceding the Closing Date; and (2) if the Working Capital Adjustment is a positive number - the Working Capital Adjustment; and decreased by (1) the Company Transaction Expenses; (2) if the Working Capital Adjustment is a negative number - the absolute value of the Working Capital Adjustment; and (3) the Company Debt as of the close of business on the day immediately preceding the Closing Date. The Estimated Merger Consideration shall be subject to adjustment as set forth in Section 2.11 hereof, and the Estimated Merger Consideration as finally adjusted pursuant to Section 2.11  hereof shall be the “Adjusted Merger Consideration.”

Section 2.10.          Closing Delivery to Paying Agent and Escrow. On the Closing Date, Acquiror shall deliver to the Paying Agent for delivery to the Securityholders, the Closing Consideration, and shall deliver to the Paying Agent to be placed in escrow pursuant to Section 2.18 and 2.19 of the Agreement, the Escrow Amount, Working Capital Escrow Amount and Securityholder Representative Expense Amount.

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Section 2.11.          Post-Closing Adjustments to Estimated Merger Consideration. (a)  Within ninety (90) days following the Closing Date, Acquiror may cause to be prepared and delivered to the Securityholder Representative a certificate (the “Final Closing Statement”) setting forth Acquiror’s calculation of (i) the Working Capital Adjustment; (ii) the Cash as of the Closing Date; (iii) the Company Debt as of the Closing Date; and (iv) the Company Transaction Expenses.

(b)           During the thirty (30) days after delivery of the Final Closing Statement, Acquiror will make available to the Securityholder Representative and its advisors all records used in preparing the calculations in the Final Closing Statement. If the Securityholder Representative disagrees with any of Acquiror’s calculations set forth in the Final Closing Statement, the Securityholder Representative may, within thirty (30) days after delivery of the Final Closing Statement, deliver a written notice (the “Objection Notice”) to Acquiror disagreeing with such calculations and setting forth the Securityholder Representative’s calculation of such amounts. Any such Objection Notice shall specify in reasonable detail those items and amounts as to which the Securityholder Representative disagrees and the Securityholder Representative shall be deemed to have agreed with all other items and amounts contained in the Final Closing Statement. If the Securityholder

Representative does not deliver an Objection Notice within such thirty (30) day period, then the amounts set forth in the Final Closing Statement shall be deemed to be finally determined as set forth on Acquiror’s calculation thereof.

(c)           If an Objection Notice is delivered pursuant to Section 2.11(b), the Securityholder Representative and Acquiror shall, during the thirty (30) days following such delivery (the “Objection Period”), use their reasonable best efforts to reach agreement on the value of the disputed items or amounts. If, during the Objection Period, the Securityholder Representative and Acquiror are unable to reach such agreement, then such amounts remaining in dispute may be submitted by either Acquiror or the Securityholder Representative within five (5) days following the end of the Objection Period, to an independent accounting firm affiliated with one of the internationally recognized Big-Four accounting firms, mutually agreeable to Acquiror and Securityholder Representative (the “Non-interested Auditors”). The Non-interested Auditors shall act as an arbitrator to determine, based on the provisions of this Section 2.11(c) and the presentations by Acquiror and the Securityholder Representative, and if necessary on independent review, only those issues still in dispute.  The Non-interested Auditors’ determination shall be made within twenty (20) days of the dispute being submitted for their determination, shall be set forth in a written statement delivered to Acquiror and Securityholder Representative and shall be final, non-appealable and binding on the Parties, absent manifest error or fraud.  A judgment of a court of competent jurisdiction may be entered upon the Non-interested Auditors’ determination.  The fees, costs and expenses of the Non-interested Auditors and the administrative costs of the proceeding, including reasonable fees and costs, incurred by the other party to the proceeding, shall be borne by the non-prevailing party. For purposes of this Section 2.11(c), Acquiror shall be deemed to be the non-prevailing party if the Non-interested Auditors award the Securityholder Representative more than fifty percent (50%) of the disputed amount; otherwise the Securityholders, as represented by the Securityholder Representative, shall be deemed to be the non-prevailing party; provided that where the non-prevailing party is the Securityholder Representative, such fees and costs shall be borne by the Securityholders. The date on which the Final Closing Statement is deemed to be finally determined pursuant to Section 2.11(b) or on which any dispute with respect to the Final Closing Statement is finally resolved shall be the “Final Resolution Date.”

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Section 2.12.          Post-Closing Adjustment Payment. (a) The “Adjustment Amount” shall be an amount (which may be expressed as a positive or negative number) equal to the sum of (i) an amount (expressed as a positive or negative number) equal to the Working Capital Adjustment as finally determined pursuant to Section 2.11 minus the Working Capital Adjustment set forth in the Closing Payment Certificate; minus (ii) the amount (expressed as a positive or negative number) equal to the Company Transaction Expenses as finally determined pursuant to Section 2.11 minus the Company Transaction Expenses set forth in the Closing Payment Certificate; plus (iii) the amount (expressed as a positive or negative number) equal to the Cash as finally determined pursuant to Section 2.11 minus the Cash set forth in the Closing Payment Certificate; minus (iv) the amount (expressed as a positive or negative number) equal to the Company Debt as finally determined pursuant to Section 2.11 minus the Company Debt set forth in the Closing Payment Certificate.

(b)           If the Adjustment Amount, as finally determined pursuant to this Section 2.12, is a negative number, the Escrow Agent shall, within five (5) Business Days after the Final Resolution Date, deliver to Acquiror from the Working Capital Escrow Amount and, to the extent insufficient, from the Escrow Amount, a bank check, or wire transfer of immediately available funds to the account designated by Acquiror, in an aggregate amount equal to the Adjustment Amount.  For the avoidance of doubt, no basket, threshold, cap, escrow or any other limitation shall apply to the adjustments in this Section 2.12.

(c)           If the Adjustment Amount, as finally determined pursuant to this Section 2.12, is a positive number, Acquiror shall, within five (5) Business Days after the Final Resolution Date, (i) deliver to the Paying Agent for distribution to the Securityholders in accordance with the Closing Payment Certificate, a wire transfer of immediately available funds in an aggregate amount equal to the Adjustment Amount and (ii) instruct the Escrow Agent to release to the Paying Agent the Working Capital Escrow Amount for distribution to the Securityholders in accordance with the Closing Payment Certificate.

(d)           If the Adjustment Amount, as finally determined pursuant to this Section 2.12, is a negative number but the absolute value of such negative number is less than the Working Capital Escrow Amount, Acquiror shall, within five (5) Business Days after the Final Resolution Date, instruct the Escrow Agent to release to the Paying Agent for distribution to the Securityholders in accordance with the Closing Payment Certificate, a wire transfer of immediately available funds in an aggregate amount equal to the Working Capital Escrow Amount minus the absolute value of the Adjustment Amount.

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(e)           Any post-closing adjustment payments made under this Section 2.12 shall be treated as adjustments to the Estimated Merger Consideration for all Tax purposes.

Section 2.13.          Additional Consideration Earn-Out.  In addition to the Adjusted Merger Consideration, Acquiror shall deliver to the Paying Agent for distribution to the Securityholders in accordance with the Closing Payment Certificate certain contingent consideration as follows:

(i)           if during the twelve months ending June 30, 2015, the Earn-Out Revenue is greater than $35,000,000 (the “June 2015 Earn-Out Milestone”), Acquiror shall deliver to the Paying Agent for delivery to the Securityholders a cash amount equal to the product of (x) $5.00 and (y) (a) the lesser of (i) $45,000,000 and (ii) the Earn-Out Revenue, minus (b) $35,000,000, rounded to the nearest cent (the “June 2015 Earn-Out Amount”); for the avoidance of any doubt, in no event shall the June 2015 Earn-Out Amount exceed $50,000,000;

(ii)           if during the six months ending December 31, 2015, the Earn-Out Revenue is greater than $25,000,000 (the “December 2015 Earn-Out Milestone”), Acquiror shall deliver to the Paying Agent for delivery to the Securityholders a cash amount equal to the product of (x) $5.00 and (y) (a) the lesser of (i) $31,000,000 and (ii) the Earn-Out Revenue, minus (b) $25,000,000, rounded to the nearest cent (the “December 2015 Earn-Out Amount”, and, together with the June 2015 Earn-Out Amount, the “Earn-Out Amounts”); for the avoidance of any doubt, in no event shall the December 2015 Earn-Out Amount exceed $30,000,000; and

(iii)           following the conclusion of each fiscal quarter following the Closing, and in any event no later than the date on which Acquiror shall publicly announce earnings for such quarter, Acquiror shall provide to the Securityholder Representative, for distribution to the Securityholders, an accounting of the Earn-Out Revenue generated in such prior quarter.

(b)           Payment Procedures.  Acquiror shall deliver to the Securityholder Representative written notices stating whether the Earn-Out Amounts had been earned and the calculation thereof (each, an “Earn-Out Notice”) by September 30, 2015, with respect to the June 2015 Earn-Out Amount, and by March 31, 2016, with respect to the December 2015 Earn-Out Amount.  During the Earn-Out Objection Period, Acquiror shall afford to the Securityholder Representative and its Representatives, reasonable access (including electronic access) during normal business hours and upon reasonable notice, to the books of account and records used by Acquiror to prepare the Earn-Out Amounts set forth in the Earn-Out Notices for purposes of the Securityholder Representative verifying the calculation of the applicable Earn-Out Amount. If Acquiror receives written confirmation from the Securityholder Representative that it agrees with the applicable Earn-Out Amount set forth in the Earn-Out Notice (an “Earn-Out Confirmation”), Acquiror shall, within five (5) Business Days following its receipt of the Earn-Out Confirmation, deliver to the Paying Agent the Earn-Out Amount set forth in the Earn-Out Notice to be distributed to the Securityholders in accordance with the Closing Payment Certificate.

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Section 2.14.          Limitations On Achievement of Earn-Out.

(a)           Earn-Out Amounts.  The amounts and dates specified in Section 2.13 with respect to the Earn-Out Amounts have been negotiated by the parties hereto and, as a result, the achievement of the applicable targets by the specified dates is material to Acquiror’s agreement to pay the Earn-Out Amounts and therefore the parties understand and agree that the Earn-Out Amounts shall not be deemed earned if the specified time or amount is not achieved, even if such time or amount is not met by an immaterial amount.

(b)           Facilitation of Achievement of the Earn-Out Amounts.  The parties hereto acknowledge, understand and agree that, after the Closing (i) Acquiror and Sub will have complete control and sole and absolute discretion with respect to decisions concerning the Surviving Corporation without regard to the interests or advice of the Securityholder Representative or the Securityholders, provided, however, that following the Effective Time, Acquiror shall act in accordance with any covenant of good faith and fair dealing or similar covenant required by Law (i.e., shall not act in bad faith for the sole purpose of reducing or avoiding the payment of the Earn-Out Amount), (ii) neither Acquiror nor the Surviving Corporation are prohibited pursuant to this Agreement from researching, developing, manufacturing, marketing or selling other products that may compete with or reduce the sales of the Company Products covered under the Earn-Out Amounts pursuant to Section 2.6, (iii) Acquiror does not have a duty to commercially exploit or continue the sale of the Company Products or to exert any level of efforts in marketing the Surviving Corporation or its products or projects, rather the personnel of Acquiror and the Surviving Corporation are only required to take actions in connection with the commercial exploitation of the Surviving Corporation and the Company Products that such personnel believe in good faith to be in the best interests of Acquiror and the Surviving Corporation, (iv) the employees of the Company will be working for the best interest of Acquiror and the Surviving Corporation, and (v) such control and discretion by Acquiror and the Surviving Corporation over the Surviving Corporation and the Company Products could have a material adverse effect upon the Earn-Out Amounts that could be earned under Section 2.6 and could result in no amounts whatsoever being distributed thereunder.

(c)           Dispute Resolution Procedures.  In the event the Securityholder Representative objects to any Earn-Out Amount set forth in any Earn-Out Notice, the Securityholder Representative must deliver to Acquiror within twenty (20) Business Days of the date of the applicable Earn-Out Notice (the “Earn-Out Objection Period”) a written notice setting forth the basis for such objections (the “Earn-Out Objection Notice”). If Acquiror does not receive an Earn-Out Objection Notice by the end of the Earn-Out Objection Period, Acquiror shall, within five (5) Business Days following last day of the Earn-Out Objection Period, deliver to the Paying Agent the applicable Earn-Out Amount set forth in the applicable Earn-Out Notice to be distributed to the Securityholders in accordance with the Closing Payment Certificate.

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(i)           If Acquiror agrees to an Earn-Out Amount as set forth in any Earn-Out Objection Notice, Acquiror shall, within five (5) Business Days of reaching such agreement, deliver to the Paying Agent the applicable agreed Earn-Out Amount to be distributed in accordance with the Closing Payment Certificate.

(ii)           If no such agreement is reached after good faith negotiations, either party may pursue its claims in accordance with applicable Law and the terms hereof.

(iii)           The rights, duties, responsibilities, obligations and limitations of liability of the Securityholder Representative shall be as set forth in Section 2.17.

(iv)           No right or interest in the Earn-Out Amounts or proceeds from the Earn-Out Amounts may be assigned or otherwise transferred by any Stockholder.

(v)            The Securityholder Representative shall be prohibited from asserting in an Earn-Out Objection Notice, any facts, circumstances, actions, inactions or other items that the Securityholder Representative was aware of and which they believed constituted, or reasonably could constitute, a breach of Acquiror’s obligations under Section 2.6 or Section 2.14, unless the Securityholder Representative shall have notified Acquiror in writing within fifteen (15) Business Days of the Securityholder Representative’s discovery of such facts, circumstances, actions, inactions or other items.

(d)           No waiver by any party of any term or condition of Section 2.13 or Section 2.14, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of Section 2.13 or Section 2.14 on any future occasion.  Acquiror may, in its sole and absolute discretion, take actions that exceed its obligations under Section 2.13 or Section 2.14.  No such action shall be deemed to alter or amend Acquiror’s obligations under Section 2.13 or Section 2.14, the Securityholders shall not be entitled to rely upon any such actions and Acquiror may terminate any such action at any time.

Section 2.15.           Actions by Paying Agent.

(a)           Exchange Procedures.  As soon as practicable following the Closing, but in any event, within five (5) Business Days following the later of (i) the Closing and (ii) receipt from the Company of the Closing Payment Certificate,

Acquiror shall mail to each Stockholder and holder of Company Warrants a letter of transmittal in a form reasonably acceptable to Company (the “Letter of Transmittal”). As soon as practicable following the receipt thereof, each Stockholder and holder of Company Warrants shall deliver to the Paying Agent for delivery to Acquiror all certificates (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented any shares of Company Common Stock or Company Preferred Stock (each, a “Certificate”) and/or Company Warrants it has representing the Shares for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions provided by Acquiror (and such other customary documents as may reasonably be required by Acquiror) or an affidavit of any lost Certificate or Company Warrant as contemplated in Section 2.15, if the Certificate or Company Warrant has been lost, stolen or destroyed.  The holder of such Certificate or Company Warrant shall be entitled to receive from the Paying Agent in exchange therefor the respective cash amount as set forth in the Closing Payment Certificate, and the Certificates and Company Warrants so surrendered shall forthwith be canceled.  Until surrendered as contemplated by this Section 2.15(a), each Certificate and Company Warrant shall be deemed at any time after the Effective Time to represent only the right to receive the portion of the Total Merger Consideration to which such holder is entitled pursuant to Section 2.15 without interest.  The Paying Agent shall pay or distribute to each Stockholder and holder of Company Warrants, within five (5) Business Days of receipt of the properly executed Letter of Transmittal and surrendered Certificates and Company Warrants (or affidavit of any lost Certificate or Company Warrant), the cash that such Securityholder is entitled to as set forth in this subsection.

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(b)           Payment of Earn-Out Amounts.  As soon as practicable after receiving from Acquiror any Earn-Out Amount to be distributed to the Securityholders, but in any event, within five (5) Business Days following receipt thereof, the Paying Agent shall distribute any such Earn-Out Amount in accordance with the Closing Payment Certificate.

(c)           Transfer Books; No Further Ownership Rights in Shares. The amount in cash delivered in accordance with the provisions of this Agreement upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock and Company Preferred Stock previously represented by such Certificates, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock and Company Preferred Stock that were outstanding immediately prior to the Effective Time.  From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law.

(d)           Lost, Stolen or Destroyed Certificates or Company Warrants.  If any Certificate or Company Warrant shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate or Company Warrant to be lost, stolen or destroyed and, if required by Acquiror, the written agreement by such Person to indemnify Acquiror and the Surviving Corporation against any claim that may be made against any of them with respect to such Certificate or Company Warrant, to which such holder would become entitled to receive from the Paying Agent the consideration due to it under  this Agreement.

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(e)           No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto or the Surviving Corporation shall be liable to any Person in respect of any cash consideration required to be delivered and delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)           Withholding Taxes.  Acquiror shall be entitled to deduct and withhold or cause to be deducted and withheld from the consideration otherwise payable to a holder of Company Stock and Company Warrants pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law.  To the extent amounts are so withheld and paid over to the appropriate taxing authority, Acquiror shall be treated as though it withheld or caused to be withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of Company Stock and Company Warrants in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the Company Stock or Company Warrants.

Section 2.16.          Company Stock Options; Company Warrants.

(a)           Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)             make such changes to the Company Stock Plan as Acquiror and the Company may agree are appropriate to give effect to the Merger; and

(ii)           adjust the terms of all outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plan (“Company Stock Options”), whether vested or unvested, and the terms of any warrant to purchase Shares (“Company Warrants”), as necessary to provide that, at the Effective Time:

(1)           each Company Stock Option (whether vested or unvested) outstanding immediately prior to the Closing Date shall be cancelled and extinguished without any cash payment being made in respect thereof; and

(2)           each Company Warrant that is unexpired, unexercised and outstanding immediately prior to the Closing Date shall be cancelled and extinguished.  If the exercise price per share of any Company Warrant, as applicable, is equal to or greater than the applicable Preferred Per Share Amount, such Company Warrant shall be cancelled without any cash payment being made in respect thereof.

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(b)           At the Effective Time, the Company Stock Plan shall be terminated.

(c)           As soon as reasonably practicable after the execution of this Agreement, the Company shall prepare, with the full cooperation of Acquiror, the Information Statement for the Stockholders of the Company to approve this Agreement and the transactions contemplated hereby.  Acquiror and the Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements.  Each of Acquiror and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Information Statement.  The Company will promptly advise Acquiror, and Acquiror will promptly advise the Company, in writing if at any time prior to the Closing either the Company or Acquiror, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.  The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Stockholders approve this Agreement and the conclusion of the Board of Directors that the terms and conditions of this Agreement are advisable and fair and reasonable to, and in the best interests of, the Stockholders.  Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

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Section 2.17.          Securityholder Representative. For purposes of this Agreement, the Securityholders without any further action on the part of any such parties, shall be deemed to have consented to the appointment of the Securityholder Representative, as the attorney-in-fact for and on behalf of each such Securityholder, and the taking by the Securityholder Representative of any and all actions and the making of any decisions required or permitted to be taken by the Securityholder Representative under this Agreement, including the exercise of the power to (a) prepare, execute and deliver any document, certificate or other instrument required to be delivered by or on behalf of the Securityholders pursuant to this Agreement or the Escrow Agreements and any amendments hereto and thereto, (b) authorize delivery to Acquiror of the Escrow Amount and the Working Capital Escrow Amount, or any portion thereof, in satisfaction of Indemnification Claims and payment of any Adjustment Amount due, respectively, (c) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to Indemnification Claims and disputes relating to the Earn-Out, and pursue remedies and Actions in connection with any alleged breach of this Agreement, (d) resolve any Indemnification Claims, (e) make and settle determinations and calculations with respect to distributions and allocations of the Total Merger Consideration and any portion thereof, including, the Working Capital Adjustment, the Earn-Out Amounts, the Escrow Amount, the Working Capital Adjustment Amount and the Securityholder Representative Expense Amount, (f) give and receive notices and communications hereunder, and (g) take all actions necessary in the judgment of the Securityholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreements or that are specifically mandated by the terms of this Agreement or the Securityholder Representative Engagement Agreement. Accordingly, Securityholder Representative has unlimited authority and power to act on behalf of each Securityholder with respect to this Agreement and the Escrow Agreements and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement or the Escrow Agreements. Securityholders will be bound by all actions taken by Securityholder Representative in connection with this Agreement or the Escrow Agreements, and Acquiror and the Surviving Corporation shall be entitled to rely on any action or decision of Securityholder Representative. Securityholder Representative will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreements, Securityholder Representative may rely on the advice of counsel, and Securityholder Representative will not be liable to the Securityholders for anything done, omitted or suffered in good faith by Securityholder Representative based on such advice. The Securityholders shall, severally (on the basis of each Securityholder’s Pro-Rata Portion at the time the claim shall be made) and not jointly, indemnify, defend and hold harmless the Securityholder Representative and its successors and assigns from and against any and all suits, actions, causes of action, losses, liabilities, damages, claims, penalties, fines, forfeitures, fees, costs and expenses (including reasonable attorneys’ fees and court costs and fees and expenses of counsel and experts and all expenses of document location, duplication and shipment) in an amount not to exceed the amount of Total Merger Consideration actually received by each Securityholder (collectively, “Securityholder Representative Losses”) actually incurred in connection with any actions taken or omitted to be taken by the Securityholder Representative pursuant to the terms of this Agreement, in each case as such Securityholder Representative Loss is incurred; provided that in the event it is finally adjudicated that a Securityholder Representative Loss or any portion thereof was primarily caused by the willful misconduct, bad faith or gross negligence of the Securityholder Representative, the Securityholder Representative will reimburse the Securityholders the amount of such indemnified Securityholder Representative Loss attributable to such willful misconduct, bad faith or gross negligence.  Any Securityholder Representative Losses actually suffered or incurred may be recovered by the Securityholder Representative only in the following order: (i) first, from the Securityholder Representative Expense Amount, (ii) second, from the amounts in the Escrow Amount otherwise distributable to the Securityholders pursuant to the terms hereof and the Indemnity Escrow Agreement; (iii) third, from any Earn-out Amounts at such time as any such amounts would otherwise be distributable to the Securityholders; and (iv) last, directly from the Securityholders, in which case indemnification for Securityholder Representative’s Losses actually suffered or incurred shall be limited to each Securityholder’s Pro-Rata Portion thereof; provided, that while this section allows the Securityholder Representative to be paid from Securityholder Representative Expense Amount, the Escrow Amount, and the Earn-out Amounts, this does not relieve the Securityholders from their obligation to promptly pay such Securityholder Representative Losses as they are suffered or incurred, nor does it prevent the Securityholder Representative from seeking any remedies available to it at law or otherwise.  In no event will the Securityholder Representative be required to advance its own funds on behalf of the Securityholders or otherwise, and the Securityholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Securityholders who have contributed at least 60% of the Escrow Amount can appoint a new Securityholder Representative by sending notice and a copy of the duly executed written consent appointing such new Securityholder Representative to the Securityholder Representative, Acquiror and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Acquiror, Sub (or, if after the Effective Time, the Surviving Corporation) and the Escrow Agent. No bond shall be required of the Securityholder Representative, and the Securityholder Representative shall receive no compensation for its services, other than from the Securityholder Representative Expense Amount or as set forth in the Securityholder Representative Engagement Agreement. Solely as between the Securityholders, the engagement of the Securityholder Representative is made pursuant to the terms of the Engagement Agreement to be entered with the Securityholder Representative. The Securityholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Securityholder Representative or the termination of this Agreement.

The approval of this Agreement by the requisite vote or written consent of Stockholders shall also be deemed to constitute approval of all arrangements relating to the transactions contemplated hereby and to the provisions hereof and of the applicable Ancillary Agreements binding upon the Stockholders, including Article VII hereof.

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Section 2.18.          Securityholder Representative Expense Amount.  A portion of the Estimated Merger Consideration otherwise payable to the Securityholders equal to the Securityholder Representative Expense Amount, shall not be paid at the Effective Time to the Securityholders, but shall instead be deposited with the Escrow Agent to be held in a segregated client account and used by the Securityholder Representative for the direct payment of, or reimbursement of the Securityholder Representative for, third party expenses incurred by the Securityholder Representative in performing its duties pursuant to this Agreement.  The portion of the Estimated Merger Consideration to be contributed on behalf of each Securityholder hereunder to the Securityholder Representative Expense Amount shall be based on the Securityholder’s Pro-Rata Portion.  The Escrow Agent shall hold the Securityholder Representative Expense Amount in its possession until requested from time to time by written notice from the Securityholder Representative to the Escrow Agent to make distributions from the Securityholder Representative Expense Amount as reimbursement for any amounts incurred by or otherwise owing to the Securityholder Representative (which request shall be accompanied by proper invoices or receipts).  The Securityholder Representative Expense Amount is solely for the use by the Securityholder Representative to pay any costs, fees and other expenses related to the performance by the Securityholder Representative of its duties and obligations hereunder, and the Securityholder Representative will not use the Securityholder Representative Expense Amount for its operating expenses or any other corporate purposes. The Securityholder Representative Expense Amount shall in no manner affect or impact the amount of the Escrow Amount. In the event that the Securityholder Representative has not used or the entire Securityholder Representative Expense Amount at such time as the termination of the Escrow Period (as defined in the Indemnity Escrow Agreement, or such later time upon which outstanding claims for indemnification hereunder are deemed resolved), any remaining amount shall be delivered by the Escrow Agent to the Paying Agent for distribution to the Securityholders in accordance with their respective Securityholder’s Pro-Rata Portion. If the Securityholder Representative Expense Amount shall be insufficient to reimburse the Securityholder Representative’s expenses in accordance with this Agreement, then the Securityholder Representative shall have the ability to recover amounts from any portion of the Escrow Amount when released.  Following termination of the Escrow Period, if the Securityholder Representative Expense Amount is insufficient to reimburse the Securityholder Representative’s expenses in accordance with this Agreement, then upon written request of the Securityholder Representative, each Securityholder shall make a payment of its respective share of such additional expenses to the Securityholder Representative, based on such Securityholder’s Pro-Rata Portion; provided, however, that any additional payment by each Securityholder shall not impact any of the obligations of each Securityholder pursuant to ARTICLE VII.  No Indemnifying Party nor Indemnified Party shall have any right, title or interest to the Securityholder Representative Expense Amount and shall not make any claims against the Securityholder Representative Expense Amount under this Agreement or otherwise.

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Section 2.19.          Escrow.

(a)           On the Closing Date, the Acquiror shall deposit the Escrow Amount with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of this Section 2.19, Article VII hereof and the Indemnity Escrow Agreement in order to satisfy claims pursuant to Article VII hereof.

(b)           On the Closing Date, the Acquiror shall deposit the Working Capital Escrow Amount with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of this Section 2.19, Section 2.12(b) and the Working Capital Escrow Agreement in order to settle payment of the Adjustment Amount pursuant to Section 2.12(b).

(c)           Each Securityholder’s portion of the Escrow Amount and the Working Capital Escrow Amount at the time of the Closing shall be equal to the Securityholder’s Pro-Rata Portion at the time of the Closing and shall be set forth in the Closing Payment Certificate.  If following the Closing further distributions of consideration are made to the Securityholders under this Agreement which would have the effect of changing any Securityholder’s Pro-Rata Portion, Acquiror shall withhold an appropriate portion of a distribution going to a Securityholder whose Securityholder’s Pro-Rata Portion increased with such distribution and shall deposit such amount as additional Escrow Amount and simultaneously shall authorize the Escrow Agent to release an appropriate portion of the existing Escrow Amount to those Securityholders whose Securityholder’s Pro-Rata Portion decreased with such distribution.  Acquiror and the Securityholder Representative shall work together in good faith to make and agree upon the required calculations to effectuate the foregoing.

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ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the Company Disclosure Schedules prepared by the Company and delivered to the Acquiror concurrently with the parties’ execution of this Agreement (the “Company Disclosure Schedules”), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to the Acquiror and Sub under the specific section of this Article III referenced by such disclosure (provided, however, that to the extent it is readily apparent on the face of such exception that any such exception would qualify any other section or subsection of a representation or warranty in this Agreement, such exception shall be deemed disclosed and incorporated into such other section or subsection of the Company Disclosure Schedules applicable to such section or subsection), the Company hereby represents and warrants to Acquiror and Sub as follows:

Section 3.1.            Organization and Qualification.  Each of the Company and its Subsidiaries is (i) a duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed to be conducted, and (ii) duly qualified or licensed as a foreign company to do business, and is in good standing, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for any failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.2.            Company Subsidiaries.

(a)            Section 3.2(a) of the Company Disclosure Schedules sets forth the name of each Subsidiary of the Company, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business or is registered for Taxes of any kind, the number of shares of its authorized capital stock and the number and class of shares thereof duly issued and outstanding.  Except for the Subsidiaries listed in Section 3.2(a) of the Company Disclosure Schedules, the Company does not have any Subsidiaries, and the Company does not own or control, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, or have any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any Person.

(b)           All outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, excluding rights of the Company and such Subsidiaries, not subject to preemptive rights created by statute, the certificate of incorporation or bylaws or equivalent organizational documents of such Subsidiary, or any agreement to which such Subsidiary is a party or by which it is bound, and have been offered, issued and sold in compliance with all applicable Law.  All of the outstanding shares of capital stock of, or other securities or ownership interests in, each Subsidiary of the Company are owned of record and beneficially by the Company free and clear of any and all Encumbrances or any third party right.

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Section 3.3.            Authority.

(a)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company’s board of directors as of the date hereof, and as of the Closing Date, all requisite corporate action of the Company shall have been taken. This Agreement and the Escrow Agreements have been duly executed and delivered by the Company.  Assuming the due authorization, execution and delivery of this Agreement and the Escrow Agreements by the other parties hereto and thereto, this Agreement and the Escrow Agreements constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)           The Board of Directors of the Company, at a meeting thereof duly called and held on June 29, 2014 or by unanimous written consent, (i) unanimously determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and its Stockholders and (ii) resolved to recommend that the Company’s Stockholders approve and adopt this Agreement and the Merger.  The consummation of the Merger, including but not limited to the payout of the consideration to Securityholders in accordance with the terms of this Agreement, is subject to obtaining the approvals of the Company’s stockholders as required by the Company’s certificate of incorporation (which requires the approval of the holders of not less than a majority of the outstanding shares of Company Preferred Stock, voting or consenting together as a single class on an as-converted to Company Common Stock basis) and as required by applicable Law, and no other Company approvals or Company corporate proceedings are necessary to authorize the execution and delivery of this Agreement or any Ancillary Agreements or to consummate the transactions contemplated hereby or thereby.

Section 3.4.            No Conflict; Required Filings and Consents.

(a)           The execution, delivery and performance by the Company of this Agreement and the Escrow Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not:

(i)            conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries;

(ii)           conflict with or violate any Law of the United States or any other jurisdiction in which the Company or any of its Subsidiaries conducts operations which is applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected;

(iii)          conflict with any order of any Governmental Authority which is applicable to the Company or any of its Subsidiaries as of the date of this Agreement;

(iv)          conflict with, result in any breach of, constitute a default (or an event that, without notice or with lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others any rights of termination, acceleration or cancellation of any rights, give rise to any right of any Person to receive any payment as a result of the consummation of the transactions contemplated hereby, or result in any other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, are not material; or

(v)           result in the creation or imposition of any Encumbrance on any material asset of the Company or any of its Subsidiaries.

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(b)           Neither the Company nor any of its Subsidiaries is required to file, provide, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and the Escrow Agreements or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company or any of its Subsidiaries, except (i) for the filing of the Certificate of Merger with the Delaware Secretary of State and (ii) as set forth on Schedule 3.4(b) of the Company Disclosure Schedules.

(c)           The Company has at all times complied with any applicable provisions in the Company's Contracts relating to right of first offer, right of first refusal or no shop in connection with (i) this Agreement or the transactions contemplated hereby, and (ii) any discussions or negotiations with Acquiror.

Section 3.5.            Capitalization.

(a)           The authorized capital of the Company consists of (i) 380,000,000 shares of Company Common Stock, of which, as of the date hereof, (A) 22,114,325 shares are issued and outstanding, and (B) 322,692,142 shares are reserved for issuance upon exercise, exchange or conversion of outstanding shares of Company Preferred Stock and Options; and (ii) 253,934,918 shares of Preferred Stock, par value $0.001 per share, (A) 15,951,250 of which are designated Series A Preferred Stock, of which, as of the date hereof, 15,750,000 shares are issued and outstanding, (B) 16,780,813 of which are designated Series B Preferred Stock, of which, as of the date hereof, 16,547,000 shares are issued and outstanding, (C) 115,600,000 of which are designated Series C Preferred Stock, of which, as of the date hereof, 109,800,723 shares are issued and outstanding, (D) 78,167,855 of which are designated Series D Preferred Stock, of which, as of the date hereof, 76,796,488 shares are issued and outstanding, and (E) 27,435,000 of which are designated Series E Preferred Stock, of which, as of the date hereof, 27,289,145 shares are issued and outstanding.  All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, are fully paid and nonassessable and were offered, sold and issued in material compliance with all applicable federal and state securities Laws and without violating any contractual obligation or any other preemptive or similar rights.

(b)           As of the date hereof, the Company has reserved 76,715,879 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Stock Plan.  Options to purchase  49,420,652 shares have been granted and are outstanding and unexercised as of the date hereof, and, subject to the terms of the this Agreement, as of the date hereof, 15,019,094 shares of Company Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Company Stock Plan.

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(c)           Except as set forth in (b) and (f) hereof, no shares of capital stock or other securities or ownership interests of the Company are issued or reserved for issuance.  Except for outstanding Options issued pursuant to the Company Stock Plan, Company Warrants and the conversion of Company Preferred Stock, there are no outstanding securities of the Company or any of its Subsidiaries convertible into or exchangeable for Shares  or other securities or ownership interest in the Company or any of its Subsidiaries and there are no outstanding options, stock appreciation rights, phantom stock, convertible loans, warrants, rights to receive shares of Company Common Stock or any other capital stock of the Company or capital stock of any Subsidiary of the Company on a deferred basis (including conversion or preemptive rights and rights of first refusal or similar rights), other rights that are linked to the value of Shares granted under the Company Stock Plan or otherwise by the

Company or any of its Subsidiaries, or any other agreements, orally or in writing, for the purchase or acquisition from the Company or any of its Subsidiaries of any shares of capital stock of the Company or any of its Subsidiaries.  There are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to directly or indirectly make any investment in any other Person.  All of the foregoing obligations to repurchase, redeem or otherwise acquire such capital stock in connection with this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly released upon the Closing.

(d)           Except pursuant to the Voting and Joinder Agreement, there are no agreements or understandings in effect with respect to the voting of any of the capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, and, to the Company’s Knowledge, there are no proxies providing for such a voting arrangement.

(e)           All of the outstanding shares of capital stock of, or other securities or ownership interests in, each Subsidiary of the Company, are owned by the Company, directly or indirectly, free and clear of any Encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than those imposed by applicable Law.  All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal, state or foreign securities laws and without violating any contractual obligation or any other preemptive or similar rights.

(f)            Schedule 3.5 of the Company Disclosure Schedules sets forth a spreadsheet (the “Capitalization Table”), which includes: (a) all holders of Shares and their respective addresses and identification numbers, indicating whether or not each such holder is an employee of the Company, the number of Company Shares held by such person (including whether such Company Shares are Company Common Stock, Series A Preferred Stock of the Company, Series B Preferred Stock of the Company, Series C Preferred Stock of the Company, Series D Preferred Stock of the Company or Series E Preferred Stock of the Company) and the respective certificate numbers; (b) all holders of Options and their respective addresses and identification numbers, whether or not each such holder is an employee of the Company, the number of Company Common Shares issuable upon the exercise of each Option, the grant date of each Option, the date of expiration of each Option, the vesting arrangement and vesting status with respect to each Option, including the extent vested as of the date hereof and whether the vesting of such Option is subject to acceleration as a result of the transactions contemplated by this Agreement and the Escrow Agreements or otherwise, and the exercise price with respect to each Option; and (c) all holders of Company Warrants and their respective addresses and identification numbers, the number and class of Company Preferred Stock issuable upon the exercise of each Company Warrant, the grant date of each Company Warrant, the date of expiration of each Company Warrant and the exercise price with respect to each Company Warrant.

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(g)           There are no outstanding contractual obligations of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries is or could be required to register any of its securities under the Securities Act.

(h)           Except for restrictions imposed by applicable securities laws, there are no restrictions of any kind imposed by or through the Company on the transfer of any of the outstanding shares of capital stock of the Company or its Subsidiaries.

Section 3.6.            Equity Interests.  Neither the Company nor any of its Subsidiaries directly or indirectly (a) owns any equity, partnership, joint venture, limited liability membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, joint venture, limited liability membership or similar interest in, any Person or (b) Controls any Person.

Section 3.7.            Financial Statements.

(a)           Copies of the unaudited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2013 and of the unaudited consolidated financial statements of the Company and its Subsidiaries as at March 31, 2014 (the “Financial Statements”) are each attached hereto as Schedule 3.7(a) of the Company Disclosure Schedules.  The

Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) are in accordance in all material respects with the books and records of the Company, which have been maintained in a manner consistent with historical practice, and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

(b)           Except as set forth in the Financial Statements there are no off-balance sheet transactions, arrangements or other relationships to which the Company is a party, including, without limitation, between the Company or any of its Subsidiaries and any Stockholder, any Affiliate of a Stockholder or any unconsolidated Person in which such Stockholder or any such Affiliate has any direct or indirect interest, including any structured finance, special purpose or limited purpose entity.

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(c)           The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Neither the Company, any of its Subsidiaries nor the Company’s independent auditors, nor, to the Company’s Knowledge, any current or former employee or director of the Company or any of its Subsidiaries, has identified or been made aware of any fraud, whether or not material, that involves Company’s management or other current or former employees, directors of the Company or any of its Subsidiaries, or any claim or allegation regarding any of the foregoing.

(d)           To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Law, by the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any contractor, subcontractor or agent of the Company or any of its Subsidiaries, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment under circumstances that violate 18 U.S.C. §1514A(a).

(e)           There is no indebtedness for borrowed money or Capitalized Lease Obligations of the Company or any of its Subsidiaries that is not shown on the Financial Statements.  There are no liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company or any of its Subsidiaries other than liabilities or obligations (i) reflected or reserved against on the Balance Sheet or in the notes thereto, (ii) for transaction costs incurred in connection with this Agreement that constitute Company Transaction Expenses or (iii) arising in the Ordinary Course of Business since December 31, 2013 that would not, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect.

(f)            Neither the Company nor any of its Subsidiaries is or has engaged, nor, to the Knowledge of the Company, is or has any officer, director, employee or agent of the Company or any of its Subsidiaries engaged, in any act or practice that would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.  There is not now, and there has never been, any employment by the Company or any of its Subsidiaries of, or beneficial ownership in the Company or any of its Subsidiaries by, any governmental or political officer in any country in the world.

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Section 3.8.           Absence of Certain Changes or Events.  Since December 31, 2013 and through the date of this Agreement, there has not been, with respect to the Company or any of its Subsidiaries:

(a)           any material damage, destruction or loss with respect to properties or assets;

(b)           any satisfaction or discharge of any Encumbrance, except in the Ordinary Course of Business;

(c)           other than issuances pursuant to the Company Stock Plan, any issuance of any share of capital stock, warrant, bond or other security or equity interest or any security or instrument directly or indirectly convertible into or exchangeable or exercisable for any of the foregoing;

(d)           any material change to a Material Contract by which the Company or any of its assets is bound or subject;

(e)           any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries (other than such grants that do not exceed $100,000 in the aggregate); (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements covering any director, officer or employee of the Company or any of its Subsidiaries (other than in the Ordinary Course of Business to employees of the Company or any of its Subsidiaries who are not directors); (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, or employee of the Company or any of its Subsidiaries, other than any such agreement with a new hire that is for no more than $100,000 per annum and is entered into in the Ordinary Course of Business; (iv) establishment, adoption or amendment (except as required by applicable Law) of any collective bargaining agreement or Employee Plan or other bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director or officer of the Company or any of its Subsidiaries; or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than increases in the Ordinary Course of Business to employees of the Company or any of its Subsidiaries who are not directors or officers of the Company or any of its Subsidiaries;

(f)            any sale or assignment by the Company or any of its Subsidiaries of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries;

(g)           any Encumbrance created by the Company or any of its Subsidiaries with respect to any of its properties or assets, except for Permitted Encumbrances;

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(h)           any loss, abandonment or lapse of any rights protecting any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, other than those licenses which have terminated in accordance with their terms;

(i)             any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money or Capitalized Lease Obligations, or the making by the Company or any of its Subsidiaries of any loans, advances or capital contributions to, or investments in, any Person other than (x) loans, advance or capital contributions to the Company’s wholly owned Subsidiaries, and (y) travel and other business-related advances made in the Ordinary Course of Business made by the Company or any of its Subsidiaries to or for the benefit of their employees, officers or directors;

(j)             any creation or incurrence of a material liability, or the entry into any material transaction, Contract or commitment, other than such items created or incurred in the Ordinary Course of Business;

(k)            any change in the Company’s policies with respect to the payment of accounts payable or other current liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable;

(l)            any declaration, setting aside or payment of any dividend or any other actual, constructive or deemed distribution (whether in cash, stock or property) in respect of any shares of capital stock of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or any of its Subsidiaries, or any other payments to stockholders of the Company in their capacity as such;

(m)           any other event or condition of any character that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)           any waiver by the Company or any of its Subsidiaries of a material right or of any indebtedness owed to it, whether or not in the Ordinary Course of Business;

(o)           any adoption of, or any proposal submitted to the Stockholders or the Board of Directors of the Company to amend, the certificate of incorporation or bylaws or similar constituent documents of the Company or any of its Subsidiaries;

(p)           any adoption by the Company or any of its Subsidiaries of a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than this Agreement, or any acquisition by the Company or any of its Subsidiaries of a material amount of stock or assets of any other Person;

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(q)           any sale, lease or other transfer by the Company or any of its Subsidiaries of any material amount of assets, securities or property;

(r)            any license agreement other than those entered into in the Ordinary Course of Business providing for a license of any Intellectual Property to or from the Company or any of its Subsidiaries on a non-exclusive basis;

(s)           any split, combination, subdivision or reclassification of any shares of capital stock or other equity securities of the Company or any of its Subsidiaries;

(t)            any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

(u)           any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries (including any change in fiscal year), except for any such change required by GAAP;

(v)           any settlement or proposal for settlement of any claim, dispute or Action involving more than $100,000;

(w)           any change in any Tax election, annual tax accounting period, any method of tax accounting, any filing of amended Tax Returns or claims for Tax refunds, any entry into a closing agreement relating to Taxes or any settlement of any Tax claim, audit or assessment;

(x)            any capital expenditure by the Company or any of its Subsidiaries other than capital expenditures made in accordance with the Company’s current budget (a copy of which has been provided to Acquiror prior to the date of this Agreement); or

(y)           any agreement, action, arrangement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 3.8 or that would not be permitted under Section 5.1.

Section 3.9.            Compliance with Law; Permits.

(a)            Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable Laws.  Neither the Company nor its Subsidiaries has received during the past three years any written or, to the Knowledge of the Company, oral notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company or its Subsidiaries, as the case may be, is not in compliance in any material respect with any Law applicable to it.

(b)           There is no existing Law, whether Federal, state, county or local, which would prohibit or materially restrict the Company or any of its Subsidiaries from conducting its business in any jurisdiction in which it is now conducting business.

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(c)           Each of the Company and its Subsidiaries is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business in all material respects as currently conducted and as proposed to be conducted as of the date hereof (the “Permits”).

Section 3.10.          Litigation.  There is no (a) Action pending, or to the Knowledge of the Company, threatened (i) by or against the Company or any of its Subsidiaries or, to the actual knowledge of the Company, affecting the Company or any of its Subsidiaries or (ii) that would affect the legality, validity or enforceability of this Agreement or, to the actual knowledge of the Company, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby or (b) inquiry pending before a Governmental Authority or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (including any inquiry as to the qualification of the Company to hold or receive any license or permit).

Section 3.11.          Employee Benefit Plans.

(a)           Schedule 3.11(a) of the Company Disclosure Schedules sets forth a list of (i)  each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), without regard to whether ERISA applies thereto), (ii)  all employment, retention, consulting, severance or individual compensation agreements; and (iii)  all other retention, change-in-control, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, life insurance, flexible spending, supplemental retirement, severance, salary continuation, leave of absence, educational assistance, company car, housing allowance or other benefit plans, programs, policies, arrangements or agreements of any kind (whether written or oral), for the benefit of any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries, and with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise (collectively, the “Employee Plans”).  The Company has provided or made available to Acquiror with respect to each Employee Plan (to the extent applicable) a true and complete copy of (i) the plan documents, trust or escrow agreements, insurance or annuity contracts, third party services, or other agreements regarding other funding vehicle (or a written description of any unwritten Employee Plan), (ii) the current summary plan description, (iii) the most recent annual government report or return, (iv) the most recent determination letter or opinion letter from the applicable governmental authority with respect to any Employee Plan that is intended to qualify for tax-favored treatment under applicable law, and (v) the most recent valuation report.

(b)           Each Employee Plan has been maintained, operated and administered in all material respects in accordance with its terms and the requirements of applicable Law. No event has occurred, and there exists no condition or set of circumstances in connection with any Employee Plan, under which the Company or any of its Subsidiaries, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA or Code Section 4975. No Action or other claim (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened with respect to any Employee Plan.

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(c)           Each Employee Plan that is intended to qualify for tax-favored treatment under applicable law so qualifies, and the transactions contemplated by this Agreement shall not cause any such Employee Plan to not qualify for such treatment.

(d)           None of the Company, any of its Subsidiaries or its ERISA Affiliates has sponsored, contributed to or had any obligations or liability in respect of any “defined benefit pension plan,” as defined in Section 3(35) of ERISA, multiple employer, as described in Code Section 413(c), or “multiemployer plan,” as defined in Section 4001 of ERISA, and none has any liability or potential liability under Title IV of ERISA.  For these purposes, an “ERISA Affiliate” means any corporation or organization controlled by or under common control with the Company within the meaning of Section 4001 of ERISA.

(e)           All employer and employee contributions and premium payments that are due before the Closing have been timely made.

(f)            Neither the execution and delivery of this Agreement nor the transactions contemplated by this Agreement and the Escrow Agreements will, either alone or in combination with another event, result in (i) any payment of compensation or benefits to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries, (ii) increase any compensation or benefits under any Employee Plan or (iii) except as provided in Section 2.16(a), accelerate the time of payment or vesting of any such compensation or benefits.

(g)           As of the Closing, there will be no Contract or plan or other arrangement, whether written or oral, covering any current or former employee, director or independent contractor of the Company or any of its Subsidiaries that, individually or collectively, provides for payment or benefits that may constitute an “excess parachute payment” under Section 280G of the Code as a result of the consummation of the Merger.

(h)           Neither the Company nor any of its Subsidiaries is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees, other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(i)             Each Employee Plan that is or contains a “deferred compensation” plan, arrangement or feature, that is subject to Code Section 409A, has been operated in compliance with such Code section and applicable regulations thereunder. Neither the Company nor any of its Subsidiaries has agreed to pay or reimburse taxes under Code Section 409A incurred by any service provider participating in any deferred compensation arrangement.

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Section 3.12.          Labor and Employment Matters.

(a)           (i) Schedule 3.12(a) of the Company Disclosure Schedules sets forth as of the date hereof a list of the names of the officers and employees of the Company and its Subsidiaries, together with their title or job classification, work location, current annual salary and target annual cash bonus (exclusive of discretionary bonuses or commissions) for 2014, if any.  (ii) None of such persons has an employment Contract with the Company or any of its Subsidiaries, which is not terminable on notice by the Company or any of its Subsidiaries of sixty (60) days or less without cost or other liability to the Company or any of its Subsidiaries.  (iii) Each of the officers and employees of the Company has entered into a confidentiality and inventions assignment agreement on the Company’s standard form, and the Company has not released any such officer or employee from his or her obligations thereunder and such agreements are in full force and effect. The Company’s current form of confidentiality and inventions assignment agreement is attached as Schedule 3.12(a) of the Company Disclosure Schedules.  (iv) No officer or Key Employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company or any of its Subsidiaries.  The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes.

(b)           Schedule 3.12(b) of the Company Disclosure Schedules sets forth a list as of the date of this Agreement, separately by company and location, of the names of all individuals who perform services for the Company and its Subsidiaries as a consultant or an independent contractor, the services they perform, their rate of compensation and any bonus entitlement.

(c)           Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining contract.  To the Knowledge of the Company, there are no organizing activities or collective bargaining arrangements that could affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of the Company or any of its Subsidiaries, (ii) there are no lockouts, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Company, threatened by or with respect to any employees of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is involved in nor, to the Knowledge of the Company, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving current or former employees of the Company or any of its Subsidiaries.

(d)           (i) Each individual who is treated by the Company or any of its Subsidiaries as an independent contractor or as the employee of a third party is properly so treated under applicable Law and (ii) no Employee Plans cover or provide benefits (other than Options) to any individuals other than directors (under equity-based plans) or employees of the Company or its Subsidiaries and their qualified beneficiaries.

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Section 3.13.          Insurance.  Schedule 3.13 of the Company Disclosure Schedules contains a list as of the date of this Agreement of all policies of title, property, fire, casualty, liability, life, business interruption, product liability, sprinkler and water damage, workmen’s compensation, libel and slander, and other forms of insurance of any kind relating to the business and operations of the Company or any of its Subsidiaries, in each case which are in force and effect (the “Insurance Policies”).  The Company or one of its Subsidiaries has made any and all payments required to maintain the Insurance Policies in full force and effect.  Neither the Company nor any of its Subsidiaries has received notice of default under any Insurance Policy, nor has any of them received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to any Insurance Policy. There are no outstanding claims currently pending under any Insurance Policy, and no such claims have been made during the past 3 years.

Section 3.14.          Real Property.  Neither the Company nor its Subsidiaries owns any real property.  Schedule 3.14 of the Company Disclosure Schedules lists each of the Real Property Leases and each Leased Real Property, including the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.  The Company has delivered to Acquiror true and complete copies of all Real Property Leases and all amendments thereto.  The Leased Real Property is all of the real property used and/or occupied by the Company and its Subsidiaries.  The Company or its Subsidiaries have a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances and any such exceptions that would not interfere with the current use of the Leased Real Property.  All Real Property Leases are in full force and effect, neither the Company nor any of its Subsidiaries has received any written notice of a breach or default by the Company or any of its Subsidiaries thereunder, nor has the Company or any of its Subsidiaries  delivered notices to a landlord of any default by the landlord under any Leased Real Property, and to the Knowledge of the Company, no event has occurred that, without notice or with lapse of time or both, would constitute a breach or default by the Company or any of its Subsidiaries thereunder.  None of the Leased Real Property has been leased, subleased or licensed by the Company or any of its Subsidiaries to third parties.  To the Knowledge of the Company, no claim has been asserted against the Company or any of its Subsidiaries adverse to its rights in the Leased Real Property.

Section 3.15.          Intellectual Property.

(a)           Schedules 3.15(a) of the Company Disclosure Schedules set forth an accurate and complete list of (i) all Domain Names of which the Company or any of its Subsidiaries is the registrant specifying for each its registrant (unless such registrant is the Company) and administrative contact email address and password and renewal date, and whether it is active (collectively, the “Company Registered Domain Names”); (ii) all registered Marks, pending applications for registration of Marks and material unregistered Marks owned by the Company or any of its Subsidiaries (collectively, the “Company Registered Marks”); (iii) all Patents owned by the Company or any of its Subsidiaries (collectively, the “Company Patents”); and (iv) all material unregistered Copyrights, registered Copyrights and all pending applications for registration of Copyrights by the Company or any of its Subsidiaries (collectively, the “Company Registered Copyrights” and, together with the Company Registered Domain Names, the Company Registered Marks and the Company Patents, the “Company Registered IP”), indicating as to each item in (ii)-(iv) as applicable: (i) the current owner; (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the dates of application, issuance or registration of the item.  The Company or one of its Subsidiaries has timely paid all filing, extension, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP, and all documents, assignments, recordations and certificates necessary to be filed by the Company or the applicable Subsidiary of the Company to maintain the effectiveness of the Company Registered IP and to secure and record title to Company Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other foreign jurisdictions, as the case may be, so that no item required to be listed on Schedule 3.15(a) of the Company Disclosure Schedules has lapsed, expired or been abandoned or canceled other than in the Ordinary Course of Business.

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(b)           To the Knowledge of the Company, all rights protecting Intellectual Property or Technology owned by or exclusively licensed to the Company or any of its Subsidiaries material to the conduct of their respective businesses are valid and enforceable and are not subject to any outstanding injunction, judgment, order, decree, ruling or charge against the Company or any of its Subsidiaries of which the Company or any of its Subsidiaries has received notice.

(c)           The Company or one of its Subsidiaries owns all right, title and interest in and to the Company Registered IP and is entitled to use such Company Registered IP in the operation of their respective businesses as currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances.  The Company or one of its Subsidiaries owns all right, title and interest in and to, or has a valid, enforceable written and continuing license or right to use, practice, manufacture, have manufactured, sell, offer for sale, import, export, exploit and license, each other item of Intellectual Property or Technology (“Intellectual Property Rights”) currently used by the Company or one of its Subsidiaries in their respective businesses and is entitled to use such Intellectual Property Rights in the operation of its respective business as currently conducted.

(d)           Except with respect to licenses of commercial off-the-shelf Software available on reasonable terms for a license fee of no more than $10,000 per annum, and except pursuant to the licenses listed in Section 3.16(d) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Rights, with respect to the use thereof or in connection with the conduct of its business as currently being conducted (including all research and development).

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(e)           The Company and its Subsidiaries have exercised a degree of care that is consistent in all material respects with the standards of the industry in which the Company and its Subsidiaries operate (but in no event less than a reasonable degree of care) in order to protect the secrecy and maintain the confidentiality of all Trade Secrets of the Company, including the adoption of a policy requiring that all employees and independent contractors who are involved in the creation of Intellectual Property or Technology for the Company or any of its Subsidiaries enter into non-disclosure and invention assignment agreements in the Company’s standard forms previously delivered to Acquiror.  Each such employee and independent contractor has executed and delivered to the Company such an agreement and, to the Knowledge of the Company, none of such employees or independent contractors is in violation thereof.  No material (individually or in the aggregate) Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that adequately protects the Company and the applicable Subsidiaries’ proprietary interests in and to such Trade Secrets.

(f)            The conduct of the business (including the products distributed, sold or offered by the Company or any of its Subsidiaries and all Intellectual Property Rights) of the Company and its Subsidiaries as currently conducted, does not in any material respect infringe upon or misappropriate or violate the Intellectual Property rights or the confidential and proprietary information, including Trade Secrets, of any third party.  No claim or notice has been asserted against the Company or any of its Subsidiaries in writing or, to the Knowledge of the Company, orally, that the conduct of the business of the Company or any of its Subsidiaries as currently conducted infringes upon or misappropriates the Intellectual Property rights or the confidential and proprietary information, including Trade Secrets, of any third party, in each case, except with respect to claims or notices that have been fully resolved.  None of the Company Registered IP has been the subject of a judicial finding or opinion, nor has any written (or, to the Knowledge of the Company, oral) notice or claim challenging the ownership, validity, registrability, enforceability, use or licensed right to use any Intellectual Property or Technology been received by the Company or any of its Subsidiaries.

(g)           There are no claims asserted or threatened by the Company or any of its Subsidiaries that a third party infringes or otherwise violates any of the Company Registered IP or any other rights protecting Intellectual Property or Technology owned by or exclusively licensed to the Company or any of its Subsidiaries.  To the Knowledge of the Company, no third party is misappropriating, infringing or violating in any material respect any Intellectual Property or Technology owned by or exclusively licensed to the Company or any of its Subsidiaries.  To the Knowledge of the Company, no third party has made any unauthorized disclosure of any Trade Secrets of the Company or any of its Subsidiaries.

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(h)           The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws regarding the reception, collection, use, interception, importation or exportation of personal data and with the Company’s and its Subsidiaries’ published privacy policies and other terms of use or business applicable to personal data collected from users of any websites operated by the Company or such Subsidiaries.  To the Knowledge of the Company, no Person has gained unauthorized access to any such personal data maintained by the Company or such Subsidiaries.

(i)            The Company Registered IP and the other Intellectual Property or Technology owned by the Company or any of its Subsidiaries, together with the rights granted to the Company or any of its Subsidiaries under the Inbound IP Agreements and under any “shrink-wrap” or “click-wrap” license agreements, are sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Closing Date in the same manner as such business was conducted prior to the Closing Date in all material respects, and neither the execution of this Agreement nor the consummation of any transaction contemplated hereby will materially adversely affect any of the rights of the Company or any of its Subsidiaries with respect to the Intellectual Property or Technology owned by the Company or any of its Subsidiaries or Intellectual Property or Technology licensed by the Company or any of its Subsidiaries pursuant to the Inbound IP Agreements.

(j)            To the Knowledge of the Company, to the extent any Software is licensed to the Company, no open source, free, shared or public library Software, including any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software that is incorporated into or utilized by the Company’s or any of its Subsidiaries’ products or services or otherwise used in the businesses of the Company and its Subsidiaries as presently conducted and as currently proposed by the Company’s management to be conducted.

(k)           The Software of the Company and its Subsidiaries does not, to the Knowledge of the Company, contain any program routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, bug, error, defect or trap door, that is capable of deleting, disabling, deactivating, interfering with, or otherwise harming such Software, or the Company’s or any of its Subsidiaries’ hardware, data, or computer programs or codes, or that is capable of providing access or producing modifications not authorized by the Company or any of its Subsidiaries (collectively, “Disabling Procedures”).  Such representation and warranty applies regardless of whether such Disabling Procedures are authorized by the Company or any of its Subsidiaries to be included in the Software.

Section 3.16.          Taxes.

(a)           The Company and each of its Subsidiaries has duly and timely filed with the appropriate Governmental Authorities all Returns required to be filed in all jurisdictions in which such Returns are required to be filed.  Each such Return is, in all material respects, complete, correct and in accordance with all requirements of applicable Law. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Return, nor has any such extension been requested. Neither the Company nor any of its Subsidiaries has received written notice from a jurisdiction in which it is not currently filing a Return that it should be filing a Return in such jurisdiction. To the Knowledge of the Company, there is no investigation or other proceeding pending, threatened or expected to be commenced by any Government Authority for any jurisdiction where the Company or any of its Subsidiaries does not file Returns with respect to a given Tax that may lead to an assertion by such Government Authority that the Company or any of its Subsidiaries are or may be subject to a given Tax in such jurisdiction, and there is no meritorious basis for such an investigation or other proceedings that would result in any such assertion.

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(b)           The Company and each of its Subsidiaries has withheld and paid to the proper Governmental Authority on a timely basis all Taxes required to have been withheld and paid in connection with amounts paid, or deemed to have been paid, or owing to any employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with the information reporting requirements provided by Applicable Law with respect to such payments.

(c)           Neither the Company nor any of its Subsidiaries has been or is currently a party to any examination, audit, action, administrative or judicial proceeding relating to Taxes, nor, to the Knowledge of the Company, has any examination, audit, action or proceeding been threatened by any Governmental Authority, and no claim for assessment or collection of Taxes which previously has been asserted relating in whole or in part to the Company or any of its Subsidiaries remains unpaid.

(d)           All Taxes due and payable by the Company and its Subsidiaries, whether or not reported on a Return, have been properly and timely paid, and the liabilities for Taxes reflected on the Financial Statements are in accordance with GAAP.  The Company and its Subsidiaries have and will have no accrued liability for Taxes in respect of taxable periods or portions thereof following the date of the Financial Statements and ending on or before the Closing Date other than Taxes incurred in the Ordinary Course of Business consistent with past practice as reflected on their Returns. Schedule 3.16(d)  of the Company Disclosure Schedules lists all uncertain tax positions (as defined in FIN48) included in the Company’s and its Subsidiaries’ Financial Statements as of the date hereof.

(e)           True and complete copies of all Returns filed prior to the Closing Date by or on behalf of the Company and its Subsidiaries for each past tax year (or a portion thereof) for which the statute of limitations is still open, and any amendments thereto, have been made available to Acquiror. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of filing a Return or payment of Taxes, or has agreed to any extension of time with respect to a Tax assessment or deficiency, filing a Return or payment of Taxes, nor has any request been made in writing for any such extension or waiver. Neither the Company nor any of its Subsidiaries has any taxable income or gain as a result of prior intercompany transactions that has been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement.

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(f)            No election under former Section 341(f) of the Code has been filed in respect of the Company or any of its Subsidiaries.

(g)           There are no Encumbrances for Taxes upon the assets or properties of the Company or any of its Subsidiaries other than Permitted Encumbrances.

(h)           Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnification agreement or has ever been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar provision of state, local or foreign law (other than a group the common parent of which was the Company).

(i)             Neither the Company nor any of its Subsidiaries (i) has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries and the IRS has not initiated or proposed any such adjustment or change in accounting method, and (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries.

(j)            The Company is not a United States Real Property Holding Corporation within the meaning of Section 897 of the Code and was not a United States Real Property Holding Corporation on any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)) that occurred in the five-year period preceding the Closing Date.

(k)           Neither the Company nor any of its Subsidiaries has consummated, has participated in or is currently participating in any transaction that constitutes a “reportable transaction”, as such term is defined in Treasury Regulation Section 1.6011-4(b)(2).

(l)            Except as set forth in Schedule 3.15 of the Company Disclosure Schedules, no power of attorney is currently in force with respect to any matter relating to Taxes of the Company or any of its Subsidiaries.

(m)           Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

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(n)           No property owned by the Company is (i) required to be or is being depreciated under the alternative depreciation system under Section 168(g)(2) of the Code, or (ii) subject to Section 168(f) of the Code.

(o)           Neither the Company nor any of its Subsidiaries is subject to private letter rulings of the IRS or comparable rulings from any other Governmental Authority.

(p)           There is no taxable income of the Company or any of its Subsidiaries that will be required under applicable Law to be reported by Acquiror or any of its Affiliates (including the Company and its Subsidiaries) for a taxable period beginning after the Closing Date which taxable income was realized (and reflects economic income) arising prior to the Closing Date.

(q)           Neither the Company nor any of its Subsidiaries that is created or organized under the laws of the United States has a permanent establishment other than in the United States, except to the extent of entities which are disregarded as separate from their owner under Treasury Regulation Section 301.7701-3.  None of the Company’s subsidiaries created or organized under the laws of a jurisdiction other than the United States has a permanent establishment in any jurisdiction other than the jurisdiction in which such entity was created or organized.

(r)            Neither the Company nor any of the Company’s Subsidiaries has incurred Subpart F income that has not been properly recorded and included in the Company’s Tax returns.

(s)           Neither the Company nor any of its Subsidiaries has ever filed an entity classification election Form 8832 under Section 7701 of the Code and there are no elections in effect under Treasury Regulation Section 301.7701-3 with respect to the Company or any of its Subsidiaries.

(t)            Each of the Company and any of its Subsidiaries has conducted all material intercompany transactions in substantial compliance with the principles of Section 482 of the Code (or any similar provisions of state, local or foreign Tax law) and has complied in all material respects with applicable rules relating to transfer pricing (including the filing of all material required transfer pricing reports).

(u)           Neither the Company nor any of its Subsidiaries has any excess loss account (as defined in Treasury Regulation Section 1.1502-19) with respect to the stock of any Subsidiary.

(v)           Schedule 3.16(v) of the Company Disclosure Schedules lists all material elections with respect to Taxes affecting the Company and its Subsidiaries as of the date hereof.

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Section 3.17.          Environmental Matters.

(a)           For purposes of this Agreement, the following terms shall have the following meanings:  (i) “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) “Environmental Law” means any applicable Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

(b)           The Company and each of its Subsidiaries are and have been in compliance in all material respects with all Environmental Laws, have obtained all Environmental Permits and are in compliance in all material respects with the requirements thereunder (including those required prior to the Closing Date), and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability.

(c)           Neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of (or arranged for such transport or disposal of) any Hazardous Substances on, under, from or at any of the Company’s or any of its Subsidiaries’ properties or any other properties, except in compliance with Environmental Laws; (ii) any Knowledge of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company’s or any of its Subsidiaries’  properties or any other property but arising from the Company’s or any of its Subsidiaries’ current or former properties or operations; or (iii) any Knowledge or reason to know, or has received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any Action by any Governmental Authority or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require significant expenditures or to result in liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties.

(d)           No Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Authority, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

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(e)           There are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

(f)            Neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for corrective or remedial action.

(g)           Neither the Company nor any of its Subsidiaries is required to make any capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Authority could take action that would require such capital or other expenditures.

Section 3.18.          Material Contracts.

(a)            Schedules 3.18(a)(i)-(xiv) of the Company Disclosure Schedules list each written or oral Contract (x) since January 1, 2011 to which the Company or any of its Subsidiaries is a party or (y) by which the Company or any of its Subsidiaries or their respective properties or assets is currently bound with ongoing obligations (other than obligations solely as a result of ongoing confidentiality obligations) and identifies which subparagraph is applicable to such Contract (such contracts and agreements as described in this Section 3.18(a) being “Material Contracts”):

(i)            any Contract (or group of related Contracts), other than employment Contracts, which is not terminable on less than ninety (90) days’ notice and that involves future obligations of the Company, its Subsidiaries or its employees in a dollar amount in excess of $50,000;

(ii)           any employment Contract (A) providing annual compensation in excess of $100,000, or (B) that it is not terminable at will on notice of thirty (30) days or less without payment of any severance;

(iii)           any Contract that involves future obligations of the Company in excess of $50,000 with sales agents, sales representatives, sales brokers or distributors;

(iv)           any partnership, joint venture agreement, development, joint development or similar arrangement which is material to the Company or its Subsidiaries taken as a whole;

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(v)           any Contract for the borrowing or lending of money and any guaranty agreement or other evidence of indebtedness, including Capitalized Lease Obligations;

(vi)          any Contract granting any Person an Encumbrance on any of the material assets of the Company or any of its Subsidiaries;

(vii)         any Contract involving a dollar amount in excess of $50,000 providing for the license of any Intellectual Property to or from the Company or any of its Subsidiaries;

(viii)        any Contract involving a dollar amount in excess of $50,000 containing any provisions requiring the Company to indemnify any other party thereto;

(ix)           any Contract pursuant to which the Company or any of its Subsidiaries or any current or future Affiliate of any of them is or would be restricted from conducting the business of the Company or any of its Subsidiaries or any current or future Affiliate of any of them in any material respect at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas, customers, suppliers or lines of business, or that grants the other party or any third person “most favored nation” or similar status, except for the following insofar as they do not impose the foregoing restrictions on the Company’s or any of its Subsidiaries’ right to conduct or expand their business (and only restrict such right with respect to the other party or parties thereto) (A) the Company’s employment agreements in the form previously furnished to Acquiror, (B) the Company’s standard independent contractor agreements in the form previously furnished to Acquiror and (C) the Company’s standard separation statement for departing employees substantially in the form previously furnished to Acquiror;

(x)           any Contract of any character (contingent or otherwise) pursuant to which any employee or consultant is or may be entitled to receive any payment based on the revenues, earnings or financial performance or assets of the Company or any of its Subsidiaries or calculated in accordance therewith;

(xi)           any agency Contract whereby the Company purports to grant a right to market or sell its products or any agency Contract affecting the Company’s or any of its Subsidiaries’ exclusive right to develop, market or sell its products;

(xii)          any Contract pertaining to any customer of the Company or any of its Subsidiaries which represents more than 5% of the Company’s revenues in any of the last three (3) fiscal years or any Contract with an independent warehouse used by the Company or any of its Subsidiaries which is material to the Company or its Subsidiaries;

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(xiii)         Contracts that contain unlimited indemnification obligations by the Company or any of its Subsidiaries or that does not contain a limitation on the Company's liability;

(xiv)        Contracts with any Governmental Authority;

(xv)         Any Contract that relates to the settlement of any Action or any legal proceeding;

(xvi)         any Contract with material suppliers to the Company or any of its Subsidiaries; or

(xvii)        any other Contract that would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if the Company or such Subsidiary were registering securities under the Securities Act.

(b)           The Company has made available to Acquiror true and complete copies of all Material Contracts and all amendments thereto.  Each Material Contract (i) is valid and binding on the Company or the applicable Subsidiary, as the case may be, and, to the Knowledge of the Company, the counterparties thereto, and is in full force and effect, enforceable against the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, against all third parties, in each case in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement, enforceable against the Company or a Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, against all third parties, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).  None of the Company or any of its Subsidiaries is in breach of, or default (with or without the giving of notice, with lapse of time or both) under, any Material Contract.  To the Knowledge of the Company, no other party to any Material Contract is in default thereunder, nor, to the Knowledge of the Company, does any condition exist that with the lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  No other party to any Material Contract has (i) notified the Company that such other party intends to cancel or otherwise terminate such Material Contract or (ii) since December 31, 2013, taken any action or threatened to take any action, with respect to seeking a repayment of amounts paid to the Company or any of its Subsidiaries pursuant to such Material Contract or a reduction in fees or other payments that will become due to the Company or any of its Subsidiaries pursuant to such Material Contract.

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Section 3.19.          Assets; Title.

(a)           All of the tangible assets of the Company and its Subsidiaries of any kind or description are in good operating condition and repair, ordinary wear and tear excepted, and suitable in all material respects for their current and intended use.

(b)           There are no assets owned, used or held for use by any Stockholder in connection with, or otherwise related to or required in connection with the business and operations of the Company or any of its Subsidiaries.  Except for licenses of Intellectual Property (with respect to which representations and warranties are set forth exclusively in Section 3.15 hereof), the Company and its Subsidiaries have good and marketable title to, or hold valid and existing leases or licenses for, all of their assets necessary for the conduct of their business in the manner currently conducted free and clear of all Encumbrances, except for Permitted Encumbrances.  No Person has signed any financing statement under the Uniform Commercial Code or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of the assets of the Company or any of its Subsidiaries.

Section 3.20.          Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.21.          Transactions With Affiliates.  Except for the transactions contemplated by this Agreement and the Ancillary Agreements, no member of the Board of Directors, officer, employee or stockholder of the Company or any of its Subsidiaries, or to the Knowledge of the Company, member of the immediate family of any such Person that is a natural person, or any corporation, partnership, trust or other entity in which any such Person has a substantial interest or is an officer, manager, trustee, partner or holder of more than 10% of the outstanding capital stock (or other equity interests) thereof, is, or since January 1, 2013, has been, a party to any material transaction with the Company or any of its Subsidiaries, including any indebtedness or Contract providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person or firm, other than employment-at-will arrangements in the Ordinary Course of Business.

Section 3.22.          Customers and Suppliers.  No customer which, as of December 31, 2013 individually accounted for more than five percent (5%) of the Company’s consolidated gross revenues during the 12-month period preceding December 31, 2013, and no material supplier or distributor of the Company and its Subsidiaries taken as a whole, as of December 31, 2013, has canceled or otherwise terminated, or materially reduced, or made any threat to the Company or any of its Subsidiaries to cancel or otherwise terminate, or materially reduce (including by raising prices), its relationship with the Company or any of its Subsidiaries, or has at any time on or after December 31, 2013 decreased materially its services or supplies to the Company or any of its Subsidiaries in the case of any such supplier or distributor, or its usage of the products of the Company or any of its Subsidiaries in the case of such customer, except, in each case, pursuant to agreements which expired in accordance with their terms, and to the Company’ Knowledge, no material supplier, distributor or customer intends (i) to cancel or otherwise terminate its relationship with the Company or any of its Subsidiaries or (ii) as a result of dissatisfaction with its relationship with the Company or any of its Subsidiaries, to decrease materially its services or supplies to the Company or any of its Subsidiaries, to materially raise the price for such services or supplies or its usage of the products of the Company or any of its Subsidiaries, as the case may be.

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Section 3.23.          Loans and Advances.  Except as set forth in the Financial Statements or on Schedule 3.23 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has any outstanding loans or advances to any Person or is obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

Section 3.24.          Books and Records.  The books of account, ledgers, order books, records and documents of the Company and each of its Subsidiaries accurately and completely reflect in all material respects all material information relating to the business of the Company and each such Subsidiary, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and each such Subsidiary.

Section 3.25.          Anti-Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company is applicable to the transactions contemplated by this Agreement or the Escrow Agreements.

Section 3.26.          Information Statement.  The information supplied by the Company for inclusion in the information statement to be sent to the Stockholders in connection with the Company stockholders’ consideration and approval of the Merger (the “Company Stockholder Action”) (such information statement as amended or supplemented is referred to herein as the “Information Statement”) shall not, on the date the Information Statement is first mailed to the Stockholders and at the time of the Company Stockholder Action, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading.  Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Acquiror which is contained in the Information Statement.

Section 3.27.          Documents.  The Company has heretofore furnished to Acquiror a complete and correct copy of (x) the certificate of incorporation and bylaws or equivalent organizational documents, each as amended and restated to date, of the Company and each of its Subsidiaries and (y) all minute books containing the minutes and written consents for all board of directors and stockholder meetings of the Company and each of its Subsidiaries.  The certificates of incorporation, bylaws or equivalent organizational documents referred to in the foregoing clause (x) are in full force and effect.

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Section 3.28.          Company Products. Section 3.28(a) of the Company Disclosure Schedules sets forth an accurate and complete list of all of the Company Products, including most recent version and release number. Each Company Product sold, licensed, distributed or delivered by the Company or any of its Subsidiaries has been in conformity in all material respects with all applicable products specifications, contractual commitments, express and implied warranties (to the extent not explicitly disclaimed), and the Company and its Subsidiaries have no material liability (and to the Company's Knowledge, there is no basis for any Action or legal proceeding against the Company, or any of its Subsidiaries, giving rise to any material liability) for violations thereof. No Company Product is subject to guarantee, warranty or other indemnity beyond the applicable warranty terms provided to the Company from its suppliers and subcontractors.

Section 3.29.          Foreign Corrupt Practices Act. The Company has not, directly or indirectly: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on its books, (iv) created or used any “off-book” bank or cash account or “slush fund”, or (v) engaged in any conduct constituting a violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.30.          OFAC and September 24, 2001 Executive Order. The designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or any similar list maintained by OFAC is not applicable to the Company or the Stockholders.  The September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism is not applicable to the Company or its Stockholders.

Section 3.31.          Disclosure. No representation or warranty made by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedules or in any certificate furnished to Acquiror pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The Company does not have Knowledge of any fact that has specific application to the Company (other than general economic or industry conditions) and that may have a Material Adverse Effect that has not been set forth in this Agreement or the Disclosure Schedules.

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ARTICLE IV

REPRESENTATIONS AND
WARRANTIES OF ACQUIROR AND SUB

Subject to the disclosures set forth in the Acquiror Disclosure Schedules prepared by the Acquiror and Sub and delivered to the Company concurrently with the parties’ execution of this Agreement (the “Acquiror Disclosure Schedules”), and each of which disclosures shall also be deemed to be representations and warranties made by the Acquiror and Sub to the Company under this Article IV, the Acquiror and Sub hereby represents and warrant to Company as follows:

Section 4.1.            Organization.  Acquiror is a corporation duly organized and validly existing under the laws of the State of Israel and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Acquiror and Sub (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted and (ii) is duly qualified or licensed as a foreign corporation to do business, and, in the case of Sub, is in good standing, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for any failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

Section 4.2.            Reserved

Section 4.3.            Authority.  Each of Acquiror and Sub has all requisite corporate power and authority to execute and deliver this Agreement, each of the Ancillary Agreements to which it will be a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Acquiror and Sub of this Agreement, each of the Ancillary Agreements to which it will be a party, and the consummation by Acquiror and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Acquiror and Sub and by Acquiror as the sole stockholder of Sub.  No other corporate proceedings or approvals on the part of Acquiror or Sub are necessary to authorize this Agreement, any Ancillary Agreement, or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and upon the execution of each of the Ancillary Agreements to which Acquiror or Sub will be a party, will have been, duly and validly executed and delivered by Acquiror and Sub, as applicable.  This Agreement constitutes, and upon the execution of each of the Ancillary Agreements to which Acquiror or Sub will be a party, will constitute, the valid and binding obligations of Acquiror and Sub, as applicable, enforceable against Acquiror and Sub, as applicable, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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Section 4.4.            No Conflict; Required Filings and Consents.

(a)           The execution, delivery and performance by each of Acquiror and Sub of this Agreement, each of the Ancillary Agreements to which it will be a party, and the consummation by Acquiror and Sub of the transactions contemplated hereby and thereby, do not and will not:

(i)           conflict with or violate the certificate of incorporation or bylaws of Acquiror or Sub;

(ii)           conflict with or violate any Law of the United States or any other jurisdiction in which Acquiror or Sub conducts operations which is applicable to Acquiror or Sub or by which any property or asset of Acquiror or Sub is bound or affected; or

(iii)          conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others any rights of termination, acceleration or cancellation of, or other change of any right or obligation or the loss of any benefit to which Acquiror or Sub is entitled, under any provision of any agreement or other instrument binding upon Acquiror or Sub or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Acquiror or Sub, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

(b)           Neither Acquiror nor Sub is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority or other Person in connection with the execution, delivery and performance by Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation by Acquiror and Sub of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of Acquiror or Sub, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) any filings required by the listing rules of Nasdaq or the Tel Aviv Stock Exchange, (iii) any filings required under securities Laws (iv) filings required under the Securities Act or the Exchange Act, if any, or (v) CFIUS notification.

Section 4.5.            Reserved.

Section 4.6.            No Prior Activities.  Except for obligations incurred in connection with its organization and the transactions contemplated hereby, as of the date of this Agreement and as of the Effective Time, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

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Section 4.7.            Legal Proceedings.  As of the date hereof, there are no Actions pending, or to the knowledge of Acquiror threatened, against Acquiror or Sub, which, if adversely determined, would adversely affect the ability of Acquiror or Sub to consummate the transactions contemplated hereby or result in an Acquiror Material Adverse Effect.  As of the date hereof, neither Acquiror nor any of its Subsidiaries are subject to any judgment, decree, injunction or order of any court, which would adversely affect Acquiror’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4.8.            Financing.  Acquiror will have available to it at Closing and at the date of each Earn-Out Amount payment, sufficient funds to pay in full all amounts payable by Acquiror at such time.

Section 4.9.            Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Acquiror or Sub.

Section 4.10.          Information Statement.  The information supplied by the Acquiror and its Subsidiaries for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Stockholders and at the time of the Company Stockholder Action, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading.

Section 4.11.          Disclosure. No representation or warranty made by the Acquiror or its Subsidiaries contained in this Agreement, and no statement contained in the Acquiror Disclosure Schedules or in any certificate furnished to Company pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

COVENANTS

Section 5.1.            Conduct of Business Prior to the Closing.  Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, unless Acquiror shall otherwise agree in writing, the business of the Company and its Subsidiaries shall be conducted only in the Ordinary Course of Business, and the Company shall, and shall cause each of its Subsidiaries to, use their respective commercially reasonable efforts to preserve intact in all material respects their business organization and relationships with third parties.  Notwithstanding the foregoing, other than as expressly contemplated hereby or as set forth on Schedule 5.1 of the Company Disclosure Schedules, between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to Article VIII, without the prior consent of Acquiror, the Company will not and will cause each of its Subsidiaries not to:

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(a)           amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(b)           issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests (other than Company Common Stock issued upon exercise of Company Stock Options or Company Warrants outstanding as the date hereof and pursuant to the terms of such Company Stock Options or Company Warrants as of the date hereof, except as contemplated in Section 2.16), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interest, other than upon the exercise or conversion of securities outstanding as of the date hereof;

(c)           declare, set aside, make or pay any dividend or other actual, constructive or deemed distribution (whether in cash, stock or property) in respect of any Shares of the Company or any capital stock of its Subsidiaries, or make any other payment on or with respect to any stockholder of the Company or any of its Subsidiaries in their capacity as such;

(d)           reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure;

(e)           purchase any assets other than in the Ordinary Course of Business or acquire any corporation, partnership, limited liability company, other business organization or division thereof;

(f)           except for the Merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(g)           create, incur or assume any indebtedness for borrowed money, guarantee any obligations of any Person (other than the loan underlying the Promissory Note and any obligations to direct or indirect wholly owned Subsidiary of the Company) or enter into any Capitalized Lease Obligations or issue any debt securities;

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(h)           enter into, amend, modify or renew any Contract that would be a Material Contract if entered into prior to the date hereof (or amend or modify any Material Contract), other than as permitted by Section 5.1(l) hereof;

(i)           sell, lease, or otherwise transfer any Subsidiary of the Company or any material amount of assets or properties of the Company or any of its Subsidiaries;

(j)           make any commitment with respect to any capital expenditure other than those set forth in the Section 5.1(j) of the Company Disclosure Schedules;

(k)           fail to exercise any rights of renewal with respect to any Leased Real Property that by its terms would otherwise expire or terminate any lease for any of the Leased Real Property, except as set forth on Schedule 5.1(k) of the Company Disclosure Schedules;

(l)           (i) grant any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, other than in the Ordinary Course of Business to employees of the Company or any of its Subsidiaries who are not directors or officers of the Company or any of its Subsidiaries; (ii) increase benefits payable under any existing severance or termination pay policies or employment agreements covering any director, officer or employee of the Company or any of its Subsidiaries; (iii) enter into any employment or other agreement (or any amendment to any existing agreement) with any director, officer, or employee of the Company or any of its Subsidiaries, other than any at-will employment arrangement in the Ordinary Course of Business for no more than $100,000 per annum that may be terminated on no more than thirty (30) days’ prior notice without the obligation to make severance or termination payments; (iv) establish, adopt, amend or enter into (except as required by applicable Law) any collective bargaining agreement or establish, adopt, enter into, amend or modify (or announce any intention to establish, adopt, enter into, amend or modify) any Employee Plan or other employee benefit plan, policy, program, arrangement of any kind or nature (including any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of, or consultant to, the Company or any of its Subsidiaries); or (v) grant or announce any increase in any compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries;

(m)           make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

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(n)           mortgage, sell and leaseback or otherwise subject to any Encumbrance (other than Permitted Encumbrances) any assets or properties of the Company or any of its Subsidiaries;

(o)           settle any claim, dispute or Action that is material to the Company or any of its Subsidiaries;

(p)           enter into any new line of business;

(q)           except in the Ordinary Course of Business, satisfy or discharge any Encumbrance or pay any obligation (other than Company Transaction Expenses);

(r)           waive any material right or any indebtedness owed to it;

(s)           amend any term of any outstanding securities of the Company or any of its Subsidiaries other than as contemplated by Section 2.16;

(t)           issue any communication of a general nature to employees (including general communications relating to benefits and compensation) relating to the Merger without the prior approval of Acquiror, which approval will not be unreasonably withheld, conditioned or delayed;

(u)           make or change any Tax election, annual tax accounting period or method of tax accounting, file any amended Tax Returns or make any claim for Tax refunds, enter into any closing agreement relating to Taxes or settle any Tax claim, audit or assessment; or

(v)           agree or commit to do any of the foregoing.

Section 5.2.            Covenants Regarding Information.  From the date hereof until the earlier of the date of termination of this Agreement or the consummation of the Closing, upon reasonable notice, the Company and its Subsidiaries shall afford Acquiror and its officers, employees, agents, accountants, advisors, bankers, attorneys and other representatives (collectively, “Representatives”) reasonable access to the properties, offices and other facilities, books and records of the Company and each of its Subsidiaries, and shall furnish Acquiror with such financial, operating and other data and information as Acquiror may reasonably request, including monthly updates and access to personnel; provided, however, that any such access or furnishing of information shall be conducted at Acquiror’s expense, during normal business hours and in such a manner as not to unduly interfere with the normal operations of the Company and its Subsidiaries and such requests shall be directed to the chief executive officer of the Company.

Section 5.3.            Stockholder Consents. The Company shall (a) promptly prepare all necessary materials relating to the Stockholders consents to the Merger and the other transactions contemplated by this Agreement, (b) use its commercially reasonable efforts to promptly obtain such consents, and (c) otherwise comply with all legal requirements applicable to obtaining such consents.

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Section 5.4.            Information Statement.  Promptly after the execution of this Agreement, the Company will prepare, in consultation with Acquiror, the Information Statement which describes the principal terms of this Agreement and the Escrow Agreements and the transactions contemplated hereby and thereby, and provides copies of the applicable dissenters’ rights statutes and a description of the procedure to be followed.  The Company shall mail or cause to be mailed the Information Statement to such Stockholders, at their address of record on the books of the Company, promptly upon completion thereof.  The Company shall not cause the Information Statement to be distributed without Acquiror’s written approval, which shall not be unreasonably withheld or delayed; provided, that Acquiror shall in no way be responsible for any of the content of the Information Statement except as it pertains to and has been supplied in writing by Acquiror for inclusion therein. Without limitation of the foregoing, the Company will cause the Information Statement (x) to comply with the requirements of applicable Law and (y) not to contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.5.            Notification of Certain Matters; Delivery of Financial Statements.

(a)           Until the consummation of the Closing, each party hereto shall promptly notify the other parties in writing of:

(i)           any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect as of the date of this Agreement or as of the Closing Date or any of its covenants or agreements contained in this Agreement not to be complied with or satisfied in all material respects;

(ii)           any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iii)           any Actions commenced or, to the Knowledge of the Company or to the knowledge of the Acquiror or of the other parties, threatened in writing against, relating to or involving the transactions contemplated by this Agreement.

(b)           No later than 15 Business Days after the date of the Closing, the Company shall deliver to Acquiror the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2013 and such audited financial statements shall be identical, in all material respects, to the Financial Statements; provided, however, that such time period for delivery shall be extended an additional 10 Business Days if, following the execution of this Agreement, the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock shall have not executed and delivered a Voting and Joinder Agreement and the Company is working in good faith to obtain such Voting and Joinder Agreements.

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(c)           Until the consummation of the Closing, the Company shall promptly prepare and deliver to Acquiror, no later than 21 days after the end of each fiscal quarter, commencing June 30, 2014, consolidated financial statements of the Company and its Subsidiaries as at the end of the fiscal quarter (with comparative presentation), (i) prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) prepared in accordance in all material respects with the books and records of the Company, which have been maintained in a manner consistent with historical practice, and (iii) that fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

(d)           From the date hereof until the Closing, the Company agrees to use commercially reasonable efforts to furnish or cause to be furnished to the Acquiror, upon request, as promptly as practicable, such information and assistance required to be included in any filing the Acquiror elects to make with the SEC and/or other Governmental Authority incorporating, containing or referencing financial statements of the Company and/or of any of its Subsidiaries for any period within the three years ended December 31, 2013 or any interim period after such date, including, without limitation, (i) assisting Acquiror in preparing and filing with the SEC and/or other Governmental Authority pro forma financial statements which incorporate, contain or reference financial statements of the Company and/or of any of its Subsidiaries for any annual or quarterly period within the three years ended December 31, 2013 or any interim period after such date; (ii) obtaining the consent of any accounting firm of the Company and/or of any of its Subsidiaries to file, include, incorporate or otherwise reference such accounting firm’s audit of annual period financial statements of the Company and/or any of its Subsidiaries, in any filing of the Acquiror with the SEC and/or other Governmental Authority; and (iii) providing reasonable assistance to the Acquiror in responding to any questions and/or comments of the SEC and/or other Governmental Authority with respect to any financial statements of the Company and/or any of its Subsidiaries.

Section 5.6.            Takeover Statutes.  If any state takeover statute or similar Law shall become applicable to the transactions contemplated by this Agreement or the Ancillary Agreements, each of the Company and the Acquiror and their respective Board of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

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Section 5.7.            Negotiations.

(a)           From the date of this Agreement until the termination of this Agreement in accordance with its terms, the Company will not, and will not permit or authorize any of its officers, directors, employees, lenders, investment banking firms, other agents, other Representatives or Affiliates to, solicit, initiate or encourage or take any other action to facilitate, any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any nonpublic information to or enter into any agreement with any Persons other than Acquiror and Sub concerning the merger, consolidation, sale of securities or any other transaction involving, directly or indirectly, the Company or any of its Subsidiaries and the sale of all or a significant portion of their properties or assets or any of their equity.  From and after the date of this Agreement, the Company will notify Acquiror of any such inquiry or proposal promptly after receipt of the same by the Company’s officers, directors, employees or Affiliates (whether received directly or through any lender, investment banking firm or other agent).

(b)           From the date of this Agreement until the termination of this Agreement in accordance with its terms, Acquiror will not, and will not permit or authorize any of its officers, directors, employees, lenders, investment banking firms, other agents, other Representatives or Affiliates to (i) initiate or submit any proposal or indication of interest relating to the purchase of any other company or all or substantially all of the assets of another company (an “Alternative Purchase Transaction”), or (ii) authorize, engage in, or enter into any agreement or understating with respect to, any Alternative Purchase Transaction; provided, however, nothing shall limit Acquiror’s ability to review and enter into an alternative purchase transaction that requires the payment by Acquiror of less than $10 million in aggregate consideration (using either stock, cash or both stock and cash).

Section 5.8.            Tax Matters.

(a)           Preparation and Filing of Tax Returns; Payment of Taxes. Between the date hereof and the Closing Date, the Company and its Subsidiaries will prepare and file on or before the due date therefor all Returns required to be filed by the Company and its Subsidiaries on or before the Closing Date, and shall pay all Taxes due on such Return or which are otherwise required to be paid at any time prior to or during such period.

(b)           Notification of Tax Proceedings.  Between the date hereof and the Closing Date, to the extent the Company or any of its Subsidiaries has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company or any of its Subsidiaries, the Company shall provide prompt notice to the Acquiror of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

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(c)           Tax Elections, Waivers and Settlements. Neither the Company nor any of its Subsidiaries shall take any of the following actions: (i) make, revoke or amend any Tax election; (ii) execute any waiver of restrictions on assessment or collection of any Tax; or (iii) enter into or amend any agreement or settlement with any Tax authority.

Section 5.9.            Confidentiality.  Each of the Acquiror and the Company shall hold, and shall cause its Representatives to hold in confidence all documents and information furnished to it by or on behalf of any other party to this Agreement in connection with the transactions contemplated hereby pursuant to the terms of that certain Confidentiality and Non-Disclosure Agreement entered into on February 11, 2014 by and between Acquiror and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), provided, however, that notwithstanding anything in this Agreement to the contrary, Acquiror may make any disclosure to the extent it is required to do so to comply with any securities laws or stock exchange regulations.  Sub agrees to be bound by the Confidentiality Agreement as fully as if it were an original party thereto.  If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 5.10.          Consents and Filings; Further Assurances.

(a)           Subject to the proviso contained in Section 5.10(b) hereof, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including by obtaining from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)           Each of the Company and Acquiror shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated hereby, provided, however, that nothing in this Agreement will require or obligate Acquiror or Sub to (and in no event shall any representation, warranty or covenant of Acquiror or Sub contained in this Agreement be breached or deemed breached as a result of the failure of Acquiror or Sub to take any of the following actions):  (i) agree to or otherwise become subject to any limitations on (A) the right of Acquiror or Surviving Corporation effectively to control or operate their business or assets; (B) the right of Acquiror to acquire the Company pursuant to the Merger; (C) the right of Acquiror to exercise full rights of ownership over the Surviving Corporation and its Subsidiaries; or (D) the right of Acquiror or Surviving Corporation to receive the services and other rights under the applicable Ancillary Agreements; (ii) agree or be required to sell, license or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Acquiror or Surviving Corporation or any of their Affiliates including the business, assets or operations of the Company or any of its Subsidiaries; or (iii) otherwise take any steps to avoid or eliminate any impediment that may be asserted under any Law governing competition, monopolies or restrictive trade practices.

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(c)           To the extent permitted by applicable Law, each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority.  In the event that a Governmental Authority shall request that a party to this Agreement participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry, such party shall so advise the other parties and, to the extent reasonably practical, shall consult with the other parties in advance and, to the extent permitted by such Governmental Authority, give the other parties the opportunity to attend and participate at such meeting.  Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing.  The parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(d)           Government Approvals.

(i)           CFIUS Notification. Acquiror and Company shall submit or cause to be submitted, (A) promptly after the date of this Agreement, a joint draft notice and other appropriate documents to CFIUS within the meaning of 31 C.F.R. §800.401(f) to obtain a CFIUS Clearance, (B) as soon as possible (but not less than five (5) calendar days) after the joint draft notice referenced in clause (A) has been submitted to CFIUS, a formal voluntary notice of the transaction to CFIUS within the meaning of 31 C.F.R. §800.402 to obtain a CFIUS Clearance, and (C) as soon as possible (and in any event in accordance with pertinent regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which Acquiror and Company mutually agree should be made, in each case in connection with this Agreement and the transactions contemplated hereby.

(ii)           Commercially Reasonable Efforts. In connection with CFIUS Clearance referenced in Section 5.10(d), Acquiror and Company shall use commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry by any Governmental Authority, (ii) keep the other party informed in all material respects of any material communications received by such party from, or given by such party to CFIUS or any other Governmental Authority, and (iii) permit the other party to review any material non-confidential communication given by it to another Person, and consult with each other in advance of and be permitted to attend any meeting or conference with CFIUS or any such other Governmental Authority in each case regarding the transaction contemplated by this Agreement.

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Section 5.11.          Public Announcements.  On and after the date hereof and through the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby.  None of the parties shall issue any such press release or make any such public statement prior to obtaining the written approval of Acquiror and the Company, which approval shall not be unreasonably withheld or delayed, except that to the extent disclosure shall be required by applicable Law or applicable stock exchange regulations, any party may make any required disclosure without regard to whether approval has been withheld or delayed; provided that such party shall use commercially reasonable efforts to allow the other party to review and comment on such disclosure required by Law.  Notwithstanding anything in this Agreement to the contrary, following Closing and after the public announcement of the Merger, Securityholder Representative may publicly announce that it has been engaged to serve as the Securityholder Representative in connection with the Merger as long as such announcement does not disclose any of the other terms of the Merger or the other transactions contemplated herein.

Section 5.12.          Further Actions.  Prior to the Closing, the Company shall take, or cause to be taken, the action listed on Schedule 5.12 of the Disclosure Schedule.

Section 5.13.          Indemnification; Directors and Officers Insurance.

(a)           All rights to indemnification and permitted limitations of liability for monetary damages existing in favor of the present or former directors, officers and employees of the Company or any of its Subsidiaries (other than for indemnification claims for Losses under Article VII of this Agreement) (the “Covered D&O Indemnitees”) as provided in the Company’s certificate of incorporation or bylaws as in effect on the date hereof, or the certificate of incorporation, bylaws or similar constitutive documents of any of the Company’s Subsidiaries as in effect as of the date hereof, or indemnification agreements with each present or former director, officer or employee, with respect to matters occurring prior to the Effective Time (including the transactions contemplated by this Agreement) shall survive the Merger and shall continue in full force and effect (to the extent consistent with applicable Law) indefinitely after the Effective Time, without material alteration or amendment.  After the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless the Covered D&O Indemnitees against all losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent then permitted under Delaware Law and by the Company’s certificate of incorporation or bylaws as in effect on the date hereof; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.  Without limiting the foregoing, Acquiror shall cause the Surviving Corporation, to the extent permitted by applicable Law, to periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable Law and pursuant to the indemnification agreements in place with each individual; provided, that the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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(b)           Prior to the Closing, the Company shall purchase, and Acquiror shall cause the Company (and its successors, if applicable) following the Closing to maintain, for the benefit of the Covered D&O Indemnitees, policies of directors’ and officers’ and fiduciary liability “tail” or “run-off” insurance for a period of no less than seven (7) years after the Closing Date (the “D&O Tail Policy”).

(c)           The obligations of Acquiror (or any such successor) under this Section 5.13 shall not be terminated or modified following the Effective Time in such a manner as to adversely affect any of the Covered D&O Indemnitees to whom this Section 5.13 applies without the consent of such affected indemnitee (it being expressly understood that this Section 5.13 is intended for the benefit of, and shall be enforceable by, each of the Covered D&O Indemnitees and their respective heirs and shall be binding on the Surviving Corporation and Acquiror and their respective successors or assigns).

Section 5.14.          Additional Loan to the Company. In the event that Closing shall not have taken place on or before the date that is ninety (90) days after the date hereof and such a delay is either a result of (i) the closing conditions set forth in Section 6.1(a) or Section 6.1(b) of the Agreement not having been satisfied, other than as a result of the willful failure of the Company to satisfy such conditions; (ii) Acquiror's refusal to consummate the Closing within five days following satisfaction by the Company of the closing conditions set forth in Section 6.3; or (iii) Acquiror willfully failing to satisfy a closing condition set forth in Section 6.2, the Company shall be entitled to require that Acquiror extend to the Company an additional loan in the amount of $5.0 million (the “Additional Loan”).  The Additional Loan shall have the same terms and conditions as set forth in the Promissory Note.

Section 5.15.          Employee Benefits.

(a)           For a one year period following the Closing, Acquiror shall provide, or shall cause to be provided, to each Offered Employee who continues employment with Acquiror, the Surviving Corporation or any Subsidiary of the Acquiror or Surviving Corporation after the Closing (collectively, the “Continuing Employees”) (i) base compensation and bonus opportunities that, in each case, are no less favorable than were provided to the Continuing Employees immediately prior to the Closing, and (ii) other employee benefits (excluding equity or equity-based awards) that are no less favorable, in the aggregate, than the employee benefits (excluding equity or equity-based awards) that were provided to the Continuing Employees immediately prior to the Closing.  The Acquiror shall grant to the Continuing Employees within 30 days of the Effective Time restricted share units to purchase Acquiror Ordinary Shares in the amount specified in Schedule 5.15(a).

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(b)           Acquiror shall, and shall cause the Surviving Corporation to, treat, and cause the applicable plans in which Continuing Employees are eligible to participate or receive benefits thereunder to treat, the service of Continuing Employees with the Company or any of its Subsidiaries attributable to any period before the Closing Date as service rendered to Acquiror, the Surviving Corporation or any Affiliate of Acquiror for purposes of eligibility to participate, vesting, level of benefits for purposes of vacation and severance, and applicability of minimum waiting periods for participation.  Without limiting the foregoing, Acquiror shall cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any health or welfare plan of Acquiror, the Surviving Corporation and any Affiliate of Acquiror to be waived with respect to Continuing Employees and their dependents to the extent such conditions were inapplicable or waived under the comparable plans in which such Continuing Employees participated immediately prior to the Closing.  If the Continuing Employees become eligible to participate in a health or welfare plan maintained by the Acquiror or any Affiliate of Acquiror in the calendar year in which the Closing occurs, any deductibles, co-pays or similar amounts incurred by the Continuing Employees (or their dependents) under any of the Company’s (or any of its Subsidiaries’) health or welfare plans in the calendar year in which the Closing occurs shall be credited towards deductibles, co-pays or similar payments under the corresponding health and welfare plans of Acquiror or any Affiliate of Acquiror for such calendar year as if such amounts had been paid in accordance with such plans.

(c)           No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof or other person representing the rights or interests of any such persons) of Acquiror or the Company or any of their Affiliates in respect of continued employment (or resumed employment) with either Acquiror or the Company or any of their Affiliates or with respect to the compensation, benefits, or other terms and conditions of employment with Acquiror or the Company or any of their Affiliates.  This Agreement is not intended to and shall not be construed to amend, modify or terminate any employee benefit plan, program or arrangement or to affect Acquiror’s or the Company’s or any of their Affiliates’ ability to amend, modify or terminate any employee benefit plan, program or arrangement.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1.            General Conditions.  The respective obligations of Acquiror, Sub and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any such party in its sole discretion; provided, that such waiver shall only be effective as to the rights of such party:

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(a)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b)           All material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed.  The CFIUS Clearance shall have been obtained.

(c)           The Company shall have received approval of the Merger and the terms of this Agreement from (a) the holders of at least a majority of the Preferred Stock outstanding immediately prior to the Effective Time, voting together as a single class on an as-converted to Company Common Stock basis and (b) the holders of a majority of the outstanding shares of Company Capital Stock on an as-if converted to Company Common Stock basis (collectively, the “Stockholder Approval”).

Section 6.2.            Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)           The representations and warranties of Acquiror and Sub contained in this Agreement or any Ancillary Agreement or any certificate delivered pursuant hereto shall be true and correct in all respects when made and in all material respects as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all respects as of such specified date; provided, however, that representations and warranties qualified by an Acquiror Material Adverse Effect or other materiality qualifiers must instead be true and correct in all respects.  Acquiror and Sub shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing, in all material respects.  The Company shall have received from each of Acquiror and Sub a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer of each of Acquiror and Sub.

(b)           The Company shall have received a certificate of the Secretary or an Assistant Secretary of Acquiror certifying as to the full force and effect of resolutions of its board of directors (or a committee thereof) attached thereto as exhibits evidencing the authorization of Acquiror to consummate the transactions contemplated by this Agreement.

(c)           The Company shall have received a certificate of the Secretary or an Assistant Secretary of Sub certifying as to the full force and effect of resolutions of its board of directors and sole stockholder attached thereto as exhibits evidencing the authorization of Sub to consummate the transactions contemplated by this Agreement.

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(d)           There shall have been no event, change, circumstance, effect, development or state of facts that would individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.  The Company shall have received a certificate signed on behalf of Acquiror, by a duly authorized officer thereof, to such effect.

(e)           The Securityholder Representative shall have received an executed counterpart of each of the Escrow Agreements, signed by each party other than the Securityholder Representative.

Section 6.3.            Conditions to Obligations of Acquiror and Sub.  The obligations of Acquiror and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Acquiror in its sole discretion:

(a)           The representations and warranties of the Company contained in this Agreement or the Escrow Agreements or any certificate delivered pursuant hereto shall be true and correct in all respects when made and in all material respects as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date; provided, however, that representations and warranties qualified by Material Adverse Effect or other materiality qualifiers must instead be true and correct in all respects.  The Company shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or the Escrow Agreements to be performed or complied with by it prior to or at the Closing, in all material respects.  Acquiror shall have received from the Company a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

(b)           Acquiror shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the full force and effect of resolutions of its board of directors and stockholders attached thereto as exhibits evidencing the authorization of the Company to consummate the transactions contemplated by this Agreement.

(c)           The Voting and Joinder Agreement shall be in full force and effect.  The representations and warranties of each Stockholder contained in the Voting and Joinder Agreement or any certificate delivered pursuant thereto shall be true and correct in all material respects both when made and as of the Closing Date.  Each signatory to the Voting and Joinder Agreement shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required therein to be performed or complied with by them prior to or at the Closing.

(d)           At least 85% of the Offered Employees, including the Key Employees, shall have acknowledged that they will continue employment with the Company or its Subsidiaries following the Closing.

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(e)           The Employment Agreements executed by the number of Key Employees identified in Schedule 6.3(e) of the Company Disclosure Schedules shall be effective at the Closing.

(f)            Since the date of this Agreement, there shall not have been a Material Adverse Effect.  Acquiror shall have received a certificate signed on behalf of the Company, by a duly authorized officer thereof, to such effect.

(g)           Acquiror shall have received duly executed Joinder Agreements from the holders of at least the percentage of the outstanding shares of Company Capital Stock on an as-if converted to Company Common Stock basis set forth on Schedule 6.3(g)).

(h)           There shall not be pending any Action by any Governmental Authority:  seeking to restrain or prohibit Acquiror’s ownership or operation (or that of Acquiror’s Subsidiaries or Affiliates, including the Company and its Subsidiaries) of all or any portion of the business or assets of the Company or any of its Subsidiaries, or of Acquiror or any of its Subsidiaries or Affiliates, or to compel Acquiror or any of its Subsidiaries or Affiliates, including the Company and its Subsidiaries, to dispose of or hold separate all or any of the business or assets of the Company or any of its Subsidiaries, or of Acquiror or any of its Subsidiaries or Affiliates.

(i)           The Company and each Subsidiary of the Company shall have obtained consents, waivers and approvals for the Merger and the other transactions contemplated by this Agreement and the Escrow Agreements required to be obtained from the third parties listed on Schedule 6.3(i) of the Company Disclosure Schedules, and shall have given all other notices required to be given to third parties that are not Governmental Authorities in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

(j)           The Company shall have taken the actions with respect to the Company Stock Options and Company Warrants as contemplated in this Agreement.

(k)           At the Effective Time, all Company Stock Options shall have been either exercised or expired.

(l)           Acquiror shall have received the written resignation of each of the directors of the Company and its Subsidiaries effective as of the Closing.

(m)           Acquiror shall have received an executed counterpart of each of the Escrow Agreements signed by each party other than Acquiror.

(n)           The Company shall have terminated the employment of (1) each employee of the Company and its Subsidiaries that is not an Offered Employee, and (2) each Offered Employee that had not accepted in writing the employment offer made to him/her by Acquiror.

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(o)           The Company shall have repaid any and all of the debts and loans set forth on Schedule 6.3 of the Company Disclosure Schedules.

(p)           Each Stockholder and holder of Company Warrant that has any rights of pre-emption or participation, rights of first refusal, first offer, tag along or any similar rights, or any veto rights, special voting rights or requirement for a special majority, with respect to the execution and performance of this Agreement, under the Company's Certificate of Incorporation, any stockholders agreement and/or otherwise, shall have waived such right(s) in writing in a form reasonably satisfactory to Acquiror.

(q)           The Company shall have delivered to the Acquiror the Confirmation Letter referred to in Schedule 5.12 of the Company Disclosure Schedules, and the Acquiror shall have consented to the calculations set forth therein, which consent shall not be unreasonably withheld or delayed.

(r)           No power of attorney shall be in force with respect to any matter relating to Taxes of the Company or any of its Subsidiaries.

(s)           Acquiror shall have received the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2013 and such audited financial statements shall be identical, in all material respects, to the Financial Statements.

(t)           Acquiror shall have received from the Company a certificate complying with Treasury Regulation Section 1.897-2(g)(1)(ii) that states that interests in the Company are not “United States real property interests.”

ARTICLE VII

INDEMNIFICATION

Section 7.1.            Survival of Representations, Warranties and Covenants.

(a)           Regardless of any investigation conducted by any party hereto and any information which any party may receive or knowledge they may have, all of the covenants and agreements of the parties contained in or made pursuant to this Agreement shall survive (and not be affected in any respect by) the Closing as provided herein.

(b)           The representations and warranties of the Company contained in or made pursuant to this Agreement and the indemnity obligations for the inaccuracy or breach of such representations and warranties contained in Section 7.2(a) hereof shall terminate on, and no new claim or Action with respect thereto may be brought, after the lapse of eighteen (18) months following the Closing Date; provided, however, that the representations and warranties contained in Sections 3.15 (Intellectual Property), 3.16 (Taxes) and Section 3.12 (Labor and Employment Matters) and any claims related thereto pursuant to Section 7.2(a) and 7.2(c) shall survive for twenty four (24) months following the Closing Date, and provided, further, that for purposes of claims by Indemnified Parties under the Voting and Joinder Agreement and/or Joinder Agreement (collectively, the “Joinder Agreements”), the representations and warranties contained in Section 2.1 (Organization; Authority; No Conflicts) and Section 2.3 (Ownership) of the Joinder Agreements and any claims pursuant to Section 7.2(e) hereunder shall survive until the last day of the applicable statute of limitations period.

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(c)           The representations and warranties and covenants and agreements and the applicable indemnity obligations with respect thereto pursuant to this Article VII for the inaccuracy or breach thereof that terminate pursuant to this Section 7.1, shall not terminate with respect to (and to the extent of) any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Securityholder Representative has been given written notice in accordance with the terms hereof from the Indemnified Party prior to the expiration of the applicable survival period until such time as any such claim is resolved in accordance with the terms hereof.

(d)           The parties acknowledge that the time periods set forth in this Section 7.1 for the assertion of claims and notices under this Agreement are the result of arms’ length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.  The parties further acknowledge that the time periods set forth in this Section 7.1 may be shorter than otherwise provided by Law.

Section 7.2.            Indemnification.  Subject to the limitations set forth in Sections 7.1 and 7.5 hereof, from and after the Closing Date, each of Acquiror, Sub, the Surviving Corporation and their Affiliates, and the respective Representatives, successors and assigns of each of the foregoing (collectively, the “Indemnified Parties”) shall be saved, indemnified and held harmless under the Joinder Agreements from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) net of any insurance proceeds actually collected by the Indemnified Party (hereinafter collectively, “Losses”) to the extent arising out of or resulting from:

(a)           the inaccuracy or breach as of the date of this Agreement or as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to this Agreement or in the Escrow Agreements, the Company Disclosure Schedules or any certificate or instrument delivered by the Company in accordance herewith or therewith (for purposes of calculating any Losses arising from such inaccuracy or breach, such representation and warranty (but not for purposes of determining if there is any such inaccuracy or breach thereof) shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualification);

(b)           any breach by the Company of any covenant or agreement by the Company contained in this Agreement or in any Ancillary Agreement;

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(c)           any inaccuracy in the calculation of the Estimated Merger Consideration or the Adjusted Merger Consideration;

(d)           any Pre-Closing Taxes in excess of the amount of Pre-Closing Taxes taken into account in computing the Working Capital Adjustment; and

(e)           any of the items listed in Schedule 7.2(e).

Section 7.3.            Manner and Limitation of Indemnification of the Indemnified Parties.

(a)           In the event an Indemnification Claim arises and the amount of Loss in respect thereof has not yet been finally determined, an Indemnified Party may give the Securityholder Representative written notice of the Indemnified Party’s reasonable estimate of such Loss.  Thereafter, such amount shall be included in the Aggregate Claim Amount until the amount of such Loss has been finally determined (it is understood and agreed that Acquiror may also include the amount of any Loss that is known or is otherwise quantified in the Aggregate Claim Amount).  The Securityholder Representative shall have the right to dispute any Indemnification Claim, including on the grounds that (i) no breach of representation, warranty or covenant has occurred and/or (ii) the amount of estimated Loss set forth in an Indemnification Claim exceeds a reasonable estimate of Loss with respect to the Indemnification Claim.  The amount set forth in a notice of an Indemnification Claim shall be included in the Aggregate Claim Amount unless and until there shall be a final non-appealable order of a court of competent jurisdiction or a written agreement between Acquiror and the Securityholder Representative to the contrary, without regard to the resolution of the underlying Indemnification Claim.

(b)           Each Indemnification Claim made by an Indemnified Party shall be made only in accordance with this Article VII and the Joinder Agreements.

(c)           To provide a fund against which an Indemnified Party may assert Indemnification Claims, the Escrow Amount shall be deducted from the Estimated Merger Consideration at Closing and deposited by Acquiror into an escrow pursuant to the Indemnity Escrow Agreement.

(d)           The Indemnified Parties’ sole and exclusive recourse for any Loss or claim of Loss arising out of or relating to this Agreement (only from and after the consummation of the Closing) and the transactions contemplated hereby, whether based in contract, tort or on any other grounds, shall be (i) as provided in this Article VII and (ii) the Escrow Amount shall be the sole source of indemnification hereunder, except (x) with respect to any breaches of the representations and warranties contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority) and 3.5 (Capitalization) of this Agreement and Section 2.1 (Organization; Authority; No Conflicts) and Section 2.3 (Ownership) of the Joinder Agreements, (y) any breach by the Company of any covenant or agreement by the Company contained in this Agreement or in the Escrow Agreements, and (z) fraud or intentional misrepresentation by such Securityholder or by the Company, for which any Indemnified Party shall be entitled to seek recovery for any such Loss on any available basis, including by seeking recovery from the Escrow Amount and/or the Securityholders on a several (on the basis of each Securityholder’s Pro-Rata Portion at the time the claim shall be made), and not joint; provided, however, that except in the case of fraud or intentional misrepresentation by the Stockholder or by the Company of which Securityholder was aware, the Indemnified Party shall seek recovery first from the Escrow Amount and only thereafter from the Securityholder.

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Section 7.4.            Third Party and Other Indemnification Claims.

(a)           In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss or a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the Securityholder Representative, on behalf of the Securityholders (the "Indemnifying Party", except for provisions relating to an obligation to make or a right to receive payment, which shall be borne by the Securityholders directly), promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, and the amount or method of computation of the amount of such claim (if known).  Following the Indemnified Party’s delivery of such notice of a Third Party Claim or any other Indemnification Claim, the Indemnified Party shall provide the Securityholders’ Representative with such other information with respect to such claim that is available to the Indemnified Party as the Securityholders’ Representative may reasonably request.  The failure or delay to provide such prompt notice of a Third Party Claim or any other Indemnification Claim, however, shall not release any of the Securityholders from any of his or its obligations under this Article VII unless and to the extent such failure or delay materially prejudices the Securityholders.

(b)           If the Indemnifying Party within thirty (30) days (or less if the nature of the Third Party Claim requires) after receipt of the Third Party Claim demonstrates that, if and as of such time, the Indemnity Cap, minus the Aggregate Claim Amount as of such date, is sufficient in order to indemnify for the full amount of the Loss, if determined, or the reasonably estimated amount of the Loss, as the case may be, in connection with such claim, or the Securityholder Representative shall demonstrate to the Indemnified Party’s reasonable satisfaction that the Indemnifying Parties have sufficient financial resources through the Indemnity Escrow Agreement in order to indemnify the Indemnified Party for the full amount of the Loss, the Indemnifying Party may, subject to Section 7.4(c) hereof, elect to assume control over the compromise or defense of such Third Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (the counsel selected by the Securityholder Representative in the case where the Securityholders are the Indemnifying Parties), which counsel must be reasonably satisfactory to the Indemnified Party, provided, that (i) the Indemnified Party shall reasonably cooperate with the Indemnifying Party and may, if such Indemnified Party so desires, employ counsel at such Indemnified Party’s own expense to assist in the handling (but not control the defense) of any Third Party Claim, provided that in no event may any Indemnified Party settle such Third Party Claim without the consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed; (ii) in the event of an Action that is the subject of a Third Party Claim in which both the Indemnifying Party and the Indemnified Party are named as parties and either the Indemnifying Party or the Indemnified Party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to such other Person or that a conflict of interest between such Persons may exist in respect of such Action, then the Indemnified Party may, if it so desires, employ one additional counsel at the Indemnifying Party’s expense to represent the Indemnified Party in such Third Party Claim (such expenses to be paid out of the Escrow Amount); (iii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any Third Party Claim; (iv) the Indemnifying Party shall obtain the prior written approval (which approval may be withheld or delayed in the Indemnified Party’s sole discretion) of the Indemnified Party before entering into any settlement, adjustment or compromise of such claim involving injunctive or other equitable relief being asserted against any Indemnified Party or any of its Affiliates; provided, however, that no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such action), unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to satisfy such settlement, compromise or consent and includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim or Action.  Notwithstanding anything contained herein to the contrary, if an Indemnified Party has been indemnified for any Loss hereunder and at any time thereafter the Indemnified Party recovers all or any portion of such Loss (such amount, the “Recovered Amount”) from a Third Party, the Indemnified Party shall promptly refund the Recovered Amount to Indemnifying Parties or return the Recovered Amount to the Escrow Amount if withdrawn therefrom and the Indemnity Escrow Agreement has not terminated; provided, that no Indemnified Party shall have any obligation to seek such recoveries.

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(c)           Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over (and if the Indemnified Party so desires, the Indemnified Party shall have sole control over) the defense, settlement, adjustment or compromise of (but the Indemnifying Party shall nevertheless be required to pay all Losses incurred by the Indemnified Party in connection with such defense, settlement, adjustment or compromise in accordance with and subject to the limitations and provisions set forth in this Article VII) a Third Party Claim: (i) if the Indemnified Party reasonably believes that its Losses pursuant to such Third Party Claim will exceed the Indemnity Cap less the Aggregate Claim Amount as of such date; (ii) if the Indemnified Party reasonably believes that the Indemnifying Parties do not have the financial resources, to pay substantially all of the Losses in connection with such Third Party Claim or (iii) if the Indemnified Party reasonably believes allowing the Indemnifying Party to have sole control over the defense, settlement or compromise could have a material adverse effect on an important asset or commercial relationship of the Indemnified Party.  Notwithstanding anything in this Agreement to the contrary, in the case of Third Party Claims relating to Taxes imposed on the Company or any of its Subsidiaries, (i) the Securityholder Representative shall not be entitled to settle or compromise such claim without the consent of Acquiror if such settlement could adversely affect the liability of Acquiror, its Affiliates, the Company, or its Subsidiaries for periods ending after the Closing Date and (ii) if the Securityholder Representative decides to settle or compromise such claim, Acquiror shall have the right to assume control over the proceeding, provided that Acquiror waives any claim for indemnification in excess of the amount for which the Securityholder Representative is willing to settle the claim.

(d)           If the Indemnifying Party elects not to assume the compromise or defense against the asserted liability, fails to timely and properly notify the Indemnified Party of its election as herein provided, or, at any time after assuming such defense, fails to defend against such Third Party Claim in good faith, the Indemnified Party may, at the Indemnifying Party’s expense, pay, compromise, adjust or defend in good faith against such asserted liability (but the Indemnifying Party shall nevertheless be required to pay all Losses incurred in good faith by the Indemnified Party in connection with such defense, settlement, adjustment or compromise) and the Indemnified Party will consult with the Indemnifying Party prior to any adjustment, settlement or compromise.  In connection with any defense of a Third Party Claim, all of the parties hereto shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a party hereto in connection therewith.

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Section 7.5.            Limits on Indemnification.

(a)           No amount shall be payable to an Indemnified Party in satisfaction of any claim for indemnification pursuant to Section 7.2(a) or Section 7.2(b) above unless and until the aggregate Losses paid, incurred, sustained or accrued equal or exceed Five Hundred Thousand Dollars ($500,000) (the “Threshold”), at which time the Indemnifying Party shall indemnify the Indemnified Party for the full amount of all Losses from and including the first dollar of all such Losses; provided, however, that the Threshold shall not be applicable with respect to, and each Indemnified Party shall be entitled to be indemnified, subject to the limitations set forth in this Article VII, from the Escrow Amount and/or by the Securityholders on a several (on the basis of each Securityholder’s Pro-Rata Portion at the time the claim shall be made), but not joint, basis, for all Losses arising out of or resulting from the indemnification obligation with respect to (x) the breach or inaccuracy of any representation or warranty (A) of the Company contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority) or 3.5 (Capitalization), or (B) of any Securityholder contained in Section 2.3 (Ownership) of the Joinder Agreements, (y) any Claim for indemnification pursuant to Section 7.2(c), 7.2(d) or 7.2(e) or (z) fraud or intentional misrepresentation by such Person or by the Company and/or by any Securityholder.

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(b)           Except as otherwise provided in this Section 7.5, the maximum aggregate amount of indemnifiable Losses that may be recovered by Indemnified Parties under Section 7.2 shall be the Escrow Amount (the “Indemnity Cap”); provided, however, that the Indemnity Cap shall not be applicable with respect to, and each Indemnified Party shall be entitled to be indemnified, from the Escrow Amount and/or by the Securityholders on a several basis (on the basis of each

Securityholder’s Pro-Rata Portion at the time the claim shall be made), for, all Losses arising out of or resulting from the indemnification obligation with respect to (x) the breach or inaccuracy of any representation or warranty (A) of the Company contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority) or 3.5 (Capitalization) hereof, (B) of any Securityholder contained in Section 2.3 (Ownership) of the Joinder Agreements, (y) fraud or intentional misrepresentation by a Securityholder or by the Company, provided that the maximum amount of indemnifiable Losses that may be recovered by an Indemnified Party from a Securityholder pursuant to (x) and (y) hereof shall be limited to the consideration actually received by such Securityholder (including any Earn-Out Amounts or other consideration actually received by such Securityholder after the Closing) under this Agreement; provided further that in the event of a breach of Section 2.3 (Ownership) of the Joinder Agreements by a Securityholder or in the event of fraud or intentional misrepresentation by a Securityholder under the Joinder Agreements, such Securityholder’s indemnification obligation (and no other Securityholder’s obligations) for Losses shall be unlimited in amount. For the avoidance of doubt, no Securityholder shall have any liability with respect to breaches of representations, warranties or covenants by any other Securityholder or for fraud or intentional misrepresentation of any other Securityholder.

(c)           Without limitation of the indemnity obligations under this Article VII, from and after the consummation of the Closing, (i) the Surviving Corporation shall have no obligation or liability whatsoever in respect of Losses arising out of or resulting from the indemnification obligations in this Article VII; and (ii) notwithstanding anything in this Agreement to the contrary other than Section 5.13, the Securityholders shall have no right of indemnification, contribution or reimbursement from or remedy against the Surviving Corporation and/or any employee of the Surviving Corporation as a result of any indemnification they are required to make under or arising out of the breach or inaccuracy of any representation, warranty, covenant or other obligation in this Agreement or in any certificate, document or other instrument delivered herewith, and, except as set forth in Section 5.13, the Securityholders shall be deemed to have released, waived and forever discharged any right to indemnification, contribution or reimbursement that they may have at any time after the consummation of the Closing against the Surviving Corporation under or arising out of the breach or inaccuracy of any representation, warranty, covenant or other obligation of the Company related to the period prior to the Closing contained in this Agreement, any Ancillary Agreement or in any certificate, document or other instrument delivered herewith or therewith.1

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Section 7.6.            Indemnification Claims.  Indemnification Claims made by an Indemnified Party under this Article 7 shall be made as provided hereunder and in the Indemnity Escrow Agreement.

Section 7.7.            Adjustment to Purchase Price.  Any indemnification payable pursuant to this Article VII shall be treated for Tax purposes as an adjustment to the Total Merger Consideration.

ARTICLE VIII

TERMINATION

Section 8.1.            Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of Acquiror and the Company;

(b)           (i) by the Company, if Acquiror or Sub breaches or fails to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2 hereof, (B) cannot be or has not been cured within thirty  (30) days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Company; or (ii) by Acquiror, if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or the Escrow Agreements and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 6.3 hereof, (y) cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach or failure to perform and (z) has not been waived by Acquiror;

(c)           by either the Company or Acquiror if the Merger shall not have been consummated by November 30, 2014 (the “Termination Date”).  The right to terminate this Agreement under this Section 8.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Merger to be consummated on or prior to such date;

(d)           by either the Company or Acquiror in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

1 NTD: This Securityholder release language is also to be inserted in the joinder agreements.

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(e)           by the Acquiror if, within 15 Business Days following the execution of this Agreement, the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock shall have not executed and delivered a Voting and Joinder Agreement; provided, however, that so long as such threshold of the Voting and Joinder Agreements remain effective, Acquiror shall have no right to terminate this Agreement pursuant to this Section 8.1(e) at any time after the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock have executed and delivered a Voting and Joinder Agreement; provided further, however, that such 15 Business Day period for the execution and delivery of Voting and Joinder Agreements shall be extended an additional 10 Business Days if, following the execution of this Agreement, the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock shall have not executed and delivered a Voting and Joinder Agreement and the Company is working in good faith to obtain such Voting and Joinder Agreements.

The party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a) above) shall give prompt written notice of such termination to the other parties.

Section 8.2.            Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no continuing obligation or liability on the part of any party (or any officers, directors, stockholders, employees or Affiliates of such party) except (i) for the provisions of, Section 5.8 hereof relating to the Confidentiality Agreement, Section 5.11 hereof relating to public announcements, Section 5.14 hereof relating to the additional loan, Section 9.1 hereof relating to fees and expenses, Section 9.5 hereof relating to notices, Section 9.8 hereof relating to third-party beneficiaries, Section 9.9 hereof relating to governing law, Section 9.10 hereof relating to submission to exclusive jurisdiction and this Section 8.2; and (ii) that nothing herein shall relieve any party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent hereto pursuant to this Agreement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1.            Fees and Expenses.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

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Section 9.2.            Amendment and Modification.  This Agreement may be amended, modified or supplemented by the parties at any time prior to the consummation of the Closing, subject to applicable Law with respect to any Stockholder approval that may be required.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment; provided, however, that from and after the consummation of the Closing, this Agreement may be amended, modified or supplemented by an instrument in a writing signed on behalf of Acquiror, the Surviving Corporation and the Securityholder Representative.

Section 9.3.            Extension.  At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, extend the time for the performance of any of the obligations or other acts of the parties.  Any agreement on the part of a party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 9.4.            Waiver.  At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, (a) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or any document delivered pursuant hereto or (b) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 9.5.            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered during normal business hours either personally, or, if by facsimile or electronic mail, upon written confirmation of receipt (and any such delivery that is not during normal business hours of the Person to whom notice is being sent shall be deemed duly given on the next Business Day after such delivery), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)           if to the Company, to:

2700 Zanker Road #150
San Jose, CA 95134
Attn:  Devesh Garg

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with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover St.
Palo Alto, California 94304
Attn:  Jorge del Calvo, Esq. and James J. Masetti, Esq.
Fax:  650-233-4545

(b)           if to the Securityholder Representative, to:

Shareholder Representative Services LLC
1614 15th Street, Suite 200
Denver, CO  80202
Attention: Managing Director
Email: deals@srsacquiom.com
Telephone No.: (303) 648-4085
Fax:  (303) 623-0294

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover St.
Palo Alto, California 94304
Attn:  Jorge del Calvo, Esq. and James J. Masetti, Esq.
Fax:  650-233-4545

(c)           if to Acquiror, Sub or the Surviving Corporation, to:

EZchip Semiconductor Ltd.
1 Hatamar Street
PO Box 527
Yokneam 2069206
Israel
Attn:  Chief Financial Officer

Fax:  +972-4-9594166

with a copy (which shall not constitute notice) to:

Naschitz, Brandes, Amir &Co.
5 Tuval St.
Tel Aviv 6789717
Attn:           Sharon Amir, Adv., Tuvia Geffen, Adv. and Tal Eliasaf, Adv.
Fax:  972-3-6236003

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Section 9.6.            Interpretation.  When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.

Section 9.7.            Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement.  Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.  Notwithstanding any oral agreement of the parties or their representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 9.8.            No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided (a) to Indemnified Parties and (b) the Covered D&O Indemnitees.

Section 9.9.            Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

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Section 9.10.          Submission to Exclusive Jurisdiction; Waiver of Jury Trial.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party or its successors or assigns shall be brought and determined in any state or federal court located in the State of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts).  Each party further agrees to accept service of process in any manner permitted by such courts.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11.          Assignment; Successors.  Except as provided in the last sentence of this Section 9.11, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of Acquiror (in the case of an assignment by the Company) or the Company (in the case of an assignment by Acquiror or Sub), and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall relieve or limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 9.12.          Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

86

Section 9.13.          Currency.  All references to “dollars” or “$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 9.14.          Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.15.          Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.16.          Electronic Signature.  This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 9.17.          No Presumption Against Drafting Party.  Each of Acquiror, Sub and the Company and the Securityholder Representative acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 9.18.          Attorney-Client Privilege.  Acquiror agrees that, as to all communications among Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) and/or O’Melveny & Myers LLP (“OMM”), on the one hand, and the Company, any Securityholder or any of their respective Affiliates, on the other hand, that relate exclusively to the negotiation of this Agreement and the Ancillary Agreements, the attorney-client privilege and the exception of client confidence may be controlled only by the Securityholder Representative and shall not pass to or be claimed by Acquiror or the Company, because the interests of Acquiror and its Affiliates were directly adverse to the Company, the Securityholders and the Securityholder Representative at the time such communications were made.  Acquiror, the Company and each of their Affiliates agree not to assert such privilege in any dispute involving only the parties to this Agreement or the Securityholders.  Notwithstanding the foregoing, in the event that a dispute arises between Acquiror and/or the Company on the one hand, and a Person other than a party to this Agreement or a Securityholder, on the other hand, after the Closing, the Company may assert the attorney-client privilege to prevent disclosure to such third-party of confidential communications by Pillsbury and/or OMM to the Company; provided, however, that the Company may not waive such privilege without the prior written consent of the Securityholder Representative.  For the sake of clarity, all references to the Company contained in this Section 9.18 shall include the Surviving Corporation,

[The remainder of this page is intentionally left blank.]

87

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above.

EZCHIP SEMICONDUCTOR LTD.

By: /s/ ELI FRUCHTER
Name: Eli Fruchter
Title: CEO

EROS ACQUISITION SUB, INC.

By: /s/ ELI FRUCHTER
Name: Eli Fruchter
Title: President

TILERA CORPORATION

By: /s/ DEVESH GARG
Name: Devesh Garg
Title: CEO

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Securityholder Representative:

By:_________________________________
Name:
Title:

EX-99.1 2 exhibit_99-1.htm EXHIBIT 99.1

Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

among

EZCHIP SEMICONDUCTOR LTD.,

EROS ACQUISITION SUB, INC.,

TILERA CORPORATION

and the

SECURITYHOLDER REPRESENTATIVE

Dated as of June 30, 2014

i

(continued)

(continued)

(continued)

(continued)

		Page

Section 9.14.	Severability	87
Section 9.15.	Counterparts	87
Section 9.16.	Facsimile Signature	87
Section 9.17.	No Presumption Against Drafting Party	87

EXHIBITS

Exhibit A                     Voting and Joinder Agreement

Exhibit B                      Securityholder Representative Engagement Agreement
Exhibit C                      Promissory Note
Exhibit D                      Indemnity Escrow Agreement
Exhibit E                      Working Capital Escrow Agreement

v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 30, 2014  (this “Agreement”), is made by and among EZCHIP SEMICONDUCTOR LTD., a company organized under the laws of the State of Israel (“Acquiror”), EROS ACQUISITION SUB, INC., a Delaware corporation and an indirect wholly owned subsidiary of Acquiror (“Sub”), TILERA CORPORATION, a Delaware corporation (the “Company”), and SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity, as representative of the securityholders of the Company (the “Securityholder Representative”).  Capitalized terms used in this Agreement but not defined elsewhere herein have the meanings assigned to them in Section 1.1 hereof.

RECITALS

A.          The Board of Directors of each of the Company and Sub have, pursuant to the Delaware General Corporation Law (the “Delaware Law”), and the Board of Directors of Acquiror has, approved this Agreement and the consummation of the transactions contemplated hereby, including the merger of Sub with and into the Company (the “Merger”); and the Boards of Directors of each of the Company and Sub have declared that this Agreement is advisable, fair and in the best interests of their respective stockholders and approved the Merger upon the terms and conditions set forth in this Agreement.

B.           As an inducement to Acquiror’s willingness to enter into this Agreement, concurrently with the execution of this Agreement the holders of at least 31.4% of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock have executed and, within 15 Business Days following the execution of this Agreement (subject to an extension as provided herein), the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock will execute and deliver, a Voting and Joinder Agreement substantially in the form attached hereto as Exhibit A (the “Voting and Joinder Agreement”); and concurrently with the execution of this Agreement, certain employees of the Company are entering into employment agreements which shall be effective at the consummation of the Closing.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.          Certain Defined Terms.  For purposes of this Agreement:

“Acquiror Ordinary Shares” means the Ordinary Shares, par value NIS 0.02 per share, of Acquiror.

“Acquiror Material Adverse Effect” means any event, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise), or results of operations of the Acquiror and its Subsidiaries, in each case taken as a whole, or (b) the ability of the Acquiror to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that “Acquiror Material Adverse Effect” shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to any of the following, alone or in combination:  (i) the announcement of the execution of this Agreement, (ii) the markets or legal or regulatory environment in which the Acquiror and its Subsidiaries operate generally, (iii) general economic or political conditions (including those affecting the securities markets), in each case of clause (ii) and (iii), other than those which adversely affect the Acquiror and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated companies in the industries or markets in which they operate, (iv) compliance with the terms of, and taking any action, other than actions in the Ordinary Course of Business, required by, this Agreement, or taking or not taking any actions, other than actions in the Ordinary Course of Business, at the request of the Company and (v) acts or omissions of the Company after the date of this Agreement (other than actions or omission specifically contemplated by this Agreement and which are not in the Ordinary Course of Business).

“Action” means any demand, claim, counterclaim, action, suit or arbitration, or any proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Aggregate Claim Amount” means, at any date of determination, the aggregate amount of (a) Losses for Indemnification Claims that have been resolved in favor of Acquiror and any other Indemnified Parties from the Closing Date through such date in accordance with the terms of this Agreement and the Indemnity Escrow Agreement, plus (b) Acquiror’s reasonable good faith estimate of Losses, as determined in accordance with Section 7.3(a), for all Indemnification Claims that have been timely asserted and not resolved as of such date.

“Ancillary Agreements” means the Escrow Agreements, the Voting and Joinder Agreement, the Joinder Agreement and the Employment Agreements.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York or in Tel-Aviv, Israel.  If any payment or other obligation is due to be made or performed hereunder on a day that is not a Business Day, such payment or other obligation shall be made or performed on the next Business Day.

“Cash” means the aggregate amount of unrestricted cash in the Company’s accounts determined in accordance with GAAP, including for such purpose all severance (and other employment-related obligations for such purpose in connection with the termination of employment), not to exceed $500,000, paid by the Company and its Subsidiaries with respect to all employees of the Company and its Subsidiaries that are not Offered Employees as a result of any actions taken by the Company or any of its Subsidiaries pursuant to Section 5.12.

“Capitalized Lease Obligations” means with respect to any Person, all obligations of such Person as lessee under leases of real or personal property that are required under GAAP to be capitalized on the balance sheet of such Person.

“CFIUS” means the Committee on Foreign Investment in the United States, or any successor agency.

“CFIUS Clearance” means that any review or investigation by CFIUS of the transactions contemplated by this Agreement shall have been concluded, and either (a) the parties have received written notice that a determination by CFIUS has been made that there are no unresolved issues of national security of the United States sufficient to warrant further review or investigation pursuant to Section 721 of the Defense Production Act, or (b) the President of the United States has not acted pursuant to Section 721 of the Defense Production Act to suspend or prohibit the consummation of the transactions contemplated by this Agreement, and the applicable period of time for the President to take such action has expired.

“Closing Consideration” means the Estimated Merger Consideration minus the Escrow Amount minus the Securityholder Representative Expense Amount minus the Working Capital Escrow Amount.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Per Share Amount” means zero dollars per share.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Debt” means the aggregate amount of all Indebtedness of the Company, including for such purpose all severance obligations (and other employment-related obligations for such purpose in connection with the termination of employment) of the Company and its Subsidiaries, whether contractual, by operation of Law or otherwise, with respect to (a) all employees of the Company and its Subsidiaries that are not Offered Employees, to the extent in excess of $500,000, as a result of any actions taken by the Company or any of its Subsidiaries pursuant to Section 5.12; and (b) Offered Employees that did not accept in writing Acquiror's employment offers.

“Company Preferred Stock” means, collectively, the Series A Preferred Stock of the Company, the Series B Preferred Stock of the Company, the Series C Preferred Stock of the Company, the Series D Preferred Stock of the Company and the Series E Preferred Stock of the Company, each with a par value of $0.0001 per share.

“Company Product(s)” means (i) all products, technologies and services sold, offered for sale or otherwise made available by the Company or under development by the Company at the time prior to the date hereof, including those projects listed on Schedule 1.1(a), and (ii) any derivative products and related services of such products, services and technologies, provided such products, technologies and services described in clause (ii) above do not utilize any Intellectual Property or Technology owned by the Acquiror or any of its Affiliates prior to the Effective Time or licensed to the Company by the Acquiror or any of its Affiliates prior to the Effective Time.

“Company Stock Plan” means the Tilera Corporation 2005 Stock Option and Grant Plan.

“Company Transaction Expenses” means all out-of-pocket expenses incurred by the Company to third parties in connection with the transactions contemplated by this Agreement, including the fees and expenses of any broker, investment banker or financial advisor and any legal fees and expenses to the extent not paid by the Company prior to the Closing Date.

“Contract” means any contract, license, agreement, arrangement, lease, commitment, letter of intent, memorandum of understanding, memorandum of agreement and other legally binding arrangement.

“Control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Earn-Out Revenue” means the revenue recognized (in accordance with GAAP, as historically applied by Company) during the applicable period from the sale of Company Products.  In the event any Company Product is sold together with one or more other products, only the revenue attributable to the Company Products shall count towards the “Earn-Out Revenue.”

“Employment Agreements” means the Employment Agreements of even date herewith between Company and the Key Employees.

“Encumbrance” means any charge, claim, encumbrance, mortgage, lien, option, pledge, security interest or other restriction or adverse claim of any kind.

“Escrow Agent” means the escrow agent appointed pursuant to the terms of the Escrow Agreements or any successor appointed in accordance with the terms of the Escrow Agreements.

“Escrow Agreement” means each of the Indemnity Escrow Agreement and the Working Capital Escrow Agreement, and the Indemnity Escrow Agreement and the Working Capital Escrow Agreement are collectively referred to as the “Escrow Agreements”.

“Escrow Amount” means an aggregate cash amount of $6,500,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any United States or non-United States national, federal, state, local, provincial or international government or any political subdivision or any governmental, regulatory or administrative authority, agency or commission, or judicial or arbitral body thereof or therein.

“Inbound IP Agreement” means an agreement granting to the Company or any of its Subsidiaries any rights in Intellectual Property or Technology owned by a third party that is used by the Company or any of its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, as currently conducted, excluding any “shrink-wrap” or “click-wrap” license agreements relating to Software.

“Indebtedness” of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases, and (e) in the nature of a guarantee of any of the obligations described in clauses (a) through (d) above of any other Person.

“Indemnification Claim” means a claim that an Indemnified Party reasonably believes could give rise to any obligation to provide indemnification pursuant to Article VII, including a Third Party Claim.

“Indemnity Escrow Agreement” means that certain Indemnity Escrow Agreement, to be dated effective as of the Closing Date, to be entered into by the Acquiror, the Securityholder Representative and the Escrow Agent, in the form attached as Exhibit D hereto.

“Intellectual Property” means all intellectual property rights arising under the Laws of any jurisdiction with respect to, arising from or associated with the following:  (i) all Internet addresses and domain names (“Domain Names”); (ii) trade names, trademarks and service marks (registered and unregistered), trade dress, industrial designs, brand names, trade dress rights, brand marks, service names, logos, emblems, signs or insignia, and similar rights and applications to register any of the foregoing, and all goodwill associated therewith throughout the world (collectively, “Marks”); (iii) patents, patent applications (including any provisional or non-provisional patent applications, Patent Cooperation Treaty applications, divisionals, continuations, continuations-in-part, renewals, reexaminations, extensions, and reissues), rights therein provided by international treaties or conventions and rights in respect of utility models or industrial designs (collectively, “Patents”); (iv) copyrights (including copyrights in software programs) and registrations and applications therefor and all other rights corresponding thereto, moral rights, database and design rights, and mask works and registrations and applications therefor (collectively, “Copyrights”); and (v) know-how, discoveries, trade secrets, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”).

“IRS” means the Internal Revenue Service of the United States.

“Joinder Agreement” means the agreement to be circulated to the Securityholders of the Company who have not signed the Voting and Joinder Agreement.

“Key Employees” means the Persons listed on Schedule 1.1(b).

“Knowledge”, with respect to the Company, means the actual knowledge, after due inquiry, of one or more of the Key Employees.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means the real property leased, subleased or licensed by the Company or any of its Subsidiaries, in each case, as tenant, subtenant or licensee, together with, to the extent leased by the Company or its Subsidiaries, all buildings and other structures, facilities or improvements currently or as of the Closing Date located thereon, all fixtures, systems, equipment and items of personal property of the Company or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances of the Company or any of its Subsidiaries relating to the foregoing.

“Material Adverse Effect” means any event, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, in each case taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or the Escrow Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to any of the following, alone or in combination:  (i) the announcement of the execution of this Agreement, (ii) the markets or legal or regulatory environment in which the Company and its Subsidiaries operate generally, (iii) general economic or political conditions (including those affecting the securities markets), in each case of clause (ii) and (iii), other than those which adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated companies in the industries or markets in which they operate, (iv) compliance with the terms of, and taking any action, other than actions in the Ordinary Course of Business, required by, this Agreement, or taking or not taking any actions, other than actions in the Ordinary Course of Business, at the request of Acquiror and (v) acts or omissions of Acquiror or Sub after the date of this Agreement (other than actions or omission specifically contemplated by this Agreement and which are not in the Ordinary Course of Business).

“Nasdaq” means the NASDAQ Global Select Market.

“Offered Employee” means each of the employees of the Company whose names appear in the list of Offered Employees delivered by Acquiror to the Company following the date of this Agreement and after consulting with the Company, which employees shall receive employment offers from Acquiror to remain employees of the Company following the Closing.

“Option” means any outstanding option or stock purchase right (SPR) to purchase shares of Company Common Stock.

“Ordinary Course of Business” means actions and operations that are (a) consistent in all material respects with the past practices of the applicable party and its Subsidiaries, (b) taken in the ordinary course of the normal, day-to-day operations of the applicable party and its Subsidiaries and (c) not required to be authorized by consent of the board of directors or the stockholders of the applicable party or any of its Subsidiaries or by any Governmental Authority.

“Paying Agent” means the paying agent to be appointed by the Acquiror and reasonably acceptable to the Company.

“Permitted Encumbrance” means (a) statutory liens for current Taxes not yet due or payable or liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established, (b) inchoate mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities that do not interfere with the use of such assets or properties as currently used, (d) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, or (e) deposits or pledges disclosed in the Company Disclosure Schedules made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Pre-Closing Taxes” means Taxes of the Company and its Subsidiaries for a Pre-Closing Tax Period, with Pre-Closing Taxes for a Straddle Period determined as follows:  (i) Pre-Closing Taxes that are real property, personal property, intangible property and similar ad valorem Taxes (“Property Taxes”) for the Straddle Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period and (ii) Pre-Closing Taxes (other than Property Taxes) for the Straddle Period shall be computed as if the Pre-Closing Tax Period ended as of the close of business on the Closing Date, and in the case of any Taxes attributable to the ownership of any equity interest in any partnership, other “flowthrough” entity or “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable state, local or foreign law), as if the taxable period of such partnership, other “flowthrough” entity or controlled foreign corporation ended as of the close of business on the Closing Date (whether or not such Taxes arise in a Straddle Period of the applicable owner).

“Pre-Closing Tax Period” means a taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Preferred A Closing Per Share Amount” means zero dollars per share.

“Preferred A Per Share Amount” means any portion of the Earn-Out Amounts, Escrow Amount, and Securityholder Representative Expense Amount payable per share of Series A Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred B Closing Per Share Amount” means zero dollars per share.

“Preferred B Per Share Amount” means any portion of the Earn-Out Amounts, Escrow Amount, and Securityholder Representative Expense Amount payable per share of Series B Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred C Closing Per Share Amount” means zero dollars per share.

“Preferred C Per Share Amount” means any portion of the Earn-Out Amounts, Escrow Amount, and Securityholder Representative Expense Amount payable per share of Series C Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred D Closing Per Share Amount” means the portion of the Closing Consideration payable by Acquiror per each share of Preferred D Stock of the Company as set forth in the Closing Payment Certificate.

“Preferred D Per Share Amount” means the Preferred D Closing Per Share Amount plus any portion of the Earn-Out Amounts, Escrow Amount, Working Capital Escrow Amount, Adjustment Amount and Securityholder Representative Expense Amount payable per share of Series D Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred E Closing Per Share Amount” means the portion of the Closing Consideration payable by Acquiror per each share of Preferred E Stock of the Company as set forth in the Closing Payment Certificate.

“Preferred E Per Share Amount” means the Preferred E Closing Per Share Amount plus any portion of the Earn-Out Amounts, Escrow Amount, Working Capital Escrow Amount, Adjustment Amount and Securityholder Representative Expense Amount payable per share of Series E Preferred Stock of the Company, as set forth in the Closing Payment Certificate.

“Preferred Per Share Amount” means the Preferred A Per Share Amount, the Preferred B Per Share Amount, the Preferred C Per Share Amount, the Preferred D Per Share Amount and the Preferred E Per Share Amount, as applicable for each class of Company Preferred Stock as set forth in the Closing Payment Certificate.

“Promissory Note” means the Promissory Note made by the Company to Acquiror on even date herewith, attached as Exhibit C hereto.

“Real Property Lease” means those leases, subleases, licenses and other agreements (and all amendments and other modifications thereto) pertaining to any Leased Real Property.

“Return” means any return, report or statement filed or required to be filed with respect to any Taxes (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Taxes, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company or any of its Affiliates.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Company Common Stock and of Company Preferred Stock.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation including user manuals and other training documentation related to any of the foregoing.

“Stockholder” means a holder of Shares (other than Dissenting Shares and Shares described in Section 2.7(b) hereof) immediately prior to the Effective Time.

“Straddle Period” means any complete taxable period that includes, but does not end on, the Closing Date.

“Securityholder” means collectively, the Stockholders and the holders of Company Warrants.

“Securityholder’s Pro-Rata Portion” means (i) as to all or any portion of the Working Capital Escrow Amount distributable to the Securityholders pursuant to Section 2.12(d) and any Adjustment Amount distributable to the Securityholders pursuant to Section 2.12(c), the amount of the portion of the Closing Consideration such Securityholder received divided by the aggregate Closing Consideration, (ii) as to all or any portion of the Escrow Amount and the Securityholder Representative Expense Amount or the indemnification obligations of the Securityholders in favor of the Securityholder Representative pursuant to Section 2.17 hereof, the sum of the amounts of the portions of the Closing Consideration, Earn-Out Amounts, Working Capital Escrow Amount and Adjustment Amount actually received by such Securityholder at or prior to the time of calculation, divided by the sum of the Closing Consideration, Earn-Out Amounts, Working Capital Escrow Amount and Adjustment Amount actually received by all Securityholders at or prior to the time of calculation, and (iii) as to all or any portion of the Earn-Out Amounts, in accordance with the calculation set forth in the Closing Payment Certificate.  For purposes of clarification only, the parties to this Agreement acknowledge and understand that the calculation of any Securityholder’s Pro-Rata Portion will be iterative following the Closing and as further amounts may be distributed to the Securityholders following the Closing, each such Securityholder’s Pro Rata Portion shall change over time.  Following the Closing, Acquiror and the Securityholder Representative shall work together in good faith to update such calculations from time to time as additional funds are distributed to the Securityholders under the terms of this Agreement.

“Securityholder Representative Engagement Agreement” means the Agreement with the Securityholder Representative attached hereto as Exhibit B.

“Securityholder Representative Expense Amount” means $250,000 plus the Adjustment Amount pursuant to Section 2.12(c), if applicable.

“Subsidiary” of any Person means any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Technology” shall mean, collectively, all designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, Software, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

“Total Merger Consideration” means the sum of the Adjusted Merger Consideration and the Earn-Out Amounts to be paid by Acquiror to the Securityholders.

“United States” or “U.S.” means the United States of America and its territories and possessions.

“Working Capital” means the Company’s current assets (excluding Cash) over the Company’s current liabilities (excluding Company Debt), in each case as determined in accordance with GAAP.

“Working Capital Adjustment” means the excess of (1) the Working Capital as of the Closing Date; over (2) $5,000,000.

“Working Capital Escrow Agreement” means that certain Working Capital Escrow Agreement, to be dated effective as of the Closing Date, to be entered into by the Acquiror, the Securityholder Representative and the Escrow Agent, in the form attached as Exhibit E hereto.

“Working Capital Escrow Amount” means an aggregate cash amount of $500,000.

Section 1.2. Table of Definitions.  The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

$9.13
Acquiror	preamble
Acquiror Disclosure Schedules	Article IV
Additional Loan	Section 5.14
Adjusted Merger Consideration	Section 2.9
Adjustment Amount	Section 2.12
Agreement	Preamble
Financial Statements	3.7(a)
Capitalization Table	Section 3.5
Certificate	2.15(b)
Certificate of Merger	2.2(b)
Closing	2.2(a)
Closing Date	2.2(a)
Closing Payment Certificate	Section 2.9(a)
Company	preamble
Company Disclosure Schedules	Article III
Company Patents	3.15(a)
Company Registered Copyrights	3.15(a)
Company Registered Domain Names	3.15(a)
Company Registered IP	3.15(a)
Company Registered Marks	3.15(a)
Company Stockholder Action	Section 3.26
Company Stock Option	2.16(a)
Company Warrants	Section 2.16(a)(ii)
Confidentiality Agreement	5.9
Continuing Employees	5.15(a)
Copyrights	1.1
Covered D&O Indemnitees	5.13(a)
Delaware Law	Recitals
Disabling Procedures	3.15(k)
Dissenting Shares	2.8
D&O Tail Policy	Section 5.13(b)
dollars	9.13
Domain Names	1.1
Earn-Out Amounts	2.13(b)(ii)
Earn-Out Notice	Section 2.13(b)
Earn-Out Objection Notice	2.14(d)
Earn-Out Objection Period	2.14(d)
June 2015 Earn-Out Amount	Section 2.13(b)
June 2015 Earn-Out Milestone	2.13(a)(i)

December 2015 Earn-Out Amount	2.2(b)
December 2015 Earn-Out Milestone	2.13(a)(iv)
Effective Time	2.2(b)
Employee Plans	3.11(a)
Environmental Law	3.17(a)
Environmental Permit	3.17(a)
ERISA	3.11(a)
ERISA Affiliate	3.11(d)
Estimated Merger Consideration	Section 2.9
Final Closing Statement	Section 2.11(a)
Final Resolution Date	Section 2.11(c)
Financial Statements	3.7(a)
Hazardous Substances	3.17(a)
Indemnified Parties	7.2
Indemnifying Party	7.4(a)
Information Statement	Section 3.26
Indemnity Cap	7.5(b)
Insurance Policies	3.13
Intellectual Property Rights	3.15(c)
Letter of Transmittal	2.15(a)
Losses	7.2
Marks	1.1
Material Adverse Effect	7.2(a)
Material Contracts	3.18(a)
Merger	Recitals
Non-interested Auditors	Section 2.11(c)
Objection Notice	1.1
Objection Period	Section 2.11(c)
OFAC	Section 3.30
Patents	1.1
Permits	3.9(b)
Recovered Amount	7.4(b)
Representatives	5.2
Securityholder Representative	Preamble
Securityholder Representative Losses	Section 2.17
Stockholder Approval	6.1(c)
Sub	preamble
Surviving Corporation	2.1
Termination Date	8.1(c)
Trade Secrets	1.1
Third Party Claim	7.4(a)
Threshold	7.5(a)

ARTICLE II

THE MERGER

Section 2.1.             The Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with Delaware Law, Sub shall be merged with and into the Company pursuant to which (a) the separate corporate existence of Sub shall cease, and (b) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.2.             Closing; Effective Time.

(a)           The closing of the Merger (the “Closing”) shall take place at the offices of Naschitz, Brandes, Amir & Co., at 5 Tuval St., Tel-Aviv, Israel 6789717, no later than the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI hereof (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Acquiror and the Company mutually may agree.  The day on which the Closing takes place is referred to as the “Closing Date.”

(b)           As soon as practicable on the Closing Date, the parties shall cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”) in accordance with the relevant provisions of Delaware Law.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time as the parties shall agree and as shall be specified in the Certificate of Merger.  The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”

Section 2.3.             Effects of the Merger.  The Merger shall have the effects provided for herein and in the applicable provisions of Delaware Law.  Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.4.             Certificate of Incorporation and Bylaws.  The Certificate of Incorporation of Surviving Corporation shall be amended and restated in the form of the Amended and Restated Certificate of Incorporation attached to the Certificate of Merger, until thereafter amended as provided therein, in the by-laws of the Surviving Corporation or by applicable Law.  The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 2.5.             Directors; Officers.  From and after the Effective Time, (a) the directors of Sub serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and (b) the officers of the Company serving immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified, as the case may be, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Section 2.6.             Subsequent Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this

Agreement; provided however, for the sake of clarity, that in no event shall the officers and directors of the Surviving Corporation be authorized to waive any rights of the Securityholders under this Agreement.

Section 2.7.             Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror, Sub, the Company or any holder of any Shares or any shares of capital stock of Sub:

(a)           Capital Stock of Sub.  Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(b)           Cancellation of Treasury Stock and Acquiror-Owned Stock.  Any shares of Company Common Stock or Company Preferred Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock or Company Preferred Stock owned by Acquiror, if any, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)           Conversion of Company Common Stock and Company Preferred Stock.  In accordance with the Company’s certificate of incorporation, as in effect on the date of this Agreement, each issued and outstanding share of Company Common Stock (other than as set forth in Section 2.7(b) or Section 2.8) shall be converted to the right to receive the Common Per Share Amount and each share of Company Preferred Stock shall be converted into the right to receive the applicable Preferred Per Share Amount.  At the Effective Time, all Shares (including shares of treasury stock) shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each Certificate formerly representing any of such Shares (other than as set forth in Section 2.7(b) or Section 2.8) shall thereafter represent only the right to receive a portion of the Total Merger Consideration as calculated pursuant to this Section 2.7(c).

Section 2.8.            Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Company capital stock (other than any shares to be canceled pursuant to Section 2.7(b) hereof) outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Section 262 of the Delaware Law (“Dissenting Shares”), if any, shall not be converted into or be exchangeable for the right to receive the applicable Preferred Per Share Amount or Common Per Share Amount, as applicable, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under Delaware Law.  If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the applicable Per Share Amount, if any, to which such holder is entitled in accordance with Section 2.7 hereof, without interest.  The Company shall give Acquiror (i) prompt notice of any demands received by the Company for appraisal of shares pursuant to Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or offer to settle, such demands.

Section 2.9.            Delivery of the Closing Payment Certificate; Calculation of Estimated Merger Consideration and Adjusted Merger Consideration. Not more than ten (10) Business Days (but at least seven (7) Business Days) prior to the Closing Date the Company shall prepare in good faith and deliver to Acquiror a certificate, in form and substance reasonably satisfactory to Acquiror (the “Closing Payment Certificate”), setting forth:

(i)           the Company’s good faith calculation of the Estimated Merger Consideration, the Preferred D Closing Per Share Amount and the Preferred E Closing Per Share Amount, including the estimated calculations of each of (A) the Working Capital Adjustment, and (B) the Company Transaction Expenses, including an accounting thereof;

(ii)           the Company’s good faith estimate of (A) Cash as of the close of business on the day immediately preceding the Closing Date, and (B) Company Debt as of the close of business on the day immediately preceding the Closing Date;

(iii)           an estimated unaudited balance sheet of the Company as of 11:59 pm on the day immediately preceding the Closing Date;

(iv)           the Capitalization Table;

(v)           the aggregate amount to be delivered to each Securityholder (a) at Closing and (b) the calculations needed to determine the amounts to be delivered to each Securityholder in the event that any of the June 2015 Earn-Out Milestone and/or the December 2015 Earn-Out Milestone is achieved, which shall be in accordance with the liquidation preferences of each series as provided in the Company’s certificate of incorporation in effect immediately prior to Closing;

(vi)           the calculations needed to determine each Securityholder’s Pro-Rata Portion as of the Closing of the Escrow Amount, the Working Capital Escrow Amount and the Securityholder Representative Expense Amount, as reflected in the calculations provided in the Closing Payment Certificate;

(vii)           all of the calculations and documents with respect to any amounts set forth in the Closing Payment Certificate; and

The Company shall deliver an updated Closing Payment Certificate to Acquiror two (2) Business Days prior to the Closing Date, and such Closing Payment Certificate shall constitute the “Closing Payment Certificate” for purposes of all definitions of such term herein.

For purposes hereof, the “Estimated Merger Consideration” means an amount equal to $50,000,000, increased by the good faith estimate by the Company of (1) Cash as of the close of business on the day immediately preceding the Closing Date; and (2) if the Working Capital Adjustment is a positive number - the Working Capital Adjustment; and decreased by (1) the Company Transaction Expenses; (2) if the Working Capital Adjustment is a negative number - the absolute value of the Working Capital Adjustment; and (3) the Company Debt as of the close of business on the day immediately preceding the Closing Date. The Estimated Merger Consideration shall be subject to adjustment as set forth in Section 2.11 hereof, and the Estimated Merger Consideration as finally adjusted pursuant to Section 2.11  hereof shall be the “Adjusted Merger Consideration.”

Section 2.10.          Closing Delivery to Paying Agent and Escrow. On the Closing Date, Acquiror shall deliver to the Paying Agent for delivery to the Securityholders, the Closing Consideration, and shall deliver to the Paying Agent to be placed in escrow pursuant to Section 2.18 and 2.19 of the Agreement, the Escrow Amount, Working Capital Escrow Amount and Securityholder Representative Expense Amount.

Section 2.11.          Post-Closing Adjustments to Estimated Merger Consideration. (a)  Within ninety (90) days following the Closing Date, Acquiror may cause to be prepared and delivered to the Securityholder Representative a certificate (the “Final Closing Statement”) setting forth Acquiror’s calculation of (i) the Working Capital Adjustment; (ii) the Cash as of the Closing Date; (iii) the Company Debt as of the Closing Date; and (iv) the Company Transaction Expenses.

(b)           During the thirty (30) days after delivery of the Final Closing Statement, Acquiror will make available to the Securityholder Representative and its advisors all records used in preparing the calculations in the Final Closing Statement. If the Securityholder Representative disagrees with any of Acquiror’s calculations set forth in the Final Closing Statement, the Securityholder Representative may, within thirty (30) days after delivery of the Final Closing Statement, deliver a written notice (the “Objection Notice”) to Acquiror disagreeing with such calculations and setting forth the Securityholder Representative’s calculation of such amounts. Any such Objection Notice shall specify in reasonable detail those items and amounts as to which the Securityholder Representative disagrees and the Securityholder Representative shall be deemed to have agreed with all other items and amounts contained in the Final Closing Statement. If the Securityholder

Representative does not deliver an Objection Notice within such thirty (30) day period, then the amounts set forth in the Final Closing Statement shall be deemed to be finally determined as set forth on Acquiror’s calculation thereof.

(c)           If an Objection Notice is delivered pursuant to Section 2.11(b), the Securityholder Representative and Acquiror shall, during the thirty (30) days following such delivery (the “Objection Period”), use their reasonable best efforts to reach agreement on the value of the disputed items or amounts. If, during the Objection Period, the Securityholder Representative and Acquiror are unable to reach such agreement, then such amounts remaining in dispute may be submitted by either Acquiror or the Securityholder Representative within five (5) days following the end of the Objection Period, to an independent accounting firm affiliated with one of the internationally recognized Big-Four accounting firms, mutually agreeable to Acquiror and Securityholder Representative (the “Non-interested Auditors”). The Non-interested Auditors shall act as an arbitrator to determine, based on the provisions of this Section 2.11(c) and the presentations by Acquiror and the Securityholder Representative, and if necessary on independent review, only those issues still in dispute.  The Non-interested Auditors’ determination shall be made within twenty (20) days of the dispute being submitted for their determination, shall be set forth in a written statement delivered to Acquiror and Securityholder Representative and shall be final, non-appealable and binding on the Parties, absent manifest error or fraud.  A judgment of a court of competent jurisdiction may be entered upon the Non-interested Auditors’ determination.  The fees, costs and expenses of the Non-interested Auditors and the administrative costs of the proceeding, including reasonable fees and costs, incurred by the other party to the proceeding, shall be borne by the non-prevailing party. For purposes of this Section 2.11(c), Acquiror shall be deemed to be the non-prevailing party if the Non-interested Auditors award the Securityholder Representative more than fifty percent (50%) of the disputed amount; otherwise the Securityholders, as represented by the Securityholder Representative, shall be deemed to be the non-prevailing party; provided that where the non-prevailing party is the Securityholder Representative, such fees and costs shall be borne by the Securityholders. The date on which the Final Closing Statement is deemed to be finally determined pursuant to Section 2.11(b) or on which any dispute with respect to the Final Closing Statement is finally resolved shall be the “Final Resolution Date.”

Section 2.12.          Post-Closing Adjustment Payment. (a) The “Adjustment Amount” shall be an amount (which may be expressed as a positive or negative number) equal to the sum of (i) an amount (expressed as a positive or negative number) equal to the Working Capital Adjustment as finally determined pursuant to Section 2.11 minus the Working Capital Adjustment set forth in the Closing Payment Certificate; minus (ii) the amount (expressed as a positive or negative number) equal to the Company Transaction Expenses as finally determined pursuant to Section 2.11 minus the Company Transaction Expenses set forth in the Closing Payment Certificate; plus (iii) the amount (expressed as a positive or negative number) equal to the Cash as finally determined pursuant to Section 2.11 minus the Cash set forth in the Closing Payment Certificate; minus (iv) the amount (expressed as a positive or negative number) equal to the Company Debt as finally determined pursuant to Section 2.11 minus the Company Debt set forth in the Closing Payment Certificate.

(b)           If the Adjustment Amount, as finally determined pursuant to this Section 2.12, is a negative number, the Escrow Agent shall, within five (5) Business Days after the Final Resolution Date, deliver to Acquiror from the Working Capital Escrow Amount and, to the extent insufficient, from the Escrow Amount, a bank check, or wire transfer of immediately available funds to the account designated by Acquiror, in an aggregate amount equal to the Adjustment Amount.  For the avoidance of doubt, no basket, threshold, cap, escrow or any other limitation shall apply to the adjustments in this Section 2.12.

(c)           If the Adjustment Amount, as finally determined pursuant to this Section 2.12, is a positive number, Acquiror shall, within five (5) Business Days after the Final Resolution Date, (i) deliver to the Paying Agent for distribution to the Securityholders in accordance with the Closing Payment Certificate, a wire transfer of immediately available funds in an aggregate amount equal to the Adjustment Amount and (ii) instruct the Escrow Agent to release to the Paying Agent the Working Capital Escrow Amount for distribution to the Securityholders in accordance with the Closing Payment Certificate.

(d)           If the Adjustment Amount, as finally determined pursuant to this Section 2.12, is a negative number but the absolute value of such negative number is less than the Working Capital Escrow Amount, Acquiror shall, within five (5) Business Days after the Final Resolution Date, instruct the Escrow Agent to release to the Paying Agent for distribution to the Securityholders in accordance with the Closing Payment Certificate, a wire transfer of immediately available funds in an aggregate amount equal to the Working Capital Escrow Amount minus the absolute value of the Adjustment Amount.

(e)           Any post-closing adjustment payments made under this Section 2.12 shall be treated as adjustments to the Estimated Merger Consideration for all Tax purposes.

Section 2.13.          Additional Consideration Earn-Out.  In addition to the Adjusted Merger Consideration, Acquiror shall deliver to the Paying Agent for distribution to the Securityholders in accordance with the Closing Payment Certificate certain contingent consideration as follows:

(i)           if during the twelve months ending June 30, 2015, the Earn-Out Revenue is greater than $35,000,000 (the “June 2015 Earn-Out Milestone”), Acquiror shall deliver to the Paying Agent for delivery to the Securityholders a cash amount equal to the product of (x) $5.00 and (y) (a) the lesser of (i) $45,000,000 and (ii) the Earn-Out Revenue, minus (b) $35,000,000, rounded to the nearest cent (the “June 2015 Earn-Out Amount”); for the avoidance of any doubt, in no event shall the June 2015 Earn-Out Amount exceed $50,000,000;

(ii)           if during the six months ending December 31, 2015, the Earn-Out Revenue is greater than $25,000,000 (the “December 2015 Earn-Out Milestone”), Acquiror shall deliver to the Paying Agent for delivery to the Securityholders a cash amount equal to the product of (x) $5.00 and (y) (a) the lesser of (i) $31,000,000 and (ii) the Earn-Out Revenue, minus (b) $25,000,000, rounded to the nearest cent (the “December 2015 Earn-Out Amount”, and, together with the June 2015 Earn-Out Amount, the “Earn-Out Amounts”); for the avoidance of any doubt, in no event shall the December 2015 Earn-Out Amount exceed $30,000,000; and

(iii)           following the conclusion of each fiscal quarter following the Closing, and in any event no later than the date on which Acquiror shall publicly announce earnings for such quarter, Acquiror shall provide to the Securityholder Representative, for distribution to the Securityholders, an accounting of the Earn-Out Revenue generated in such prior quarter.

(b)           Payment Procedures.  Acquiror shall deliver to the Securityholder Representative written notices stating whether the Earn-Out Amounts had been earned and the calculation thereof (each, an “Earn-Out Notice”) by September 30, 2015, with respect to the June 2015 Earn-Out Amount, and by March 31, 2016, with respect to the December 2015 Earn-Out Amount.  During the Earn-Out Objection Period, Acquiror shall afford to the Securityholder Representative and its Representatives, reasonable access (including electronic access) during normal business hours and upon reasonable notice, to the books of account and records used by Acquiror to prepare the Earn-Out Amounts set forth in the Earn-Out Notices for purposes of the Securityholder Representative verifying the calculation of the applicable Earn-Out Amount. If Acquiror receives written confirmation from the Securityholder Representative that it agrees with the applicable Earn-Out Amount set forth in the Earn-Out Notice (an “Earn-Out Confirmation”), Acquiror shall, within five (5) Business Days following its receipt of the Earn-Out Confirmation, deliver to the Paying Agent the Earn-Out Amount set forth in the Earn-Out Notice to be distributed to the Securityholders in accordance with the Closing Payment Certificate.

Section 2.14.          Limitations On Achievement of Earn-Out.

(a)           Earn-Out Amounts.  The amounts and dates specified in Section 2.13 with respect to the Earn-Out Amounts have been negotiated by the parties hereto and, as a result, the achievement of the applicable targets by the specified dates is material to Acquiror’s agreement to pay the Earn-Out Amounts and therefore the parties understand and agree that the Earn-Out Amounts shall not be deemed earned if the specified time or amount is not achieved, even if such time or amount is not met by an immaterial amount.

(b)           Facilitation of Achievement of the Earn-Out Amounts.  The parties hereto acknowledge, understand and agree that, after the Closing (i) Acquiror and Sub will have complete control and sole and absolute discretion with respect to decisions concerning the Surviving Corporation without regard to the interests or advice of the Securityholder Representative or the Securityholders, provided, however, that following the Effective Time, Acquiror shall act in accordance with any covenant of good faith and fair dealing or similar covenant required by Law (i.e., shall not act in bad faith for the sole purpose of reducing or avoiding the payment of the Earn-Out Amount), (ii) neither Acquiror nor the Surviving Corporation are prohibited pursuant to this Agreement from researching, developing, manufacturing, marketing or selling other products that may compete with or reduce the sales of the Company Products covered under the Earn-Out Amounts pursuant to Section 2.6, (iii) Acquiror does not have a duty to commercially exploit or continue the sale of the Company Products or to exert any level of efforts in marketing the Surviving Corporation or its products or projects, rather the personnel of Acquiror and the Surviving Corporation are only required to take actions in connection with the commercial exploitation of the Surviving Corporation and the Company Products that such personnel believe in good faith to be in the best interests of Acquiror and the Surviving Corporation, (iv) the employees of the Company will be working for the best interest of Acquiror and the Surviving Corporation, and (v) such control and discretion by Acquiror and the Surviving Corporation over the Surviving Corporation and the Company Products could have a material adverse effect upon the Earn-Out Amounts that could be earned under Section 2.6 and could result in no amounts whatsoever being distributed thereunder.

(c)           Dispute Resolution Procedures.  In the event the Securityholder Representative objects to any Earn-Out Amount set forth in any Earn-Out Notice, the Securityholder Representative must deliver to Acquiror within twenty (20) Business Days of the date of the applicable Earn-Out Notice (the “Earn-Out Objection Period”) a written notice setting forth the basis for such objections (the “Earn-Out Objection Notice”). If Acquiror does not receive an Earn-Out Objection Notice by the end of the Earn-Out Objection Period, Acquiror shall, within five (5) Business Days following last day of the Earn-Out Objection Period, deliver to the Paying Agent the applicable Earn-Out Amount set forth in the applicable Earn-Out Notice to be distributed to the Securityholders in accordance with the Closing Payment Certificate.

(i)           If Acquiror agrees to an Earn-Out Amount as set forth in any Earn-Out Objection Notice, Acquiror shall, within five (5) Business Days of reaching such agreement, deliver to the Paying Agent the applicable agreed Earn-Out Amount to be distributed in accordance with the Closing Payment Certificate.

(ii)           If no such agreement is reached after good faith negotiations, either party may pursue its claims in accordance with applicable Law and the terms hereof.

(iii)           The rights, duties, responsibilities, obligations and limitations of liability of the Securityholder Representative shall be as set forth in Section 2.17.

(iv)           No right or interest in the Earn-Out Amounts or proceeds from the Earn-Out Amounts may be assigned or otherwise transferred by any Stockholder.

(v)            The Securityholder Representative shall be prohibited from asserting in an Earn-Out Objection Notice, any facts, circumstances, actions, inactions or other items that the Securityholder Representative was aware of and which they believed constituted, or reasonably could constitute, a breach of Acquiror’s obligations under Section 2.6 or Section 2.14, unless the Securityholder Representative shall have notified Acquiror in writing within fifteen (15) Business Days of the Securityholder Representative’s discovery of such facts, circumstances, actions, inactions or other items.

(d)           No waiver by any party of any term or condition of Section 2.13 or Section 2.14, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of Section 2.13 or Section 2.14 on any future occasion.  Acquiror may, in its sole and absolute discretion, take actions that exceed its obligations under Section 2.13 or Section 2.14.  No such action shall be deemed to alter or amend Acquiror’s obligations under Section 2.13 or Section 2.14, the Securityholders shall not be entitled to rely upon any such actions and Acquiror may terminate any such action at any time.

Section 2.15.           Actions by Paying Agent.

(a)           Exchange Procedures.  As soon as practicable following the Closing, but in any event, within five (5) Business Days following the later of (i) the Closing and (ii) receipt from the Company of the Closing Payment Certificate,

Acquiror shall mail to each Stockholder and holder of Company Warrants a letter of transmittal in a form reasonably acceptable to Company (the “Letter of Transmittal”). As soon as practicable following the receipt thereof, each Stockholder and holder of Company Warrants shall deliver to the Paying Agent for delivery to Acquiror all certificates (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented any shares of Company Common Stock or Company Preferred Stock (each, a “Certificate”) and/or Company Warrants it has representing the Shares for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions provided by Acquiror (and such other customary documents as may reasonably be required by Acquiror) or an affidavit of any lost Certificate or Company Warrant as contemplated in Section 2.15, if the Certificate or Company Warrant has been lost, stolen or destroyed.  The holder of such Certificate or Company Warrant shall be entitled to receive from the Paying Agent in exchange therefor the respective cash amount as set forth in the Closing Payment Certificate, and the Certificates and Company Warrants so surrendered shall forthwith be canceled.  Until surrendered as contemplated by this Section 2.15(a), each Certificate and Company Warrant shall be deemed at any time after the Effective Time to represent only the right to receive the portion of the Total Merger Consideration to which such holder is entitled pursuant to Section 2.15 without interest.  The Paying Agent shall pay or distribute to each Stockholder and holder of Company Warrants, within five (5) Business Days of receipt of the properly executed Letter of Transmittal and surrendered Certificates and Company Warrants (or affidavit of any lost Certificate or Company Warrant), the cash that such Securityholder is entitled to as set forth in this subsection.

(b)           Payment of Earn-Out Amounts.  As soon as practicable after receiving from Acquiror any Earn-Out Amount to be distributed to the Securityholders, but in any event, within five (5) Business Days following receipt thereof, the Paying Agent shall distribute any such Earn-Out Amount in accordance with the Closing Payment Certificate.

(c)           Transfer Books; No Further Ownership Rights in Shares. The amount in cash delivered in accordance with the provisions of this Agreement upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock and Company Preferred Stock previously represented by such Certificates, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock and Company Preferred Stock that were outstanding immediately prior to the Effective Time.  From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law.

(d)           Lost, Stolen or Destroyed Certificates or Company Warrants.  If any Certificate or Company Warrant shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate or Company Warrant to be lost, stolen or destroyed and, if required by Acquiror, the written agreement by such Person to indemnify Acquiror and the Surviving Corporation against any claim that may be made against any of them with respect to such Certificate or Company Warrant, to which such holder would become entitled to receive from the Paying Agent the consideration due to it under  this Agreement.

(e)           No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto or the Surviving Corporation shall be liable to any Person in respect of any cash consideration required to be delivered and delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)           Withholding Taxes.  Acquiror shall be entitled to deduct and withhold or cause to be deducted and withheld from the consideration otherwise payable to a holder of Company Stock and Company Warrants pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law.  To the extent amounts are so withheld and paid over to the appropriate taxing authority, Acquiror shall be treated as though it withheld or caused to be withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of Company Stock and Company Warrants in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the Company Stock or Company Warrants.

Section 2.16.          Company Stock Options; Company Warrants.

(a)           Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)             make such changes to the Company Stock Plan as Acquiror and the Company may agree are appropriate to give effect to the Merger; and

(ii)           adjust the terms of all outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plan (“Company Stock Options”), whether vested or unvested, and the terms of any warrant to purchase Shares (“Company Warrants”), as necessary to provide that, at the Effective Time:

(1)           each Company Stock Option (whether vested or unvested) outstanding immediately prior to the Closing Date shall be cancelled and extinguished without any cash payment being made in respect thereof; and

(2)           each Company Warrant that is unexpired, unexercised and outstanding immediately prior to the Closing Date shall be cancelled and extinguished.  If the exercise price per share of any Company Warrant, as applicable, is equal to or greater than the applicable Preferred Per Share Amount, such Company Warrant shall be cancelled without any cash payment being made in respect thereof.

(b)           At the Effective Time, the Company Stock Plan shall be terminated.

(c)           As soon as reasonably practicable after the execution of this Agreement, the Company shall prepare, with the full cooperation of Acquiror, the Information Statement for the Stockholders of the Company to approve this Agreement and the transactions contemplated hereby.  Acquiror and the Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements.  Each of Acquiror and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Information Statement.  The Company will promptly advise Acquiror, and Acquiror will promptly advise the Company, in writing if at any time prior to the Closing either the Company or Acquiror, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.  The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Stockholders approve this Agreement and the conclusion of the Board of Directors that the terms and conditions of this Agreement are advisable and fair and reasonable to, and in the best interests of, the Stockholders.  Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

Section 2.17.          Securityholder Representative. For purposes of this Agreement, the Securityholders without any further action on the part of any such parties, shall be deemed to have consented to the appointment of the Securityholder Representative, as the attorney-in-fact for and on behalf of each such Securityholder, and the taking by the Securityholder Representative of any and all actions and the making of any decisions required or permitted to be taken by the Securityholder Representative under this Agreement, including the exercise of the power to (a) prepare, execute and deliver any document, certificate or other instrument required to be delivered by or on behalf of the Securityholders pursuant to this Agreement or the Escrow Agreements and any amendments hereto and thereto, (b) authorize delivery to Acquiror of the Escrow Amount and the Working Capital Escrow Amount, or any portion thereof, in satisfaction of Indemnification Claims and payment of any Adjustment Amount due, respectively, (c) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to Indemnification Claims and disputes relating to the Earn-Out, and pursue remedies and Actions in connection with any alleged breach of this Agreement, (d) resolve any Indemnification Claims, (e) make and settle determinations and calculations with respect to distributions and allocations of the Total Merger Consideration and any portion thereof, including, the Working Capital Adjustment, the Earn-Out Amounts, the Escrow Amount, the Working Capital Adjustment Amount and the Securityholder Representative Expense Amount, (f) give and receive notices and communications hereunder, and (g) take all actions necessary in the judgment of the Securityholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreements or that are specifically mandated by the terms of this Agreement or the Securityholder Representative Engagement Agreement. Accordingly, Securityholder Representative has unlimited authority and power to act on behalf of each Securityholder with respect to this Agreement and the Escrow Agreements and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement or the Escrow Agreements. Securityholders will be bound by all actions taken by Securityholder Representative in connection with this Agreement or the Escrow Agreements, and Acquiror and the Surviving Corporation shall be entitled to rely on any action or decision of Securityholder Representative. Securityholder Representative will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreements, Securityholder Representative may rely on the advice of counsel, and Securityholder Representative will not be liable to the Securityholders for anything done, omitted or suffered in good faith by Securityholder Representative based on such advice. The Securityholders shall, severally (on the basis of each Securityholder’s Pro-Rata Portion at the time the claim shall be made) and not jointly, indemnify, defend and hold harmless the Securityholder Representative and its successors and assigns from and against any and all suits, actions, causes of action, losses, liabilities, damages, claims, penalties, fines, forfeitures, fees, costs and expenses (including reasonable attorneys’ fees and court costs and fees and expenses of counsel and experts and all expenses of document location, duplication and shipment) in an amount not to exceed the amount of Total Merger Consideration actually received by each Securityholder (collectively, “Securityholder Representative Losses”) actually incurred in connection with any actions taken or omitted to be taken by the Securityholder Representative pursuant to the terms of this Agreement, in each case as such Securityholder Representative Loss is incurred; provided that in the event it is finally adjudicated that a Securityholder Representative Loss or any portion thereof was primarily caused by the willful misconduct, bad faith or gross negligence of the Securityholder Representative, the Securityholder Representative will reimburse the Securityholders the amount of such indemnified Securityholder Representative Loss attributable to such willful misconduct, bad faith or gross negligence.  Any Securityholder Representative Losses actually suffered or incurred may be recovered by the Securityholder Representative only in the following order: (i) first, from the Securityholder Representative Expense Amount, (ii) second, from the amounts in the Escrow Amount otherwise distributable to the Securityholders pursuant to the terms hereof and the Indemnity Escrow Agreement; (iii) third, from any Earn-out Amounts at such time as any such amounts would otherwise be distributable to the Securityholders; and (iv) last, directly from the Securityholders, in which case indemnification for Securityholder Representative’s Losses actually suffered or incurred shall be limited to each Securityholder’s Pro-Rata Portion thereof; provided, that while this section allows the Securityholder Representative to be paid from Securityholder Representative Expense Amount, the Escrow Amount, and the Earn-out Amounts, this does not relieve the Securityholders from their obligation to promptly pay such Securityholder Representative Losses as they are suffered or incurred, nor does it prevent the Securityholder Representative from seeking any remedies available to it at law or otherwise.  In no event will the Securityholder Representative be required to advance its own funds on behalf of the Securityholders or otherwise, and the Securityholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Securityholders who have contributed at least 60% of the Escrow Amount can appoint a new Securityholder Representative by sending notice and a copy of the duly executed written consent appointing such new Securityholder Representative to the Securityholder Representative, Acquiror and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Acquiror, Sub (or, if after the Effective Time, the Surviving Corporation) and the Escrow Agent. No bond shall be required of the Securityholder Representative, and the Securityholder Representative shall receive no compensation for its services, other than from the Securityholder Representative Expense Amount or as set forth in the Securityholder Representative Engagement Agreement. Solely as between the Securityholders, the engagement of the Securityholder Representative is made pursuant to the terms of the Engagement Agreement to be entered with the Securityholder Representative. The Securityholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Securityholder Representative or the termination of this Agreement.

The approval of this Agreement by the requisite vote or written consent of Stockholders shall also be deemed to constitute approval of all arrangements relating to the transactions contemplated hereby and to the provisions hereof and of the applicable Ancillary Agreements binding upon the Stockholders, including Article VII hereof.

Section 2.18.          Securityholder Representative Expense Amount.  A portion of the Estimated Merger Consideration otherwise payable to the Securityholders equal to the Securityholder Representative Expense Amount, shall not be paid at the Effective Time to the Securityholders, but shall instead be deposited with the Escrow Agent to be held in a segregated client account and used by the Securityholder Representative for the direct payment of, or reimbursement of the Securityholder Representative for, third party expenses incurred by the Securityholder Representative in performing its duties pursuant to this Agreement.  The portion of the Estimated Merger Consideration to be contributed on behalf of each Securityholder hereunder to the Securityholder Representative Expense Amount shall be based on the Securityholder’s Pro-Rata Portion.  The Escrow Agent shall hold the Securityholder Representative Expense Amount in its possession until requested from time to time by written notice from the Securityholder Representative to the Escrow Agent to make distributions from the Securityholder Representative Expense Amount as reimbursement for any amounts incurred by or otherwise owing to the Securityholder Representative (which request shall be accompanied by proper invoices or receipts).  The Securityholder Representative Expense Amount is solely for the use by the Securityholder Representative to pay any costs, fees and other expenses related to the performance by the Securityholder Representative of its duties and obligations hereunder, and the Securityholder Representative will not use the Securityholder Representative Expense Amount for its operating expenses or any other corporate purposes. The Securityholder Representative Expense Amount shall in no manner affect or impact the amount of the Escrow Amount. In the event that the Securityholder Representative has not used or the entire Securityholder Representative Expense Amount at such time as the termination of the Escrow Period (as defined in the Indemnity Escrow Agreement, or such later time upon which outstanding claims for indemnification hereunder are deemed resolved), any remaining amount shall be delivered by the Escrow Agent to the Paying Agent for distribution to the Securityholders in accordance with their respective Securityholder’s Pro-Rata Portion. If the Securityholder Representative Expense Amount shall be insufficient to reimburse the Securityholder Representative’s expenses in accordance with this Agreement, then the Securityholder Representative shall have the ability to recover amounts from any portion of the Escrow Amount when released.  Following termination of the Escrow Period, if the Securityholder Representative Expense Amount is insufficient to reimburse the Securityholder Representative’s expenses in accordance with this Agreement, then upon written request of the Securityholder Representative, each Securityholder shall make a payment of its respective share of such additional expenses to the Securityholder Representative, based on such Securityholder’s Pro-Rata Portion; provided, however, that any additional payment by each Securityholder shall not impact any of the obligations of each Securityholder pursuant to ARTICLE VII.  No Indemnifying Party nor Indemnified Party shall have any right, title or interest to the Securityholder Representative Expense Amount and shall not make any claims against the Securityholder Representative Expense Amount under this Agreement or otherwise.

Section 2.19.          Escrow.

(a)           On the Closing Date, the Acquiror shall deposit the Escrow Amount with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of this Section 2.19, Article VII hereof and the Indemnity Escrow Agreement in order to satisfy claims pursuant to Article VII hereof.

(b)           On the Closing Date, the Acquiror shall deposit the Working Capital Escrow Amount with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of this Section 2.19, Section 2.12(b) and the Working Capital Escrow Agreement in order to settle payment of the Adjustment Amount pursuant to Section 2.12(b).

(c)           Each Securityholder’s portion of the Escrow Amount and the Working Capital Escrow Amount at the time of the Closing shall be equal to the Securityholder’s Pro-Rata Portion at the time of the Closing and shall be set forth in the Closing Payment Certificate.  If following the Closing further distributions of consideration are made to the Securityholders under this Agreement which would have the effect of changing any Securityholder’s Pro-Rata Portion, Acquiror shall withhold an appropriate portion of a distribution going to a Securityholder whose Securityholder’s Pro-Rata Portion increased with such distribution and shall deposit such amount as additional Escrow Amount and simultaneously shall authorize the Escrow Agent to release an appropriate portion of the existing Escrow Amount to those Securityholders whose Securityholder’s Pro-Rata Portion decreased with such distribution.  Acquiror and the Securityholder Representative shall work together in good faith to make and agree upon the required calculations to effectuate the foregoing.

ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the Company Disclosure Schedules prepared by the Company and delivered to the Acquiror concurrently with the parties’ execution of this Agreement (the “Company Disclosure Schedules”), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to the Acquiror and Sub under the specific section of this Article III referenced by such disclosure (provided, however, that to the extent it is readily apparent on the face of such exception that any such exception would qualify any other section or subsection of a representation or warranty in this Agreement, such exception shall be deemed disclosed and incorporated into such other section or subsection of the Company Disclosure Schedules applicable to such section or subsection), the Company hereby represents and warrants to Acquiror and Sub as follows:

Section 3.1.            Organization and Qualification.  Each of the Company and its Subsidiaries is (i) a duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed to be conducted, and (ii) duly qualified or licensed as a foreign company to do business, and is in good standing, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for any failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2.            Company Subsidiaries.

(a)            Section 3.2(a) of the Company Disclosure Schedules sets forth the name of each Subsidiary of the Company, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business or is registered for Taxes of any kind, the number of shares of its authorized capital stock and the number and class of shares thereof duly issued and outstanding.  Except for the Subsidiaries listed in Section 3.2(a) of the Company Disclosure Schedules, the Company does not have any Subsidiaries, and the Company does not own or control, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, or have any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any Person.

(b)           All outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, excluding rights of the Company and such Subsidiaries, not subject to preemptive rights created by statute, the certificate of incorporation or bylaws or equivalent organizational documents of such Subsidiary, or any agreement to which such Subsidiary is a party or by which it is bound, and have been offered, issued and sold in compliance with all applicable Law.  All of the outstanding shares of capital stock of, or other securities or ownership interests in, each Subsidiary of the Company are owned of record and beneficially by the Company free and clear of any and all Encumbrances or any third party right.

Section 3.3.            Authority.

(a)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company’s board of directors as of the date hereof, and as of the Closing Date, all requisite corporate action of the Company shall have been taken. This Agreement and the Escrow Agreements have been duly executed and delivered by the Company.  Assuming the due authorization, execution and delivery of this Agreement and the Escrow Agreements by the other parties hereto and thereto, this Agreement and the Escrow Agreements constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)           The Board of Directors of the Company, at a meeting thereof duly called and held on June 29, 2014 or by unanimous written consent, (i) unanimously determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and its Stockholders and (ii) resolved to recommend that the Company’s Stockholders approve and adopt this Agreement and the Merger.  The consummation of the Merger, including but not limited to the payout of the consideration to Securityholders in accordance with the terms of this Agreement, is subject to obtaining the approvals of the Company’s stockholders as required by the Company’s certificate of incorporation (which requires the approval of the holders of not less than a majority of the outstanding shares of Company Preferred Stock, voting or consenting together as a single class on an as-converted to Company Common Stock basis) and as required by applicable Law, and no other Company approvals or Company corporate proceedings are necessary to authorize the execution and delivery of this Agreement or any Ancillary Agreements or to consummate the transactions contemplated hereby or thereby.

Section 3.4.            No Conflict; Required Filings and Consents.

(a)           The execution, delivery and performance by the Company of this Agreement and the Escrow Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not:

(i)            conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries;

(ii)           conflict with or violate any Law of the United States or any other jurisdiction in which the Company or any of its Subsidiaries conducts operations which is applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected;

(iii)          conflict with any order of any Governmental Authority which is applicable to the Company or any of its Subsidiaries as of the date of this Agreement;

(iv)          conflict with, result in any breach of, constitute a default (or an event that, without notice or with lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others any rights of termination, acceleration or cancellation of any rights, give rise to any right of any Person to receive any payment as a result of the consummation of the transactions contemplated hereby, or result in any other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, are not material; or

(v)           result in the creation or imposition of any Encumbrance on any material asset of the Company or any of its Subsidiaries.

(b)           Neither the Company nor any of its Subsidiaries is required to file, provide, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and the Escrow Agreements or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company or any of its Subsidiaries, except (i) for the filing of the Certificate of Merger with the Delaware Secretary of State and (ii) as set forth on Schedule 3.4(b) of the Company Disclosure Schedules.

(c)           The Company has at all times complied with any applicable provisions in the Company's Contracts relating to right of first offer, right of first refusal or no shop in connection with (i) this Agreement or the transactions contemplated hereby, and (ii) any discussions or negotiations with Acquiror.

Section 3.5.            Capitalization.

(a)           The authorized capital of the Company consists of (i) 380,000,000 shares of Company Common Stock, of which, as of the date hereof, (A) 22,114,325 shares are issued and outstanding, and (B) 322,692,142 shares are reserved for issuance upon exercise, exchange or conversion of outstanding shares of Company Preferred Stock and Options; and (ii) 253,934,918 shares of Preferred Stock, par value $0.001 per share, (A) 15,951,250 of which are designated Series A Preferred Stock, of which, as of the date hereof, 15,750,000 shares are issued and outstanding, (B) 16,780,813 of which are designated Series B Preferred Stock, of which, as of the date hereof, 16,547,000 shares are issued and outstanding, (C) 115,600,000 of which are designated Series C Preferred Stock, of which, as of the date hereof, 109,800,723 shares are issued and outstanding, (D) 78,167,855 of which are designated Series D Preferred Stock, of which, as of the date hereof, 76,796,488 shares are issued and outstanding, and (E) 27,435,000 of which are designated Series E Preferred Stock, of which, as of the date hereof, 27,289,145 shares are issued and outstanding.  All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, are fully paid and nonassessable and were offered, sold and issued in material compliance with all applicable federal and state securities Laws and without violating any contractual obligation or any other preemptive or similar rights.

(b)           As of the date hereof, the Company has reserved 76,715,879 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Stock Plan.  Options to purchase  49,420,652 shares have been granted and are outstanding and unexercised as of the date hereof, and, subject to the terms of the this Agreement, as of the date hereof, 15,019,094 shares of Company Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Company Stock Plan.

(c)           Except as set forth in (b) and (f) hereof, no shares of capital stock or other securities or ownership interests of the Company are issued or reserved for issuance.  Except for outstanding Options issued pursuant to the Company Stock Plan, Company Warrants and the conversion of Company Preferred Stock, there are no outstanding securities of the Company or any of its Subsidiaries convertible into or exchangeable for Shares  or other securities or ownership interest in the Company or any of its Subsidiaries and there are no outstanding options, stock appreciation rights, phantom stock, convertible loans, warrants, rights to receive shares of Company Common Stock or any other capital stock of the Company or capital stock of any Subsidiary of the Company on a deferred basis (including conversion or preemptive rights and rights of first refusal or similar rights), other rights that are linked to the value of Shares granted under the Company Stock Plan or otherwise by the

Company or any of its Subsidiaries, or any other agreements, orally or in writing, for the purchase or acquisition from the Company or any of its Subsidiaries of any shares of capital stock of the Company or any of its Subsidiaries.  There are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to directly or indirectly make any investment in any other Person.  All of the foregoing obligations to repurchase, redeem or otherwise acquire such capital stock in connection with this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly released upon the Closing.

(d)           Except pursuant to the Voting and Joinder Agreement, there are no agreements or understandings in effect with respect to the voting of any of the capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, and, to the Company’s Knowledge, there are no proxies providing for such a voting arrangement.

(e)           All of the outstanding shares of capital stock of, or other securities or ownership interests in, each Subsidiary of the Company, are owned by the Company, directly or indirectly, free and clear of any Encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than those imposed by applicable Law.  All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal, state or foreign securities laws and without violating any contractual obligation or any other preemptive or similar rights.

(f)            Schedule 3.5 of the Company Disclosure Schedules sets forth a spreadsheet (the “Capitalization Table”), which includes: (a) all holders of Shares and their respective addresses and identification numbers, indicating whether or not each such holder is an employee of the Company, the number of Company Shares held by such person (including whether such Company Shares are Company Common Stock, Series A Preferred Stock of the Company, Series B Preferred Stock of the Company, Series C Preferred Stock of the Company, Series D Preferred Stock of the Company or Series E Preferred Stock of the Company) and the respective certificate numbers; (b) all holders of Options and their respective addresses and identification numbers, whether or not each such holder is an employee of the Company, the number of Company Common Shares issuable upon the exercise of each Option, the grant date of each Option, the date of expiration of each Option, the vesting arrangement and vesting status with respect to each Option, including the extent vested as of the date hereof and whether the vesting of such Option is subject to acceleration as a result of the transactions contemplated by this Agreement and the Escrow Agreements or otherwise, and the exercise price with respect to each Option; and (c) all holders of Company Warrants and their respective addresses and identification numbers, the number and class of Company Preferred Stock issuable upon the exercise of each Company Warrant, the grant date of each Company Warrant, the date of expiration of each Company Warrant and the exercise price with respect to each Company Warrant.

(g)           There are no outstanding contractual obligations of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries is or could be required to register any of its securities under the Securities Act.

(h)           Except for restrictions imposed by applicable securities laws, there are no restrictions of any kind imposed by or through the Company on the transfer of any of the outstanding shares of capital stock of the Company or its Subsidiaries.

Section 3.6.            Equity Interests.  Neither the Company nor any of its Subsidiaries directly or indirectly (a) owns any equity, partnership, joint venture, limited liability membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, joint venture, limited liability membership or similar interest in, any Person or (b) Controls any Person.

Section 3.7.            Financial Statements.

(a)           Copies of the unaudited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2013 and of the unaudited consolidated financial statements of the Company and its Subsidiaries as at March 31, 2014 (the “Financial Statements”) are each attached hereto as Schedule 3.7(a) of the Company Disclosure Schedules.  The

Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) are in accordance in all material respects with the books and records of the Company, which have been maintained in a manner consistent with historical practice, and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

(b)           Except as set forth in the Financial Statements there are no off-balance sheet transactions, arrangements or other relationships to which the Company is a party, including, without limitation, between the Company or any of its Subsidiaries and any Stockholder, any Affiliate of a Stockholder or any unconsolidated Person in which such Stockholder or any such Affiliate has any direct or indirect interest, including any structured finance, special purpose or limited purpose entity.

(c)           The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Neither the Company, any of its Subsidiaries nor the Company’s independent auditors, nor, to the Company’s Knowledge, any current or former employee or director of the Company or any of its Subsidiaries, has identified or been made aware of any fraud, whether or not material, that involves Company’s management or other current or former employees, directors of the Company or any of its Subsidiaries, or any claim or allegation regarding any of the foregoing.

(d)           To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Law, by the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any contractor, subcontractor or agent of the Company or any of its Subsidiaries, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment under circumstances that violate 18 U.S.C. §1514A(a).

(e)           There is no indebtedness for borrowed money or Capitalized Lease Obligations of the Company or any of its Subsidiaries that is not shown on the Financial Statements.  There are no liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company or any of its Subsidiaries other than liabilities or obligations (i) reflected or reserved against on the Balance Sheet or in the notes thereto, (ii) for transaction costs incurred in connection with this Agreement that constitute Company Transaction Expenses or (iii) arising in the Ordinary Course of Business since December 31, 2013 that would not, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect.

(f)            Neither the Company nor any of its Subsidiaries is or has engaged, nor, to the Knowledge of the Company, is or has any officer, director, employee or agent of the Company or any of its Subsidiaries engaged, in any act or practice that would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.  There is not now, and there has never been, any employment by the Company or any of its Subsidiaries of, or beneficial ownership in the Company or any of its Subsidiaries by, any governmental or political officer in any country in the world.

Section 3.8.           Absence of Certain Changes or Events.  Since December 31, 2013 and through the date of this Agreement, there has not been, with respect to the Company or any of its Subsidiaries:

(a)           any material damage, destruction or loss with respect to properties or assets;

(b)           any satisfaction or discharge of any Encumbrance, except in the Ordinary Course of Business;

(c)           other than issuances pursuant to the Company Stock Plan, any issuance of any share of capital stock, warrant, bond or other security or equity interest or any security or instrument directly or indirectly convertible into or exchangeable or exercisable for any of the foregoing;

(d)           any material change to a Material Contract by which the Company or any of its assets is bound or subject;

(e)           any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries (other than such grants that do not exceed $100,000 in the aggregate); (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements covering any director, officer or employee of the Company or any of its Subsidiaries (other than in the Ordinary Course of Business to employees of the Company or any of its Subsidiaries who are not directors); (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, or employee of the Company or any of its Subsidiaries, other than any such agreement with a new hire that is for no more than $100,000 per annum and is entered into in the Ordinary Course of Business; (iv) establishment, adoption or amendment (except as required by applicable Law) of any collective bargaining agreement or Employee Plan or other bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director or officer of the Company or any of its Subsidiaries; or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than increases in the Ordinary Course of Business to employees of the Company or any of its Subsidiaries who are not directors or officers of the Company or any of its Subsidiaries;

(f)            any sale or assignment by the Company or any of its Subsidiaries of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries;

(g)           any Encumbrance created by the Company or any of its Subsidiaries with respect to any of its properties or assets, except for Permitted Encumbrances;

(h)           any loss, abandonment or lapse of any rights protecting any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, other than those licenses which have terminated in accordance with their terms;

(i)             any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money or Capitalized Lease Obligations, or the making by the Company or any of its Subsidiaries of any loans, advances or capital contributions to, or investments in, any Person other than (x) loans, advance or capital contributions to the Company’s wholly owned Subsidiaries, and (y) travel and other business-related advances made in the Ordinary Course of Business made by the Company or any of its Subsidiaries to or for the benefit of their employees, officers or directors;

(j)             any creation or incurrence of a material liability, or the entry into any material transaction, Contract or commitment, other than such items created or incurred in the Ordinary Course of Business;

(k)            any change in the Company’s policies with respect to the payment of accounts payable or other current liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable;

(l)            any declaration, setting aside or payment of any dividend or any other actual, constructive or deemed distribution (whether in cash, stock or property) in respect of any shares of capital stock of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or any of its Subsidiaries, or any other payments to stockholders of the Company in their capacity as such;

(m)           any other event or condition of any character that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)           any waiver by the Company or any of its Subsidiaries of a material right or of any indebtedness owed to it, whether or not in the Ordinary Course of Business;

(o)           any adoption of, or any proposal submitted to the Stockholders or the Board of Directors of the Company to amend, the certificate of incorporation or bylaws or similar constituent documents of the Company or any of its Subsidiaries;

(p)           any adoption by the Company or any of its Subsidiaries of a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than this Agreement, or any acquisition by the Company or any of its Subsidiaries of a material amount of stock or assets of any other Person;

(q)           any sale, lease or other transfer by the Company or any of its Subsidiaries of any material amount of assets, securities or property;

(r)            any license agreement other than those entered into in the Ordinary Course of Business providing for a license of any Intellectual Property to or from the Company or any of its Subsidiaries on a non-exclusive basis;

(s)           any split, combination, subdivision or reclassification of any shares of capital stock or other equity securities of the Company or any of its Subsidiaries;

(t)            any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

(u)           any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries (including any change in fiscal year), except for any such change required by GAAP;

(v)           any settlement or proposal for settlement of any claim, dispute or Action involving more than $100,000;

(w)           any change in any Tax election, annual tax accounting period, any method of tax accounting, any filing of amended Tax Returns or claims for Tax refunds, any entry into a closing agreement relating to Taxes or any settlement of any Tax claim, audit or assessment;

(x)            any capital expenditure by the Company or any of its Subsidiaries other than capital expenditures made in accordance with the Company’s current budget (a copy of which has been provided to Acquiror prior to the date of this Agreement); or

(y)           any agreement, action, arrangement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 3.8 or that would not be permitted under Section 5.1.

Section 3.9.            Compliance with Law; Permits.

(a)            Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable Laws.  Neither the Company nor its Subsidiaries has received during the past three years any written or, to the Knowledge of the Company, oral notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company or its Subsidiaries, as the case may be, is not in compliance in any material respect with any Law applicable to it.

(b)           There is no existing Law, whether Federal, state, county or local, which would prohibit or materially restrict the Company or any of its Subsidiaries from conducting its business in any jurisdiction in which it is now conducting business.

(c)           Each of the Company and its Subsidiaries is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business in all material respects as currently conducted and as proposed to be conducted as of the date hereof (the “Permits”).

Section 3.10.          Litigation.  There is no (a) Action pending, or to the Knowledge of the Company, threatened (i) by or against the Company or any of its Subsidiaries or, to the actual knowledge of the Company, affecting the Company or any of its Subsidiaries or (ii) that would affect the legality, validity or enforceability of this Agreement or, to the actual knowledge of the Company, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby or (b) inquiry pending before a Governmental Authority or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (including any inquiry as to the qualification of the Company to hold or receive any license or permit).

Section 3.11.          Employee Benefit Plans.

(a)           Schedule 3.11(a) of the Company Disclosure Schedules sets forth a list of (i)  each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), without regard to whether ERISA applies thereto), (ii)  all employment, retention, consulting, severance or individual compensation agreements; and (iii)  all other retention, change-in-control, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, life insurance, flexible spending, supplemental retirement, severance, salary continuation, leave of absence, educational assistance, company car, housing allowance or other benefit plans, programs, policies, arrangements or agreements of any kind (whether written or oral), for the benefit of any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries, and with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise (collectively, the “Employee Plans”).  The Company has provided or made available to Acquiror with respect to each Employee Plan (to the extent applicable) a true and complete copy of (i) the plan documents, trust or escrow agreements, insurance or annuity contracts, third party services, or other agreements regarding other funding vehicle (or a written description of any unwritten Employee Plan), (ii) the current summary plan description, (iii) the most recent annual government report or return, (iv) the most recent determination letter or opinion letter from the applicable governmental authority with respect to any Employee Plan that is intended to qualify for tax-favored treatment under applicable law, and (v) the most recent valuation report.

(b)           Each Employee Plan has been maintained, operated and administered in all material respects in accordance with its terms and the requirements of applicable Law. No event has occurred, and there exists no condition or set of circumstances in connection with any Employee Plan, under which the Company or any of its Subsidiaries, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA or Code Section 4975. No Action or other claim (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened with respect to any Employee Plan.

(c)           Each Employee Plan that is intended to qualify for tax-favored treatment under applicable law so qualifies, and the transactions contemplated by this Agreement shall not cause any such Employee Plan to not qualify for such treatment.

(d)           None of the Company, any of its Subsidiaries or its ERISA Affiliates has sponsored, contributed to or had any obligations or liability in respect of any “defined benefit pension plan,” as defined in Section 3(35) of ERISA, multiple employer, as described in Code Section 413(c), or “multiemployer plan,” as defined in Section 4001 of ERISA, and none has any liability or potential liability under Title IV of ERISA.  For these purposes, an “ERISA Affiliate” means any corporation or organization controlled by or under common control with the Company within the meaning of Section 4001 of ERISA.

(e)           All employer and employee contributions and premium payments that are due before the Closing have been timely made.

(f)            Neither the execution and delivery of this Agreement nor the transactions contemplated by this Agreement and the Escrow Agreements will, either alone or in combination with another event, result in (i) any payment of compensation or benefits to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries, (ii) increase any compensation or benefits under any Employee Plan or (iii) except as provided in Section 2.16(a), accelerate the time of payment or vesting of any such compensation or benefits.

(g)           As of the Closing, there will be no Contract or plan or other arrangement, whether written or oral, covering any current or former employee, director or independent contractor of the Company or any of its Subsidiaries that, individually or collectively, provides for payment or benefits that may constitute an “excess parachute payment” under Section 280G of the Code as a result of the consummation of the Merger.

(h)           Neither the Company nor any of its Subsidiaries is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees, other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(i)             Each Employee Plan that is or contains a “deferred compensation” plan, arrangement or feature, that is subject to Code Section 409A, has been operated in compliance with such Code section and applicable regulations thereunder. Neither the Company nor any of its Subsidiaries has agreed to pay or reimburse taxes under Code Section 409A incurred by any service provider participating in any deferred compensation arrangement.

Section 3.12.          Labor and Employment Matters.

(a)           (i) Schedule 3.12(a) of the Company Disclosure Schedules sets forth as of the date hereof a list of the names of the officers and employees of the Company and its Subsidiaries, together with their title or job classification, work location, current annual salary and target annual cash bonus (exclusive of discretionary bonuses or commissions) for 2014, if any.  (ii) None of such persons has an employment Contract with the Company or any of its Subsidiaries, which is not terminable on notice by the Company or any of its Subsidiaries of sixty (60) days or less without cost or other liability to the Company or any of its Subsidiaries.  (iii) Each of the officers and employees of the Company has entered into a confidentiality and inventions assignment agreement on the Company’s standard form, and the Company has not released any such officer or employee from his or her obligations thereunder and such agreements are in full force and effect. The Company’s current form of confidentiality and inventions assignment agreement is attached as Schedule 3.12(a) of the Company Disclosure Schedules.  (iv) No officer or Key Employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company or any of its Subsidiaries.  The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes.

(b)           Schedule 3.12(b) of the Company Disclosure Schedules sets forth a list as of the date of this Agreement, separately by company and location, of the names of all individuals who perform services for the Company and its Subsidiaries as a consultant or an independent contractor, the services they perform, their rate of compensation and any bonus entitlement.

(c)           Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining contract.  To the Knowledge of the Company, there are no organizing activities or collective bargaining arrangements that could affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of the Company or any of its Subsidiaries, (ii) there are no lockouts, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Company, threatened by or with respect to any employees of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is involved in nor, to the Knowledge of the Company, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving current or former employees of the Company or any of its Subsidiaries.

(d)           (i) Each individual who is treated by the Company or any of its Subsidiaries as an independent contractor or as the employee of a third party is properly so treated under applicable Law and (ii) no Employee Plans cover or provide benefits (other than Options) to any individuals other than directors (under equity-based plans) or employees of the Company or its Subsidiaries and their qualified beneficiaries.

Section 3.13.          Insurance.  Schedule 3.13 of the Company Disclosure Schedules contains a list as of the date of this Agreement of all policies of title, property, fire, casualty, liability, life, business interruption, product liability, sprinkler and water damage, workmen’s compensation, libel and slander, and other forms of insurance of any kind relating to the business and operations of the Company or any of its Subsidiaries, in each case which are in force and effect (the “Insurance Policies”).  The Company or one of its Subsidiaries has made any and all payments required to maintain the Insurance Policies in full force and effect.  Neither the Company nor any of its Subsidiaries has received notice of default under any Insurance Policy, nor has any of them received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to any Insurance Policy. There are no outstanding claims currently pending under any Insurance Policy, and no such claims have been made during the past 3 years.

Section 3.14.          Real Property.  Neither the Company nor its Subsidiaries owns any real property.  Schedule 3.14 of the Company Disclosure Schedules lists each of the Real Property Leases and each Leased Real Property, including the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.  The Company has delivered to Acquiror true and complete copies of all Real Property Leases and all amendments thereto.  The Leased Real Property is all of the real property used and/or occupied by the Company and its Subsidiaries.  The Company or its Subsidiaries have a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances and any such exceptions that would not interfere with the current use of the Leased Real Property.  All Real Property Leases are in full force and effect, neither the Company nor any of its Subsidiaries has received any written notice of a breach or default by the Company or any of its Subsidiaries thereunder, nor has the Company or any of its Subsidiaries  delivered notices to a landlord of any default by the landlord under any Leased Real Property, and to the Knowledge of the Company, no event has occurred that, without notice or with lapse of time or both, would constitute a breach or default by the Company or any of its Subsidiaries thereunder.  None of the Leased Real Property has been leased, subleased or licensed by the Company or any of its Subsidiaries to third parties.  To the Knowledge of the Company, no claim has been asserted against the Company or any of its Subsidiaries adverse to its rights in the Leased Real Property.

Section 3.15.          Intellectual Property.

(a)           Schedules 3.15(a) of the Company Disclosure Schedules set forth an accurate and complete list of (i) all Domain Names of which the Company or any of its Subsidiaries is the registrant specifying for each its registrant (unless such registrant is the Company) and administrative contact email address and password and renewal date, and whether it is active (collectively, the “Company Registered Domain Names”); (ii) all registered Marks, pending applications for registration of Marks and material unregistered Marks owned by the Company or any of its Subsidiaries (collectively, the “Company Registered Marks”); (iii) all Patents owned by the Company or any of its Subsidiaries (collectively, the “Company Patents”); and (iv) all material unregistered Copyrights, registered Copyrights and all pending applications for registration of Copyrights by the Company or any of its Subsidiaries (collectively, the “Company Registered Copyrights” and, together with the Company Registered Domain Names, the Company Registered Marks and the Company Patents, the “Company Registered IP”), indicating as to each item in (ii)-(iv) as applicable: (i) the current owner; (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the dates of application, issuance or registration of the item.  The Company or one of its Subsidiaries has timely paid all filing, extension, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP, and all documents, assignments, recordations and certificates necessary to be filed by the Company or the applicable Subsidiary of the Company to maintain the effectiveness of the Company Registered IP and to secure and record title to Company Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other foreign jurisdictions, as the case may be, so that no item required to be listed on Schedule 3.15(a) of the Company Disclosure Schedules has lapsed, expired or been abandoned or canceled other than in the Ordinary Course of Business.

(b)           To the Knowledge of the Company, all rights protecting Intellectual Property or Technology owned by or exclusively licensed to the Company or any of its Subsidiaries material to the conduct of their respective businesses are valid and enforceable and are not subject to any outstanding injunction, judgment, order, decree, ruling or charge against the Company or any of its Subsidiaries of which the Company or any of its Subsidiaries has received notice.

(c)           The Company or one of its Subsidiaries owns all right, title and interest in and to the Company Registered IP and is entitled to use such Company Registered IP in the operation of their respective businesses as currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances.  The Company or one of its Subsidiaries owns all right, title and interest in and to, or has a valid, enforceable written and continuing license or right to use, practice, manufacture, have manufactured, sell, offer for sale, import, export, exploit and license, each other item of Intellectual Property or Technology (“Intellectual Property Rights”) currently used by the Company or one of its Subsidiaries in their respective businesses and is entitled to use such Intellectual Property Rights in the operation of its respective business as currently conducted.

(d)           Except with respect to licenses of commercial off-the-shelf Software available on reasonable terms for a license fee of no more than $10,000 per annum, and except pursuant to the licenses listed in Section 3.16(d) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Rights, with respect to the use thereof or in connection with the conduct of its business as currently being conducted (including all research and development).

(e)           The Company and its Subsidiaries have exercised a degree of care that is consistent in all material respects with the standards of the industry in which the Company and its Subsidiaries operate (but in no event less than a reasonable degree of care) in order to protect the secrecy and maintain the confidentiality of all Trade Secrets of the Company, including the adoption of a policy requiring that all employees and independent contractors who are involved in the creation of Intellectual Property or Technology for the Company or any of its Subsidiaries enter into non-disclosure and invention assignment agreements in the Company’s standard forms previously delivered to Acquiror.  Each such employee and independent contractor has executed and delivered to the Company such an agreement and, to the Knowledge of the Company, none of such employees or independent contractors is in violation thereof.  No material (individually or in the aggregate) Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that adequately protects the Company and the applicable Subsidiaries’ proprietary interests in and to such Trade Secrets.

(f)            The conduct of the business (including the products distributed, sold or offered by the Company or any of its Subsidiaries and all Intellectual Property Rights) of the Company and its Subsidiaries as currently conducted, does not in any material respect infringe upon or misappropriate or violate the Intellectual Property rights or the confidential and proprietary information, including Trade Secrets, of any third party.  No claim or notice has been asserted against the Company or any of its Subsidiaries in writing or, to the Knowledge of the Company, orally, that the conduct of the business of the Company or any of its Subsidiaries as currently conducted infringes upon or misappropriates the Intellectual Property rights or the confidential and proprietary information, including Trade Secrets, of any third party, in each case, except with respect to claims or notices that have been fully resolved.  None of the Company Registered IP has been the subject of a judicial finding or opinion, nor has any written (or, to the Knowledge of the Company, oral) notice or claim challenging the ownership, validity, registrability, enforceability, use or licensed right to use any Intellectual Property or Technology been received by the Company or any of its Subsidiaries.

(g)           There are no claims asserted or threatened by the Company or any of its Subsidiaries that a third party infringes or otherwise violates any of the Company Registered IP or any other rights protecting Intellectual Property or Technology owned by or exclusively licensed to the Company or any of its Subsidiaries.  To the Knowledge of the Company, no third party is misappropriating, infringing or violating in any material respect any Intellectual Property or Technology owned by or exclusively licensed to the Company or any of its Subsidiaries.  To the Knowledge of the Company, no third party has made any unauthorized disclosure of any Trade Secrets of the Company or any of its Subsidiaries.

(h)           The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws regarding the reception, collection, use, interception, importation or exportation of personal data and with the Company’s and its Subsidiaries’ published privacy policies and other terms of use or business applicable to personal data collected from users of any websites operated by the Company or such Subsidiaries.  To the Knowledge of the Company, no Person has gained unauthorized access to any such personal data maintained by the Company or such Subsidiaries.

(i)            The Company Registered IP and the other Intellectual Property or Technology owned by the Company or any of its Subsidiaries, together with the rights granted to the Company or any of its Subsidiaries under the Inbound IP Agreements and under any “shrink-wrap” or “click-wrap” license agreements, are sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Closing Date in the same manner as such business was conducted prior to the Closing Date in all material respects, and neither the execution of this Agreement nor the consummation of any transaction contemplated hereby will materially adversely affect any of the rights of the Company or any of its Subsidiaries with respect to the Intellectual Property or Technology owned by the Company or any of its Subsidiaries or Intellectual Property or Technology licensed by the Company or any of its Subsidiaries pursuant to the Inbound IP Agreements.

(j)            To the Knowledge of the Company, to the extent any Software is licensed to the Company, no open source, free, shared or public library Software, including any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software that is incorporated into or utilized by the Company’s or any of its Subsidiaries’ products or services or otherwise used in the businesses of the Company and its Subsidiaries as presently conducted and as currently proposed by the Company’s management to be conducted.

(k)           The Software of the Company and its Subsidiaries does not, to the Knowledge of the Company, contain any program routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, bug, error, defect or trap door, that is capable of deleting, disabling, deactivating, interfering with, or otherwise harming such Software, or the Company’s or any of its Subsidiaries’ hardware, data, or computer programs or codes, or that is capable of providing access or producing modifications not authorized by the Company or any of its Subsidiaries (collectively, “Disabling Procedures”).  Such representation and warranty applies regardless of whether such Disabling Procedures are authorized by the Company or any of its Subsidiaries to be included in the Software.

Section 3.16.          Taxes.

(a)           The Company and each of its Subsidiaries has duly and timely filed with the appropriate Governmental Authorities all Returns required to be filed in all jurisdictions in which such Returns are required to be filed.  Each such Return is, in all material respects, complete, correct and in accordance with all requirements of applicable Law. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Return, nor has any such extension been requested. Neither the Company nor any of its Subsidiaries has received written notice from a jurisdiction in which it is not currently filing a Return that it should be filing a Return in such jurisdiction. To the Knowledge of the Company, there is no investigation or other proceeding pending, threatened or expected to be commenced by any Government Authority for any jurisdiction where the Company or any of its Subsidiaries does not file Returns with respect to a given Tax that may lead to an assertion by such Government Authority that the Company or any of its Subsidiaries are or may be subject to a given Tax in such jurisdiction, and there is no meritorious basis for such an investigation or other proceedings that would result in any such assertion.

(b)           The Company and each of its Subsidiaries has withheld and paid to the proper Governmental Authority on a timely basis all Taxes required to have been withheld and paid in connection with amounts paid, or deemed to have been paid, or owing to any employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with the information reporting requirements provided by Applicable Law with respect to such payments.

(c)           Neither the Company nor any of its Subsidiaries has been or is currently a party to any examination, audit, action, administrative or judicial proceeding relating to Taxes, nor, to the Knowledge of the Company, has any examination, audit, action or proceeding been threatened by any Governmental Authority, and no claim for assessment or collection of Taxes which previously has been asserted relating in whole or in part to the Company or any of its Subsidiaries remains unpaid.

(d)           All Taxes due and payable by the Company and its Subsidiaries, whether or not reported on a Return, have been properly and timely paid, and the liabilities for Taxes reflected on the Financial Statements are in accordance with GAAP.  The Company and its Subsidiaries have and will have no accrued liability for Taxes in respect of taxable periods or portions thereof following the date of the Financial Statements and ending on or before the Closing Date other than Taxes incurred in the Ordinary Course of Business consistent with past practice as reflected on their Returns. Schedule 3.16(d)  of the Company Disclosure Schedules lists all uncertain tax positions (as defined in FIN48) included in the Company’s and its Subsidiaries’ Financial Statements as of the date hereof.

(e)           True and complete copies of all Returns filed prior to the Closing Date by or on behalf of the Company and its Subsidiaries for each past tax year (or a portion thereof) for which the statute of limitations is still open, and any amendments thereto, have been made available to Acquiror. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of filing a Return or payment of Taxes, or has agreed to any extension of time with respect to a Tax assessment or deficiency, filing a Return or payment of Taxes, nor has any request been made in writing for any such extension or waiver. Neither the Company nor any of its Subsidiaries has any taxable income or gain as a result of prior intercompany transactions that has been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement.

(f)            No election under former Section 341(f) of the Code has been filed in respect of the Company or any of its Subsidiaries.

(g)           There are no Encumbrances for Taxes upon the assets or properties of the Company or any of its Subsidiaries other than Permitted Encumbrances.

(h)           Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnification agreement or has ever been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar provision of state, local or foreign law (other than a group the common parent of which was the Company).

(i)             Neither the Company nor any of its Subsidiaries (i) has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries and the IRS has not initiated or proposed any such adjustment or change in accounting method, and (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries.

(j)            The Company is not a United States Real Property Holding Corporation within the meaning of Section 897 of the Code and was not a United States Real Property Holding Corporation on any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)) that occurred in the five-year period preceding the Closing Date.

(k)           Neither the Company nor any of its Subsidiaries has consummated, has participated in or is currently participating in any transaction that constitutes a “reportable transaction”, as such term is defined in Treasury Regulation Section 1.6011-4(b)(2).

(l)            Except as set forth in Schedule 3.15 of the Company Disclosure Schedules, no power of attorney is currently in force with respect to any matter relating to Taxes of the Company or any of its Subsidiaries.

(m)           Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(n)           No property owned by the Company is (i) required to be or is being depreciated under the alternative depreciation system under Section 168(g)(2) of the Code, or (ii) subject to Section 168(f) of the Code.

(o)           Neither the Company nor any of its Subsidiaries is subject to private letter rulings of the IRS or comparable rulings from any other Governmental Authority.

(p)           There is no taxable income of the Company or any of its Subsidiaries that will be required under applicable Law to be reported by Acquiror or any of its Affiliates (including the Company and its Subsidiaries) for a taxable period beginning after the Closing Date which taxable income was realized (and reflects economic income) arising prior to the Closing Date.

(q)           Neither the Company nor any of its Subsidiaries that is created or organized under the laws of the United States has a permanent establishment other than in the United States, except to the extent of entities which are disregarded as separate from their owner under Treasury Regulation Section 301.7701-3.  None of the Company’s subsidiaries created or organized under the laws of a jurisdiction other than the United States has a permanent establishment in any jurisdiction other than the jurisdiction in which such entity was created or organized.

(r)            Neither the Company nor any of the Company’s Subsidiaries has incurred Subpart F income that has not been properly recorded and included in the Company’s Tax returns.

(s)           Neither the Company nor any of its Subsidiaries has ever filed an entity classification election Form 8832 under Section 7701 of the Code and there are no elections in effect under Treasury Regulation Section 301.7701-3 with respect to the Company or any of its Subsidiaries.

(t)            Each of the Company and any of its Subsidiaries has conducted all material intercompany transactions in substantial compliance with the principles of Section 482 of the Code (or any similar provisions of state, local or foreign Tax law) and has complied in all material respects with applicable rules relating to transfer pricing (including the filing of all material required transfer pricing reports).

(u)           Neither the Company nor any of its Subsidiaries has any excess loss account (as defined in Treasury Regulation Section 1.1502-19) with respect to the stock of any Subsidiary.

(v)           Schedule 3.16(v) of the Company Disclosure Schedules lists all material elections with respect to Taxes affecting the Company and its Subsidiaries as of the date hereof.

Section 3.17.          Environmental Matters.

(a)           For purposes of this Agreement, the following terms shall have the following meanings:  (i) “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) “Environmental Law” means any applicable Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

(b)           The Company and each of its Subsidiaries are and have been in compliance in all material respects with all Environmental Laws, have obtained all Environmental Permits and are in compliance in all material respects with the requirements thereunder (including those required prior to the Closing Date), and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability.

(c)           Neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of (or arranged for such transport or disposal of) any Hazardous Substances on, under, from or at any of the Company’s or any of its Subsidiaries’ properties or any other properties, except in compliance with Environmental Laws; (ii) any Knowledge of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company’s or any of its Subsidiaries’  properties or any other property but arising from the Company’s or any of its Subsidiaries’ current or former properties or operations; or (iii) any Knowledge or reason to know, or has received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any Action by any Governmental Authority or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require significant expenditures or to result in liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties.

(d)           No Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Authority, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

(e)           There are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

(f)            Neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for corrective or remedial action.

(g)           Neither the Company nor any of its Subsidiaries is required to make any capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Authority could take action that would require such capital or other expenditures.

Section 3.18.          Material Contracts.

(a)            Schedules 3.18(a)(i)-(xiv) of the Company Disclosure Schedules list each written or oral Contract (x) since January 1, 2011 to which the Company or any of its Subsidiaries is a party or (y) by which the Company or any of its Subsidiaries or their respective properties or assets is currently bound with ongoing obligations (other than obligations solely as a result of ongoing confidentiality obligations) and identifies which subparagraph is applicable to such Contract (such contracts and agreements as described in this Section 3.18(a) being “Material Contracts”):

(i)            any Contract (or group of related Contracts), other than employment Contracts, which is not terminable on less than ninety (90) days’ notice and that involves future obligations of the Company, its Subsidiaries or its employees in a dollar amount in excess of $50,000;

(ii)           any employment Contract (A) providing annual compensation in excess of $100,000, or (B) that it is not terminable at will on notice of thirty (30) days or less without payment of any severance;

(iii)           any Contract that involves future obligations of the Company in excess of $50,000 with sales agents, sales representatives, sales brokers or distributors;

(iv)           any partnership, joint venture agreement, development, joint development or similar arrangement which is material to the Company or its Subsidiaries taken as a whole;

(v)           any Contract for the borrowing or lending of money and any guaranty agreement or other evidence of indebtedness, including Capitalized Lease Obligations;

(vi)          any Contract granting any Person an Encumbrance on any of the material assets of the Company or any of its Subsidiaries;

(vii)         any Contract involving a dollar amount in excess of $50,000 providing for the license of any Intellectual Property to or from the Company or any of its Subsidiaries;

(viii)        any Contract involving a dollar amount in excess of $50,000 containing any provisions requiring the Company to indemnify any other party thereto;

(ix)           any Contract pursuant to which the Company or any of its Subsidiaries or any current or future Affiliate of any of them is or would be restricted from conducting the business of the Company or any of its Subsidiaries or any current or future Affiliate of any of them in any material respect at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas, customers, suppliers or lines of business, or that grants the other party or any third person “most favored nation” or similar status, except for the following insofar as they do not impose the foregoing restrictions on the Company’s or any of its Subsidiaries’ right to conduct or expand their business (and only restrict such right with respect to the other party or parties thereto) (A) the Company’s employment agreements in the form previously furnished to Acquiror, (B) the Company’s standard independent contractor agreements in the form previously furnished to Acquiror and (C) the Company’s standard separation statement for departing employees substantially in the form previously furnished to Acquiror;

(x)           any Contract of any character (contingent or otherwise) pursuant to which any employee or consultant is or may be entitled to receive any payment based on the revenues, earnings or financial performance or assets of the Company or any of its Subsidiaries or calculated in accordance therewith;

(xi)           any agency Contract whereby the Company purports to grant a right to market or sell its products or any agency Contract affecting the Company’s or any of its Subsidiaries’ exclusive right to develop, market or sell its products;

(xii)          any Contract pertaining to any customer of the Company or any of its Subsidiaries which represents more than 5% of the Company’s revenues in any of the last three (3) fiscal years or any Contract with an independent warehouse used by the Company or any of its Subsidiaries which is material to the Company or its Subsidiaries;

(xiii)         Contracts that contain unlimited indemnification obligations by the Company or any of its Subsidiaries or that does not contain a limitation on the Company's liability;

(xiv)        Contracts with any Governmental Authority;

(xv)         Any Contract that relates to the settlement of any Action or any legal proceeding;

(xvi)         any Contract with material suppliers to the Company or any of its Subsidiaries; or

(xvii)        any other Contract that would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if the Company or such Subsidiary were registering securities under the Securities Act.

(b)           The Company has made available to Acquiror true and complete copies of all Material Contracts and all amendments thereto.  Each Material Contract (i) is valid and binding on the Company or the applicable Subsidiary, as the case may be, and, to the Knowledge of the Company, the counterparties thereto, and is in full force and effect, enforceable against the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, against all third parties, in each case in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement, enforceable against the Company or a Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, against all third parties, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).  None of the Company or any of its Subsidiaries is in breach of, or default (with or without the giving of notice, with lapse of time or both) under, any Material Contract.  To the Knowledge of the Company, no other party to any Material Contract is in default thereunder, nor, to the Knowledge of the Company, does any condition exist that with the lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  No other party to any Material Contract has (i) notified the Company that such other party intends to cancel or otherwise terminate such Material Contract or (ii) since December 31, 2013, taken any action or threatened to take any action, with respect to seeking a repayment of amounts paid to the Company or any of its Subsidiaries pursuant to such Material Contract or a reduction in fees or other payments that will become due to the Company or any of its Subsidiaries pursuant to such Material Contract.

Section 3.19.          Assets; Title.

(a)           All of the tangible assets of the Company and its Subsidiaries of any kind or description are in good operating condition and repair, ordinary wear and tear excepted, and suitable in all material respects for their current and intended use.

(b)           There are no assets owned, used or held for use by any Stockholder in connection with, or otherwise related to or required in connection with the business and operations of the Company or any of its Subsidiaries.  Except for licenses of Intellectual Property (with respect to which representations and warranties are set forth exclusively in Section 3.15 hereof), the Company and its Subsidiaries have good and marketable title to, or hold valid and existing leases or licenses for, all of their assets necessary for the conduct of their business in the manner currently conducted free and clear of all Encumbrances, except for Permitted Encumbrances.  No Person has signed any financing statement under the Uniform Commercial Code or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of the assets of the Company or any of its Subsidiaries.

Section 3.20.          Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.21.          Transactions With Affiliates.  Except for the transactions contemplated by this Agreement and the Ancillary Agreements, no member of the Board of Directors, officer, employee or stockholder of the Company or any of its Subsidiaries, or to the Knowledge of the Company, member of the immediate family of any such Person that is a natural person, or any corporation, partnership, trust or other entity in which any such Person has a substantial interest or is an officer, manager, trustee, partner or holder of more than 10% of the outstanding capital stock (or other equity interests) thereof, is, or since January 1, 2013, has been, a party to any material transaction with the Company or any of its Subsidiaries, including any indebtedness or Contract providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person or firm, other than employment-at-will arrangements in the Ordinary Course of Business.

Section 3.22.          Customers and Suppliers.  No customer which, as of December 31, 2013 individually accounted for more than five percent (5%) of the Company’s consolidated gross revenues during the 12-month period preceding December 31, 2013, and no material supplier or distributor of the Company and its Subsidiaries taken as a whole, as of December 31, 2013, has canceled or otherwise terminated, or materially reduced, or made any threat to the Company or any of its Subsidiaries to cancel or otherwise terminate, or materially reduce (including by raising prices), its relationship with the Company or any of its Subsidiaries, or has at any time on or after December 31, 2013 decreased materially its services or supplies to the Company or any of its Subsidiaries in the case of any such supplier or distributor, or its usage of the products of the Company or any of its Subsidiaries in the case of such customer, except, in each case, pursuant to agreements which expired in accordance with their terms, and to the Company’ Knowledge, no material supplier, distributor or customer intends (i) to cancel or otherwise terminate its relationship with the Company or any of its Subsidiaries or (ii) as a result of dissatisfaction with its relationship with the Company or any of its Subsidiaries, to decrease materially its services or supplies to the Company or any of its Subsidiaries, to materially raise the price for such services or supplies or its usage of the products of the Company or any of its Subsidiaries, as the case may be.

Section 3.23.          Loans and Advances.  Except as set forth in the Financial Statements or on Schedule 3.23 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has any outstanding loans or advances to any Person or is obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

Section 3.24.          Books and Records.  The books of account, ledgers, order books, records and documents of the Company and each of its Subsidiaries accurately and completely reflect in all material respects all material information relating to the business of the Company and each such Subsidiary, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and each such Subsidiary.

Section 3.25.          Anti-Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company is applicable to the transactions contemplated by this Agreement or the Escrow Agreements.

Section 3.26.          Information Statement.  The information supplied by the Company for inclusion in the information statement to be sent to the Stockholders in connection with the Company stockholders’ consideration and approval of the Merger (the “Company Stockholder Action”) (such information statement as amended or supplemented is referred to herein as the “Information Statement”) shall not, on the date the Information Statement is first mailed to the Stockholders and at the time of the Company Stockholder Action, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading.  Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Acquiror which is contained in the Information Statement.

Section 3.27.          Documents.  The Company has heretofore furnished to Acquiror a complete and correct copy of (x) the certificate of incorporation and bylaws or equivalent organizational documents, each as amended and restated to date, of the Company and each of its Subsidiaries and (y) all minute books containing the minutes and written consents for all board of directors and stockholder meetings of the Company and each of its Subsidiaries.  The certificates of incorporation, bylaws or equivalent organizational documents referred to in the foregoing clause (x) are in full force and effect.

Section 3.28.          Company Products. Section 3.28(a) of the Company Disclosure Schedules sets forth an accurate and complete list of all of the Company Products, including most recent version and release number. Each Company Product sold, licensed, distributed or delivered by the Company or any of its Subsidiaries has been in conformity in all material respects with all applicable products specifications, contractual commitments, express and implied warranties (to the extent not explicitly disclaimed), and the Company and its Subsidiaries have no material liability (and to the Company's Knowledge, there is no basis for any Action or legal proceeding against the Company, or any of its Subsidiaries, giving rise to any material liability) for violations thereof. No Company Product is subject to guarantee, warranty or other indemnity beyond the applicable warranty terms provided to the Company from its suppliers and subcontractors.

Section 3.29.          Foreign Corrupt Practices Act. The Company has not, directly or indirectly: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on its books, (iv) created or used any “off-book” bank or cash account or “slush fund”, or (v) engaged in any conduct constituting a violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.30.          OFAC and September 24, 2001 Executive Order. The designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or any similar list maintained by OFAC is not applicable to the Company or the Stockholders.  The September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism is not applicable to the Company or its Stockholders.

Section 3.31.          Disclosure. No representation or warranty made by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedules or in any certificate furnished to Acquiror pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The Company does not have Knowledge of any fact that has specific application to the Company (other than general economic or industry conditions) and that may have a Material Adverse Effect that has not been set forth in this Agreement or the Disclosure Schedules.

ARTICLE IV

REPRESENTATIONS AND
WARRANTIES OF ACQUIROR AND SUB

Subject to the disclosures set forth in the Acquiror Disclosure Schedules prepared by the Acquiror and Sub and delivered to the Company concurrently with the parties’ execution of this Agreement (the “Acquiror Disclosure Schedules”), and each of which disclosures shall also be deemed to be representations and warranties made by the Acquiror and Sub to the Company under this Article IV, the Acquiror and Sub hereby represents and warrant to Company as follows:

Section 4.1.            Organization.  Acquiror is a corporation duly organized and validly existing under the laws of the State of Israel and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Acquiror and Sub (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted and (ii) is duly qualified or licensed as a foreign corporation to do business, and, in the case of Sub, is in good standing, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for any failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

Section 4.2.            Reserved

Section 4.3.            Authority.  Each of Acquiror and Sub has all requisite corporate power and authority to execute and deliver this Agreement, each of the Ancillary Agreements to which it will be a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Acquiror and Sub of this Agreement, each of the Ancillary Agreements to which it will be a party, and the consummation by Acquiror and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Acquiror and Sub and by Acquiror as the sole stockholder of Sub.  No other corporate proceedings or approvals on the part of Acquiror or Sub are necessary to authorize this Agreement, any Ancillary Agreement, or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and upon the execution of each of the Ancillary Agreements to which Acquiror or Sub will be a party, will have been, duly and validly executed and delivered by Acquiror and Sub, as applicable.  This Agreement constitutes, and upon the execution of each of the Ancillary Agreements to which Acquiror or Sub will be a party, will constitute, the valid and binding obligations of Acquiror and Sub, as applicable, enforceable against Acquiror and Sub, as applicable, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.4.            No Conflict; Required Filings and Consents.

(a)           The execution, delivery and performance by each of Acquiror and Sub of this Agreement, each of the Ancillary Agreements to which it will be a party, and the consummation by Acquiror and Sub of the transactions contemplated hereby and thereby, do not and will not:

(i)           conflict with or violate the certificate of incorporation or bylaws of Acquiror or Sub;

(ii)           conflict with or violate any Law of the United States or any other jurisdiction in which Acquiror or Sub conducts operations which is applicable to Acquiror or Sub or by which any property or asset of Acquiror or Sub is bound or affected; or

(iii)          conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others any rights of termination, acceleration or cancellation of, or other change of any right or obligation or the loss of any benefit to which Acquiror or Sub is entitled, under any provision of any agreement or other instrument binding upon Acquiror or Sub or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Acquiror or Sub, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

(b)           Neither Acquiror nor Sub is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority or other Person in connection with the execution, delivery and performance by Acquiror and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation by Acquiror and Sub of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of Acquiror or Sub, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) any filings required by the listing rules of Nasdaq or the Tel Aviv Stock Exchange, (iii) any filings required under securities Laws (iv) filings required under the Securities Act or the Exchange Act, if any, or (v) CFIUS notification.

Section 4.5.            Reserved.

Section 4.6.            No Prior Activities.  Except for obligations incurred in connection with its organization and the transactions contemplated hereby, as of the date of this Agreement and as of the Effective Time, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

Section 4.7.            Legal Proceedings.  As of the date hereof, there are no Actions pending, or to the knowledge of Acquiror threatened, against Acquiror or Sub, which, if adversely determined, would adversely affect the ability of Acquiror or Sub to consummate the transactions contemplated hereby or result in an Acquiror Material Adverse Effect.  As of the date hereof, neither Acquiror nor any of its Subsidiaries are subject to any judgment, decree, injunction or order of any court, which would adversely affect Acquiror’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4.8.            Financing.  Acquiror will have available to it at Closing and at the date of each Earn-Out Amount payment, sufficient funds to pay in full all amounts payable by Acquiror at such time.

Section 4.9.            Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Acquiror or Sub.

Section 4.10.          Information Statement.  The information supplied by the Acquiror and its Subsidiaries for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Stockholders and at the time of the Company Stockholder Action, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading.

Section 4.11.          Disclosure. No representation or warranty made by the Acquiror or its Subsidiaries contained in this Agreement, and no statement contained in the Acquiror Disclosure Schedules or in any certificate furnished to Company pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

COVENANTS

Section 5.1.            Conduct of Business Prior to the Closing.  Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, unless Acquiror shall otherwise agree in writing, the business of the Company and its Subsidiaries shall be conducted only in the Ordinary Course of Business, and the Company shall, and shall cause each of its Subsidiaries to, use their respective commercially reasonable efforts to preserve intact in all material respects their business organization and relationships with third parties.  Notwithstanding the foregoing, other than as expressly contemplated hereby or as set forth on Schedule 5.1 of the Company Disclosure Schedules, between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to Article VIII, without the prior consent of Acquiror, the Company will not and will cause each of its Subsidiaries not to:

(a)           amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(b)           issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests (other than Company Common Stock issued upon exercise of Company Stock Options or Company Warrants outstanding as the date hereof and pursuant to the terms of such Company Stock Options or Company Warrants as of the date hereof, except as contemplated in Section 2.16), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interest, other than upon the exercise or conversion of securities outstanding as of the date hereof;

(c)           declare, set aside, make or pay any dividend or other actual, constructive or deemed distribution (whether in cash, stock or property) in respect of any Shares of the Company or any capital stock of its Subsidiaries, or make any other payment on or with respect to any stockholder of the Company or any of its Subsidiaries in their capacity as such;

(d)           reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure;

(e)           purchase any assets other than in the Ordinary Course of Business or acquire any corporation, partnership, limited liability company, other business organization or division thereof;

(f)           except for the Merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(g)           create, incur or assume any indebtedness for borrowed money, guarantee any obligations of any Person (other than the loan underlying the Promissory Note and any obligations to direct or indirect wholly owned Subsidiary of the Company) or enter into any Capitalized Lease Obligations or issue any debt securities;

(h)           enter into, amend, modify or renew any Contract that would be a Material Contract if entered into prior to the date hereof (or amend or modify any Material Contract), other than as permitted by Section 5.1(l) hereof;

(i)           sell, lease, or otherwise transfer any Subsidiary of the Company or any material amount of assets or properties of the Company or any of its Subsidiaries;

(j)           make any commitment with respect to any capital expenditure other than those set forth in the Section 5.1(j) of the Company Disclosure Schedules;

(k)           fail to exercise any rights of renewal with respect to any Leased Real Property that by its terms would otherwise expire or terminate any lease for any of the Leased Real Property, except as set forth on Schedule 5.1(k) of the Company Disclosure Schedules;

(l)           (i) grant any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, other than in the Ordinary Course of Business to employees of the Company or any of its Subsidiaries who are not directors or officers of the Company or any of its Subsidiaries; (ii) increase benefits payable under any existing severance or termination pay policies or employment agreements covering any director, officer or employee of the Company or any of its Subsidiaries; (iii) enter into any employment or other agreement (or any amendment to any existing agreement) with any director, officer, or employee of the Company or any of its Subsidiaries, other than any at-will employment arrangement in the Ordinary Course of Business for no more than $100,000 per annum that may be terminated on no more than thirty (30) days’ prior notice without the obligation to make severance or termination payments; (iv) establish, adopt, amend or enter into (except as required by applicable Law) any collective bargaining agreement or establish, adopt, enter into, amend or modify (or announce any intention to establish, adopt, enter into, amend or modify) any Employee Plan or other employee benefit plan, policy, program, arrangement of any kind or nature (including any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of, or consultant to, the Company or any of its Subsidiaries); or (v) grant or announce any increase in any compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries;

(m)           make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

(n)           mortgage, sell and leaseback or otherwise subject to any Encumbrance (other than Permitted Encumbrances) any assets or properties of the Company or any of its Subsidiaries;

(o)           settle any claim, dispute or Action that is material to the Company or any of its Subsidiaries;

(p)           enter into any new line of business;

(q)           except in the Ordinary Course of Business, satisfy or discharge any Encumbrance or pay any obligation (other than Company Transaction Expenses);

(r)           waive any material right or any indebtedness owed to it;

(s)           amend any term of any outstanding securities of the Company or any of its Subsidiaries other than as contemplated by Section 2.16;

(t)           issue any communication of a general nature to employees (including general communications relating to benefits and compensation) relating to the Merger without the prior approval of Acquiror, which approval will not be unreasonably withheld, conditioned or delayed;

(u)           make or change any Tax election, annual tax accounting period or method of tax accounting, file any amended Tax Returns or make any claim for Tax refunds, enter into any closing agreement relating to Taxes or settle any Tax claim, audit or assessment; or

(v)           agree or commit to do any of the foregoing.

Section 5.2.            Covenants Regarding Information.  From the date hereof until the earlier of the date of termination of this Agreement or the consummation of the Closing, upon reasonable notice, the Company and its Subsidiaries shall afford Acquiror and its officers, employees, agents, accountants, advisors, bankers, attorneys and other representatives (collectively, “Representatives”) reasonable access to the properties, offices and other facilities, books and records of the Company and each of its Subsidiaries, and shall furnish Acquiror with such financial, operating and other data and information as Acquiror may reasonably request, including monthly updates and access to personnel; provided, however, that any such access or furnishing of information shall be conducted at Acquiror’s expense, during normal business hours and in such a manner as not to unduly interfere with the normal operations of the Company and its Subsidiaries and such requests shall be directed to the chief executive officer of the Company.

Section 5.3.            Stockholder Consents. The Company shall (a) promptly prepare all necessary materials relating to the Stockholders consents to the Merger and the other transactions contemplated by this Agreement, (b) use its commercially reasonable efforts to promptly obtain such consents, and (c) otherwise comply with all legal requirements applicable to obtaining such consents.

Section 5.4.            Information Statement.  Promptly after the execution of this Agreement, the Company will prepare, in consultation with Acquiror, the Information Statement which describes the principal terms of this Agreement and the Escrow Agreements and the transactions contemplated hereby and thereby, and provides copies of the applicable dissenters’ rights statutes and a description of the procedure to be followed.  The Company shall mail or cause to be mailed the Information Statement to such Stockholders, at their address of record on the books of the Company, promptly upon completion thereof.  The Company shall not cause the Information Statement to be distributed without Acquiror’s written approval, which shall not be unreasonably withheld or delayed; provided, that Acquiror shall in no way be responsible for any of the content of the Information Statement except as it pertains to and has been supplied in writing by Acquiror for inclusion therein. Without limitation of the foregoing, the Company will cause the Information Statement (x) to comply with the requirements of applicable Law and (y) not to contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.5.            Notification of Certain Matters; Delivery of Financial Statements.

(a)           Until the consummation of the Closing, each party hereto shall promptly notify the other parties in writing of:

(i)           any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect as of the date of this Agreement or as of the Closing Date or any of its covenants or agreements contained in this Agreement not to be complied with or satisfied in all material respects;

(ii)           any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iii)           any Actions commenced or, to the Knowledge of the Company or to the knowledge of the Acquiror or of the other parties, threatened in writing against, relating to or involving the transactions contemplated by this Agreement.

(b)           No later than 15 Business Days after the date of the Closing, the Company shall deliver to Acquiror the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2013 and such audited financial statements shall be identical, in all material respects, to the Financial Statements; provided, however, that such time period for delivery shall be extended an additional 10 Business Days if, following the execution of this Agreement, the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock shall have not executed and delivered a Voting and Joinder Agreement and the Company is working in good faith to obtain such Voting and Joinder Agreements.

(c)           Until the consummation of the Closing, the Company shall promptly prepare and deliver to Acquiror, no later than 21 days after the end of each fiscal quarter, commencing June 30, 2014, consolidated financial statements of the Company and its Subsidiaries as at the end of the fiscal quarter (with comparative presentation), (i) prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) prepared in accordance in all material respects with the books and records of the Company, which have been maintained in a manner consistent with historical practice, and (iii) that fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

(d)           From the date hereof until the Closing, the Company agrees to use commercially reasonable efforts to furnish or cause to be furnished to the Acquiror, upon request, as promptly as practicable, such information and assistance required to be included in any filing the Acquiror elects to make with the SEC and/or other Governmental Authority incorporating, containing or referencing financial statements of the Company and/or of any of its Subsidiaries for any period within the three years ended December 31, 2013 or any interim period after such date, including, without limitation, (i) assisting Acquiror in preparing and filing with the SEC and/or other Governmental Authority pro forma financial statements which incorporate, contain or reference financial statements of the Company and/or of any of its Subsidiaries for any annual or quarterly period within the three years ended December 31, 2013 or any interim period after such date; (ii) obtaining the consent of any accounting firm of the Company and/or of any of its Subsidiaries to file, include, incorporate or otherwise reference such accounting firm’s audit of annual period financial statements of the Company and/or any of its Subsidiaries, in any filing of the Acquiror with the SEC and/or other Governmental Authority; and (iii) providing reasonable assistance to the Acquiror in responding to any questions and/or comments of the SEC and/or other Governmental Authority with respect to any financial statements of the Company and/or any of its Subsidiaries.

Section 5.6.            Takeover Statutes.  If any state takeover statute or similar Law shall become applicable to the transactions contemplated by this Agreement or the Ancillary Agreements, each of the Company and the Acquiror and their respective Board of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

Section 5.7.            Negotiations.

(a)           From the date of this Agreement until the termination of this Agreement in accordance with its terms, the Company will not, and will not permit or authorize any of its officers, directors, employees, lenders, investment banking firms, other agents, other Representatives or Affiliates to, solicit, initiate or encourage or take any other action to facilitate, any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any nonpublic information to or enter into any agreement with any Persons other than Acquiror and Sub concerning the merger, consolidation, sale of securities or any other transaction involving, directly or indirectly, the Company or any of its Subsidiaries and the sale of all or a significant portion of their properties or assets or any of their equity.  From and after the date of this Agreement, the Company will notify Acquiror of any such inquiry or proposal promptly after receipt of the same by the Company’s officers, directors, employees or Affiliates (whether received directly or through any lender, investment banking firm or other agent).

(b)           From the date of this Agreement until the termination of this Agreement in accordance with its terms, Acquiror will not, and will not permit or authorize any of its officers, directors, employees, lenders, investment banking firms, other agents, other Representatives or Affiliates to (i) initiate or submit any proposal or indication of interest relating to the purchase of any other company or all or substantially all of the assets of another company (an “Alternative Purchase Transaction”), or (ii) authorize, engage in, or enter into any agreement or understating with respect to, any Alternative Purchase Transaction; provided, however, nothing shall limit Acquiror’s ability to review and enter into an alternative purchase transaction that requires the payment by Acquiror of less than $10 million in aggregate consideration (using either stock, cash or both stock and cash).

Section 5.8.            Tax Matters.

(a)           Preparation and Filing of Tax Returns; Payment of Taxes. Between the date hereof and the Closing Date, the Company and its Subsidiaries will prepare and file on or before the due date therefor all Returns required to be filed by the Company and its Subsidiaries on or before the Closing Date, and shall pay all Taxes due on such Return or which are otherwise required to be paid at any time prior to or during such period.

(b)           Notification of Tax Proceedings.  Between the date hereof and the Closing Date, to the extent the Company or any of its Subsidiaries has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company or any of its Subsidiaries, the Company shall provide prompt notice to the Acquiror of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

(c)           Tax Elections, Waivers and Settlements. Neither the Company nor any of its Subsidiaries shall take any of the following actions: (i) make, revoke or amend any Tax election; (ii) execute any waiver of restrictions on assessment or collection of any Tax; or (iii) enter into or amend any agreement or settlement with any Tax authority.

Section 5.9.            Confidentiality.  Each of the Acquiror and the Company shall hold, and shall cause its Representatives to hold in confidence all documents and information furnished to it by or on behalf of any other party to this Agreement in connection with the transactions contemplated hereby pursuant to the terms of that certain Confidentiality and Non-Disclosure Agreement entered into on February 11, 2014 by and between Acquiror and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), provided, however, that notwithstanding anything in this Agreement to the contrary, Acquiror may make any disclosure to the extent it is required to do so to comply with any securities laws or stock exchange regulations.  Sub agrees to be bound by the Confidentiality Agreement as fully as if it were an original party thereto.  If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 5.10.          Consents and Filings; Further Assurances.

(a)           Subject to the proviso contained in Section 5.10(b) hereof, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including by obtaining from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)           Each of the Company and Acquiror shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated hereby, provided, however, that nothing in this Agreement will require or obligate Acquiror or Sub to (and in no event shall any representation, warranty or covenant of Acquiror or Sub contained in this Agreement be breached or deemed breached as a result of the failure of Acquiror or Sub to take any of the following actions):  (i) agree to or otherwise become subject to any limitations on (A) the right of Acquiror or Surviving Corporation effectively to control or operate their business or assets; (B) the right of Acquiror to acquire the Company pursuant to the Merger; (C) the right of Acquiror to exercise full rights of ownership over the Surviving Corporation and its Subsidiaries; or (D) the right of Acquiror or Surviving Corporation to receive the services and other rights under the applicable Ancillary Agreements; (ii) agree or be required to sell, license or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Acquiror or Surviving Corporation or any of their Affiliates including the business, assets or operations of the Company or any of its Subsidiaries; or (iii) otherwise take any steps to avoid or eliminate any impediment that may be asserted under any Law governing competition, monopolies or restrictive trade practices.

(c)           To the extent permitted by applicable Law, each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority.  In the event that a Governmental Authority shall request that a party to this Agreement participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry, such party shall so advise the other parties and, to the extent reasonably practical, shall consult with the other parties in advance and, to the extent permitted by such Governmental Authority, give the other parties the opportunity to attend and participate at such meeting.  Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing.  The parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(d)           Government Approvals.

(i)           CFIUS Notification. Acquiror and Company shall submit or cause to be submitted, (A) promptly after the date of this Agreement, a joint draft notice and other appropriate documents to CFIUS within the meaning of 31 C.F.R. §800.401(f) to obtain a CFIUS Clearance, (B) as soon as possible (but not less than five (5) calendar days) after the joint draft notice referenced in clause (A) has been submitted to CFIUS, a formal voluntary notice of the transaction to CFIUS within the meaning of 31 C.F.R. §800.402 to obtain a CFIUS Clearance, and (C) as soon as possible (and in any event in accordance with pertinent regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which Acquiror and Company mutually agree should be made, in each case in connection with this Agreement and the transactions contemplated hereby.

(ii)           Commercially Reasonable Efforts. In connection with CFIUS Clearance referenced in Section 5.10(d), Acquiror and Company shall use commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry by any Governmental Authority, (ii) keep the other party informed in all material respects of any material communications received by such party from, or given by such party to CFIUS or any other Governmental Authority, and (iii) permit the other party to review any material non-confidential communication given by it to another Person, and consult with each other in advance of and be permitted to attend any meeting or conference with CFIUS or any such other Governmental Authority in each case regarding the transaction contemplated by this Agreement.

Section 5.11.          Public Announcements.  On and after the date hereof and through the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby.  None of the parties shall issue any such press release or make any such public statement prior to obtaining the written approval of Acquiror and the Company, which approval shall not be unreasonably withheld or delayed, except that to the extent disclosure shall be required by applicable Law or applicable stock exchange regulations, any party may make any required disclosure without regard to whether approval has been withheld or delayed; provided that such party shall use commercially reasonable efforts to allow the other party to review and comment on such disclosure required by Law.  Notwithstanding anything in this Agreement to the contrary, following Closing and after the public announcement of the Merger, Securityholder Representative may publicly announce that it has been engaged to serve as the Securityholder Representative in connection with the Merger as long as such announcement does not disclose any of the other terms of the Merger or the other transactions contemplated herein.

Section 5.12.          Further Actions.  Prior to the Closing, the Company shall take, or cause to be taken, the action listed on Schedule 5.12 of the Disclosure Schedule.

Section 5.13.          Indemnification; Directors and Officers Insurance.

(a)           All rights to indemnification and permitted limitations of liability for monetary damages existing in favor of the present or former directors, officers and employees of the Company or any of its Subsidiaries (other than for indemnification claims for Losses under Article VII of this Agreement) (the “Covered D&O Indemnitees”) as provided in the Company’s certificate of incorporation or bylaws as in effect on the date hereof, or the certificate of incorporation, bylaws or similar constitutive documents of any of the Company’s Subsidiaries as in effect as of the date hereof, or indemnification agreements with each present or former director, officer or employee, with respect to matters occurring prior to the Effective Time (including the transactions contemplated by this Agreement) shall survive the Merger and shall continue in full force and effect (to the extent consistent with applicable Law) indefinitely after the Effective Time, without material alteration or amendment.  After the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless the Covered D&O Indemnitees against all losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent then permitted under Delaware Law and by the Company’s certificate of incorporation or bylaws as in effect on the date hereof; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.  Without limiting the foregoing, Acquiror shall cause the Surviving Corporation, to the extent permitted by applicable Law, to periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable Law and pursuant to the indemnification agreements in place with each individual; provided, that the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b)           Prior to the Closing, the Company shall purchase, and Acquiror shall cause the Company (and its successors, if applicable) following the Closing to maintain, for the benefit of the Covered D&O Indemnitees, policies of directors’ and officers’ and fiduciary liability “tail” or “run-off” insurance for a period of no less than seven (7) years after the Closing Date (the “D&O Tail Policy”).

(c)           The obligations of Acquiror (or any such successor) under this Section 5.13 shall not be terminated or modified following the Effective Time in such a manner as to adversely affect any of the Covered D&O Indemnitees to whom this Section 5.13 applies without the consent of such affected indemnitee (it being expressly understood that this Section 5.13 is intended for the benefit of, and shall be enforceable by, each of the Covered D&O Indemnitees and their respective heirs and shall be binding on the Surviving Corporation and Acquiror and their respective successors or assigns).

Section 5.14.          Additional Loan to the Company. In the event that Closing shall not have taken place on or before the date that is ninety (90) days after the date hereof and such a delay is either a result of (i) the closing conditions set forth in Section 6.1(a) or Section 6.1(b) of the Agreement not having been satisfied, other than as a result of the willful failure of the Company to satisfy such conditions; (ii) Acquiror's refusal to consummate the Closing within five days following satisfaction by the Company of the closing conditions set forth in Section 6.3; or (iii) Acquiror willfully failing to satisfy a closing condition set forth in Section 6.2, the Company shall be entitled to require that Acquiror extend to the Company an additional loan in the amount of $5.0 million (the “Additional Loan”).  The Additional Loan shall have the same terms and conditions as set forth in the Promissory Note.

Section 5.15.          Employee Benefits.

(a)           For a one year period following the Closing, Acquiror shall provide, or shall cause to be provided, to each Offered Employee who continues employment with Acquiror, the Surviving Corporation or any Subsidiary of the Acquiror or Surviving Corporation after the Closing (collectively, the “Continuing Employees”) (i) base compensation and bonus opportunities that, in each case, are no less favorable than were provided to the Continuing Employees immediately prior to the Closing, and (ii) other employee benefits (excluding equity or equity-based awards) that are no less favorable, in the aggregate, than the employee benefits (excluding equity or equity-based awards) that were provided to the Continuing Employees immediately prior to the Closing.  The Acquiror shall grant to the Continuing Employees within 30 days of the Effective Time restricted share units to purchase Acquiror Ordinary Shares in the amount specified in Schedule 5.15(a).

(b)           Acquiror shall, and shall cause the Surviving Corporation to, treat, and cause the applicable plans in which Continuing Employees are eligible to participate or receive benefits thereunder to treat, the service of Continuing Employees with the Company or any of its Subsidiaries attributable to any period before the Closing Date as service rendered to Acquiror, the Surviving Corporation or any Affiliate of Acquiror for purposes of eligibility to participate, vesting, level of benefits for purposes of vacation and severance, and applicability of minimum waiting periods for participation.  Without limiting the foregoing, Acquiror shall cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any health or welfare plan of Acquiror, the Surviving Corporation and any Affiliate of Acquiror to be waived with respect to Continuing Employees and their dependents to the extent such conditions were inapplicable or waived under the comparable plans in which such Continuing Employees participated immediately prior to the Closing.  If the Continuing Employees become eligible to participate in a health or welfare plan maintained by the Acquiror or any Affiliate of Acquiror in the calendar year in which the Closing occurs, any deductibles, co-pays or similar amounts incurred by the Continuing Employees (or their dependents) under any of the Company’s (or any of its Subsidiaries’) health or welfare plans in the calendar year in which the Closing occurs shall be credited towards deductibles, co-pays or similar payments under the corresponding health and welfare plans of Acquiror or any Affiliate of Acquiror for such calendar year as if such amounts had been paid in accordance with such plans.

(c)           No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof or other person representing the rights or interests of any such persons) of Acquiror or the Company or any of their Affiliates in respect of continued employment (or resumed employment) with either Acquiror or the Company or any of their Affiliates or with respect to the compensation, benefits, or other terms and conditions of employment with Acquiror or the Company or any of their Affiliates.  This Agreement is not intended to and shall not be construed to amend, modify or terminate any employee benefit plan, program or arrangement or to affect Acquiror’s or the Company’s or any of their Affiliates’ ability to amend, modify or terminate any employee benefit plan, program or arrangement.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1.            General Conditions.  The respective obligations of Acquiror, Sub and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any such party in its sole discretion; provided, that such waiver shall only be effective as to the rights of such party:

(a)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b)           All material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed.  The CFIUS Clearance shall have been obtained.

(c)           The Company shall have received approval of the Merger and the terms of this Agreement from (a) the holders of at least a majority of the Preferred Stock outstanding immediately prior to the Effective Time, voting together as a single class on an as-converted to Company Common Stock basis and (b) the holders of a majority of the outstanding shares of Company Capital Stock on an as-if converted to Company Common Stock basis (collectively, the “Stockholder Approval”).

Section 6.2.            Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)           The representations and warranties of Acquiror and Sub contained in this Agreement or any Ancillary Agreement or any certificate delivered pursuant hereto shall be true and correct in all respects when made and in all material respects as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all respects as of such specified date; provided, however, that representations and warranties qualified by an Acquiror Material Adverse Effect or other materiality qualifiers must instead be true and correct in all respects.  Acquiror and Sub shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing, in all material respects.  The Company shall have received from each of Acquiror and Sub a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer of each of Acquiror and Sub.

(b)           The Company shall have received a certificate of the Secretary or an Assistant Secretary of Acquiror certifying as to the full force and effect of resolutions of its board of directors (or a committee thereof) attached thereto as exhibits evidencing the authorization of Acquiror to consummate the transactions contemplated by this Agreement.

(c)           The Company shall have received a certificate of the Secretary or an Assistant Secretary of Sub certifying as to the full force and effect of resolutions of its board of directors and sole stockholder attached thereto as exhibits evidencing the authorization of Sub to consummate the transactions contemplated by this Agreement.

(d)           There shall have been no event, change, circumstance, effect, development or state of facts that would individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.  The Company shall have received a certificate signed on behalf of Acquiror, by a duly authorized officer thereof, to such effect.

(e)           The Securityholder Representative shall have received an executed counterpart of each of the Escrow Agreements, signed by each party other than the Securityholder Representative.

Section 6.3.            Conditions to Obligations of Acquiror and Sub.  The obligations of Acquiror and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Acquiror in its sole discretion:

(a)           The representations and warranties of the Company contained in this Agreement or the Escrow Agreements or any certificate delivered pursuant hereto shall be true and correct in all respects when made and in all material respects as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date; provided, however, that representations and warranties qualified by Material Adverse Effect or other materiality qualifiers must instead be true and correct in all respects.  The Company shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or the Escrow Agreements to be performed or complied with by it prior to or at the Closing, in all material respects.  Acquiror shall have received from the Company a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

(b)           Acquiror shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the full force and effect of resolutions of its board of directors and stockholders attached thereto as exhibits evidencing the authorization of the Company to consummate the transactions contemplated by this Agreement.

(c)           The Voting and Joinder Agreement shall be in full force and effect.  The representations and warranties of each Stockholder contained in the Voting and Joinder Agreement or any certificate delivered pursuant thereto shall be true and correct in all material respects both when made and as of the Closing Date.  Each signatory to the Voting and Joinder Agreement shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required therein to be performed or complied with by them prior to or at the Closing.

(d)           At least 85% of the Offered Employees, including the Key Employees, shall have acknowledged that they will continue employment with the Company or its Subsidiaries following the Closing.

(e)           The Employment Agreements executed by the number of Key Employees identified in Schedule 6.3(e) of the Company Disclosure Schedules shall be effective at the Closing.

(f)            Since the date of this Agreement, there shall not have been a Material Adverse Effect.  Acquiror shall have received a certificate signed on behalf of the Company, by a duly authorized officer thereof, to such effect.

(g)           Acquiror shall have received duly executed Joinder Agreements from the holders of at least the percentage of the outstanding shares of Company Capital Stock on an as-if converted to Company Common Stock basis set forth on Schedule 6.3(g)).

(h)           There shall not be pending any Action by any Governmental Authority:  seeking to restrain or prohibit Acquiror’s ownership or operation (or that of Acquiror’s Subsidiaries or Affiliates, including the Company and its Subsidiaries) of all or any portion of the business or assets of the Company or any of its Subsidiaries, or of Acquiror or any of its Subsidiaries or Affiliates, or to compel Acquiror or any of its Subsidiaries or Affiliates, including the Company and its Subsidiaries, to dispose of or hold separate all or any of the business or assets of the Company or any of its Subsidiaries, or of Acquiror or any of its Subsidiaries or Affiliates.

(i)           The Company and each Subsidiary of the Company shall have obtained consents, waivers and approvals for the Merger and the other transactions contemplated by this Agreement and the Escrow Agreements required to be obtained from the third parties listed on Schedule 6.3(i) of the Company Disclosure Schedules, and shall have given all other notices required to be given to third parties that are not Governmental Authorities in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

(j)           The Company shall have taken the actions with respect to the Company Stock Options and Company Warrants as contemplated in this Agreement.

(k)           At the Effective Time, all Company Stock Options shall have been either exercised or expired.

(l)           Acquiror shall have received the written resignation of each of the directors of the Company and its Subsidiaries effective as of the Closing.

(m)           Acquiror shall have received an executed counterpart of each of the Escrow Agreements signed by each party other than Acquiror.

(n)           The Company shall have terminated the employment of (1) each employee of the Company and its Subsidiaries that is not an Offered Employee, and (2) each Offered Employee that had not accepted in writing the employment offer made to him/her by Acquiror.

(o)           The Company shall have repaid any and all of the debts and loans set forth on Schedule 6.3 of the Company Disclosure Schedules.

(p)           Each Stockholder and holder of Company Warrant that has any rights of pre-emption or participation, rights of first refusal, first offer, tag along or any similar rights, or any veto rights, special voting rights or requirement for a special majority, with respect to the execution and performance of this Agreement, under the Company's Certificate of Incorporation, any stockholders agreement and/or otherwise, shall have waived such right(s) in writing in a form reasonably satisfactory to Acquiror.

(q)           The Company shall have delivered to the Acquiror the Confirmation Letter referred to in Schedule 5.12 of the Company Disclosure Schedules, and the Acquiror shall have consented to the calculations set forth therein, which consent shall not be unreasonably withheld or delayed.

(r)           No power of attorney shall be in force with respect to any matter relating to Taxes of the Company or any of its Subsidiaries.

(s)           Acquiror shall have received the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2013 and such audited financial statements shall be identical, in all material respects, to the Financial Statements.

(t)           Acquiror shall have received from the Company a certificate complying with Treasury Regulation Section 1.897-2(g)(1)(ii) that states that interests in the Company are not “United States real property interests.”

ARTICLE VII

INDEMNIFICATION

Section 7.1.            Survival of Representations, Warranties and Covenants.

(a)           Regardless of any investigation conducted by any party hereto and any information which any party may receive or knowledge they may have, all of the covenants and agreements of the parties contained in or made pursuant to this Agreement shall survive (and not be affected in any respect by) the Closing as provided herein.

(b)           The representations and warranties of the Company contained in or made pursuant to this Agreement and the indemnity obligations for the inaccuracy or breach of such representations and warranties contained in Section 7.2(a) hereof shall terminate on, and no new claim or Action with respect thereto may be brought, after the lapse of eighteen (18) months following the Closing Date; provided, however, that the representations and warranties contained in Sections 3.15 (Intellectual Property), 3.16 (Taxes) and Section 3.12 (Labor and Employment Matters) and any claims related thereto pursuant to Section 7.2(a) and 7.2(c) shall survive for twenty four (24) months following the Closing Date, and provided, further, that for purposes of claims by Indemnified Parties under the Voting and Joinder Agreement and/or Joinder Agreement (collectively, the “Joinder Agreements”), the representations and warranties contained in Section 2.1 (Organization; Authority; No Conflicts) and Section 2.3 (Ownership) of the Joinder Agreements and any claims pursuant to Section 7.2(e) hereunder shall survive until the last day of the applicable statute of limitations period.

(c)           The representations and warranties and covenants and agreements and the applicable indemnity obligations with respect thereto pursuant to this Article VII for the inaccuracy or breach thereof that terminate pursuant to this Section 7.1, shall not terminate with respect to (and to the extent of) any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Securityholder Representative has been given written notice in accordance with the terms hereof from the Indemnified Party prior to the expiration of the applicable survival period until such time as any such claim is resolved in accordance with the terms hereof.

(d)           The parties acknowledge that the time periods set forth in this Section 7.1 for the assertion of claims and notices under this Agreement are the result of arms’ length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.  The parties further acknowledge that the time periods set forth in this Section 7.1 may be shorter than otherwise provided by Law.

Section 7.2.            Indemnification.  Subject to the limitations set forth in Sections 7.1 and 7.5 hereof, from and after the Closing Date, each of Acquiror, Sub, the Surviving Corporation and their Affiliates, and the respective Representatives, successors and assigns of each of the foregoing (collectively, the “Indemnified Parties”) shall be saved, indemnified and held harmless under the Joinder Agreements from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) net of any insurance proceeds actually collected by the Indemnified Party (hereinafter collectively, “Losses”) to the extent arising out of or resulting from:

(a)           the inaccuracy or breach as of the date of this Agreement or as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to this Agreement or in the Escrow Agreements, the Company Disclosure Schedules or any certificate or instrument delivered by the Company in accordance herewith or therewith (for purposes of calculating any Losses arising from such inaccuracy or breach, such representation and warranty (but not for purposes of determining if there is any such inaccuracy or breach thereof) shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualification);

(b)           any breach by the Company of any covenant or agreement by the Company contained in this Agreement or in any Ancillary Agreement;

(c)           any inaccuracy in the calculation of the Estimated Merger Consideration or the Adjusted Merger Consideration;

(d)           any Pre-Closing Taxes in excess of the amount of Pre-Closing Taxes taken into account in computing the Working Capital Adjustment; and

(e)           any of the items listed in Schedule 7.2(e).

Section 7.3.            Manner and Limitation of Indemnification of the Indemnified Parties.

(a)           In the event an Indemnification Claim arises and the amount of Loss in respect thereof has not yet been finally determined, an Indemnified Party may give the Securityholder Representative written notice of the Indemnified Party’s reasonable estimate of such Loss.  Thereafter, such amount shall be included in the Aggregate Claim Amount until the amount of such Loss has been finally determined (it is understood and agreed that Acquiror may also include the amount of any Loss that is known or is otherwise quantified in the Aggregate Claim Amount).  The Securityholder Representative shall have the right to dispute any Indemnification Claim, including on the grounds that (i) no breach of representation, warranty or covenant has occurred and/or (ii) the amount of estimated Loss set forth in an Indemnification Claim exceeds a reasonable estimate of Loss with respect to the Indemnification Claim.  The amount set forth in a notice of an Indemnification Claim shall be included in the Aggregate Claim Amount unless and until there shall be a final non-appealable order of a court of competent jurisdiction or a written agreement between Acquiror and the Securityholder Representative to the contrary, without regard to the resolution of the underlying Indemnification Claim.

(b)           Each Indemnification Claim made by an Indemnified Party shall be made only in accordance with this Article VII and the Joinder Agreements.

(c)           To provide a fund against which an Indemnified Party may assert Indemnification Claims, the Escrow Amount shall be deducted from the Estimated Merger Consideration at Closing and deposited by Acquiror into an escrow pursuant to the Indemnity Escrow Agreement.

(d)           The Indemnified Parties’ sole and exclusive recourse for any Loss or claim of Loss arising out of or relating to this Agreement (only from and after the consummation of the Closing) and the transactions contemplated hereby, whether based in contract, tort or on any other grounds, shall be (i) as provided in this Article VII and (ii) the Escrow Amount shall be the sole source of indemnification hereunder, except (x) with respect to any breaches of the representations and warranties contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority) and 3.5 (Capitalization) of this Agreement and Section 2.1 (Organization; Authority; No Conflicts) and Section 2.3 (Ownership) of the Joinder Agreements, (y) any breach by the Company of any covenant or agreement by the Company contained in this Agreement or in the Escrow Agreements, and (z) fraud or intentional misrepresentation by such Securityholder or by the Company, for which any Indemnified Party shall be entitled to seek recovery for any such Loss on any available basis, including by seeking recovery from the Escrow Amount and/or the Securityholders on a several (on the basis of each Securityholder’s Pro-Rata Portion at the time the claim shall be made), and not joint; provided, however, that except in the case of fraud or intentional misrepresentation by the Stockholder or by the Company of which Securityholder was aware, the Indemnified Party shall seek recovery first from the Escrow Amount and only thereafter from the Securityholder.

Section 7.4.            Third Party and Other Indemnification Claims.

(a)           In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss or a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the Securityholder Representative, on behalf of the Securityholders (the "Indemnifying Party", except for provisions relating to an obligation to make or a right to receive payment, which shall be borne by the Securityholders directly), promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, and the amount or method of computation of the amount of such claim (if known).  Following the Indemnified Party’s delivery of such notice of a Third Party Claim or any other Indemnification Claim, the Indemnified Party shall provide the Securityholders’ Representative with such other information with respect to such claim that is available to the Indemnified Party as the Securityholders’ Representative may reasonably request.  The failure or delay to provide such prompt notice of a Third Party Claim or any other Indemnification Claim, however, shall not release any of the Securityholders from any of his or its obligations under this Article VII unless and to the extent such failure or delay materially prejudices the Securityholders.

(b)           If the Indemnifying Party within thirty (30) days (or less if the nature of the Third Party Claim requires) after receipt of the Third Party Claim demonstrates that, if and as of such time, the Indemnity Cap, minus the Aggregate Claim Amount as of such date, is sufficient in order to indemnify for the full amount of the Loss, if determined, or the reasonably estimated amount of the Loss, as the case may be, in connection with such claim, or the Securityholder Representative shall demonstrate to the Indemnified Party’s reasonable satisfaction that the Indemnifying Parties have sufficient financial resources through the Indemnity Escrow Agreement in order to indemnify the Indemnified Party for the full amount of the Loss, the Indemnifying Party may, subject to Section 7.4(c) hereof, elect to assume control over the compromise or defense of such Third Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (the counsel selected by the Securityholder Representative in the case where the Securityholders are the Indemnifying Parties), which counsel must be reasonably satisfactory to the Indemnified Party, provided, that (i) the Indemnified Party shall reasonably cooperate with the Indemnifying Party and may, if such Indemnified Party so desires, employ counsel at such Indemnified Party’s own expense to assist in the handling (but not control the defense) of any Third Party Claim, provided that in no event may any Indemnified Party settle such Third Party Claim without the consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed; (ii) in the event of an Action that is the subject of a Third Party Claim in which both the Indemnifying Party and the Indemnified Party are named as parties and either the Indemnifying Party or the Indemnified Party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to such other Person or that a conflict of interest between such Persons may exist in respect of such Action, then the Indemnified Party may, if it so desires, employ one additional counsel at the Indemnifying Party’s expense to represent the Indemnified Party in such Third Party Claim (such expenses to be paid out of the Escrow Amount); (iii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any Third Party Claim; (iv) the Indemnifying Party shall obtain the prior written approval (which approval may be withheld or delayed in the Indemnified Party’s sole discretion) of the Indemnified Party before entering into any settlement, adjustment or compromise of such claim involving injunctive or other equitable relief being asserted against any Indemnified Party or any of its Affiliates; provided, however, that no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such action), unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to satisfy such settlement, compromise or consent and includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim or Action.  Notwithstanding anything contained herein to the contrary, if an Indemnified Party has been indemnified for any Loss hereunder and at any time thereafter the Indemnified Party recovers all or any portion of such Loss (such amount, the “Recovered Amount”) from a Third Party, the Indemnified Party shall promptly refund the Recovered Amount to Indemnifying Parties or return the Recovered Amount to the Escrow Amount if withdrawn therefrom and the Indemnity Escrow Agreement has not terminated; provided, that no Indemnified Party shall have any obligation to seek such recoveries.

(c)           Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over (and if the Indemnified Party so desires, the Indemnified Party shall have sole control over) the defense, settlement, adjustment or compromise of (but the Indemnifying Party shall nevertheless be required to pay all Losses incurred by the Indemnified Party in connection with such defense, settlement, adjustment or compromise in accordance with and subject to the limitations and provisions set forth in this Article VII) a Third Party Claim: (i) if the Indemnified Party reasonably believes that its Losses pursuant to such Third Party Claim will exceed the Indemnity Cap less the Aggregate Claim Amount as of such date; (ii) if the Indemnified Party reasonably believes that the Indemnifying Parties do not have the financial resources, to pay substantially all of the Losses in connection with such Third Party Claim or (iii) if the Indemnified Party reasonably believes allowing the Indemnifying Party to have sole control over the defense, settlement or compromise could have a material adverse effect on an important asset or commercial relationship of the Indemnified Party.  Notwithstanding anything in this Agreement to the contrary, in the case of Third Party Claims relating to Taxes imposed on the Company or any of its Subsidiaries, (i) the Securityholder Representative shall not be entitled to settle or compromise such claim without the consent of Acquiror if such settlement could adversely affect the liability of Acquiror, its Affiliates, the Company, or its Subsidiaries for periods ending after the Closing Date and (ii) if the Securityholder Representative decides to settle or compromise such claim, Acquiror shall have the right to assume control over the proceeding, provided that Acquiror waives any claim for indemnification in excess of the amount for which the Securityholder Representative is willing to settle the claim.

(d)           If the Indemnifying Party elects not to assume the compromise or defense against the asserted liability, fails to timely and properly notify the Indemnified Party of its election as herein provided, or, at any time after assuming such defense, fails to defend against such Third Party Claim in good faith, the Indemnified Party may, at the Indemnifying Party’s expense, pay, compromise, adjust or defend in good faith against such asserted liability (but the Indemnifying Party shall nevertheless be required to pay all Losses incurred in good faith by the Indemnified Party in connection with such defense, settlement, adjustment or compromise) and the Indemnified Party will consult with the Indemnifying Party prior to any adjustment, settlement or compromise.  In connection with any defense of a Third Party Claim, all of the parties hereto shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a party hereto in connection therewith.

Section 7.5.            Limits on Indemnification.

(a)           No amount shall be payable to an Indemnified Party in satisfaction of any claim for indemnification pursuant to Section 7.2(a) or Section 7.2(b) above unless and until the aggregate Losses paid, incurred, sustained or accrued equal or exceed Five Hundred Thousand Dollars ($500,000) (the “Threshold”), at which time the Indemnifying Party shall indemnify the Indemnified Party for the full amount of all Losses from and including the first dollar of all such Losses; provided, however, that the Threshold shall not be applicable with respect to, and each Indemnified Party shall be entitled to be indemnified, subject to the limitations set forth in this Article VII, from the Escrow Amount and/or by the Securityholders on a several (on the basis of each Securityholder’s Pro-Rata Portion at the time the claim shall be made), but not joint, basis, for all Losses arising out of or resulting from the indemnification obligation with respect to (x) the breach or inaccuracy of any representation or warranty (A) of the Company contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority) or 3.5 (Capitalization), or (B) of any Securityholder contained in Section 2.3 (Ownership) of the Joinder Agreements, (y) any Claim for indemnification pursuant to Section 7.2(c), 7.2(d) or 7.2(e) or (z) fraud or intentional misrepresentation by such Person or by the Company and/or by any Securityholder.

(b)           Except as otherwise provided in this Section 7.5, the maximum aggregate amount of indemnifiable Losses that may be recovered by Indemnified Parties under Section 7.2 shall be the Escrow Amount (the “Indemnity Cap”); provided, however, that the Indemnity Cap shall not be applicable with respect to, and each Indemnified Party shall be entitled to be indemnified, from the Escrow Amount and/or by the Securityholders on a several basis (on the basis of each

Securityholder’s Pro-Rata Portion at the time the claim shall be made), for, all Losses arising out of or resulting from the indemnification obligation with respect to (x) the breach or inaccuracy of any representation or warranty (A) of the Company contained in Sections 3.1 (Organization and Qualification), 3.2 (Authority) or 3.5 (Capitalization) hereof, (B) of any Securityholder contained in Section 2.3 (Ownership) of the Joinder Agreements, (y) fraud or intentional misrepresentation by a Securityholder or by the Company, provided that the maximum amount of indemnifiable Losses that may be recovered by an Indemnified Party from a Securityholder pursuant to (x) and (y) hereof shall be limited to the consideration actually received by such Securityholder (including any Earn-Out Amounts or other consideration actually received by such Securityholder after the Closing) under this Agreement; provided further that in the event of a breach of Section 2.3 (Ownership) of the Joinder Agreements by a Securityholder or in the event of fraud or intentional misrepresentation by a Securityholder under the Joinder Agreements, such Securityholder’s indemnification obligation (and no other Securityholder’s obligations) for Losses shall be unlimited in amount. For the avoidance of doubt, no Securityholder shall have any liability with respect to breaches of representations, warranties or covenants by any other Securityholder or for fraud or intentional misrepresentation of any other Securityholder.

(c)           Without limitation of the indemnity obligations under this Article VII, from and after the consummation of the Closing, (i) the Surviving Corporation shall have no obligation or liability whatsoever in respect of Losses arising out of or resulting from the indemnification obligations in this Article VII; and (ii) notwithstanding anything in this Agreement to the contrary other than Section 5.13, the Securityholders shall have no right of indemnification, contribution or reimbursement from or remedy against the Surviving Corporation and/or any employee of the Surviving Corporation as a result of any indemnification they are required to make under or arising out of the breach or inaccuracy of any representation, warranty, covenant or other obligation in this Agreement or in any certificate, document or other instrument delivered herewith, and, except as set forth in Section 5.13, the Securityholders shall be deemed to have released, waived and forever discharged any right to indemnification, contribution or reimbursement that they may have at any time after the consummation of the Closing against the Surviving Corporation under or arising out of the breach or inaccuracy of any representation, warranty, covenant or other obligation of the Company related to the period prior to the Closing contained in this Agreement, any Ancillary Agreement or in any certificate, document or other instrument delivered herewith or therewith.1

Section 7.6.            Indemnification Claims.  Indemnification Claims made by an Indemnified Party under this Article 7 shall be made as provided hereunder and in the Indemnity Escrow Agreement.

Section 7.7.            Adjustment to Purchase Price.  Any indemnification payable pursuant to this Article VII shall be treated for Tax purposes as an adjustment to the Total Merger Consideration.

ARTICLE VIII

TERMINATION

Section 8.1.            Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of Acquiror and the Company;

(b)           (i) by the Company, if Acquiror or Sub breaches or fails to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2 hereof, (B) cannot be or has not been cured within thirty  (30) days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Company; or (ii) by Acquiror, if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or the Escrow Agreements and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 6.3 hereof, (y) cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach or failure to perform and (z) has not been waived by Acquiror;

(c)           by either the Company or Acquiror if the Merger shall not have been consummated by November 30, 2014 (the “Termination Date”).  The right to terminate this Agreement under this Section 8.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Merger to be consummated on or prior to such date;

(d)           by either the Company or Acquiror in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

1 NTD: This Securityholder release language is also to be inserted in the joinder agreements.

(e)           by the Acquiror if, within 15 Business Days following the execution of this Agreement, the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock shall have not executed and delivered a Voting and Joinder Agreement; provided, however, that so long as such threshold of the Voting and Joinder Agreements remain effective, Acquiror shall have no right to terminate this Agreement pursuant to this Section 8.1(e) at any time after the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock have executed and delivered a Voting and Joinder Agreement; provided further, however, that such 15 Business Day period for the execution and delivery of Voting and Joinder Agreements shall be extended an additional 10 Business Days if, following the execution of this Agreement, the holders of a majority of the outstanding shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock shall have not executed and delivered a Voting and Joinder Agreement and the Company is working in good faith to obtain such Voting and Joinder Agreements.

The party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a) above) shall give prompt written notice of such termination to the other parties.

Section 8.2.            Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no continuing obligation or liability on the part of any party (or any officers, directors, stockholders, employees or Affiliates of such party) except (i) for the provisions of, Section 5.8 hereof relating to the Confidentiality Agreement, Section 5.11 hereof relating to public announcements, Section 5.14 hereof relating to the additional loan, Section 9.1 hereof relating to fees and expenses, Section 9.5 hereof relating to notices, Section 9.8 hereof relating to third-party beneficiaries, Section 9.9 hereof relating to governing law, Section 9.10 hereof relating to submission to exclusive jurisdiction and this Section 8.2; and (ii) that nothing herein shall relieve any party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent hereto pursuant to this Agreement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1.            Fees and Expenses.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 9.2.            Amendment and Modification.  This Agreement may be amended, modified or supplemented by the parties at any time prior to the consummation of the Closing, subject to applicable Law with respect to any Stockholder approval that may be required.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment; provided, however, that from and after the consummation of the Closing, this Agreement may be amended, modified or supplemented by an instrument in a writing signed on behalf of Acquiror, the Surviving Corporation and the Securityholder Representative.

Section 9.3.            Extension.  At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, extend the time for the performance of any of the obligations or other acts of the parties.  Any agreement on the part of a party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 9.4.            Waiver.  At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, (a) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or any document delivered pursuant hereto or (b) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 9.5.            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered during normal business hours either personally, or, if by facsimile or electronic mail, upon written confirmation of receipt (and any such delivery that is not during normal business hours of the Person to whom notice is being sent shall be deemed duly given on the next Business Day after such delivery), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)           if to the Company, to:

2700 Zanker Road #150
San Jose, CA 95134
Attn:  Devesh Garg

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover St.
Palo Alto, California 94304
Attn:  Jorge del Calvo, Esq. and James J. Masetti, Esq.
Fax:  650-233-4545

(b)           if to the Securityholder Representative, to:

Shareholder Representative Services LLC
1614 15th Street, Suite 200
Denver, CO  80202
Attention: Managing Director
Email: deals@srsacquiom.com
Telephone No.: (303) 648-4085
Fax:  (303) 623-0294

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover St.
Palo Alto, California 94304
Attn:  Jorge del Calvo, Esq. and James J. Masetti, Esq.
Fax:  650-233-4545

(c)           if to Acquiror, Sub or the Surviving Corporation, to:

EZchip Semiconductor Ltd.
1 Hatamar Street
PO Box 527
Yokneam 2069206
Israel
Attn:  Chief Financial Officer

Fax:  +972-4-9594166

with a copy (which shall not constitute notice) to:

Naschitz, Brandes, Amir &Co.
5 Tuval St.
Tel Aviv 6789717
Attn:           Sharon Amir, Adv., Tuvia Geffen, Adv. and Tal Eliasaf, Adv.
Fax:  972-3-6236003

Section 9.6.            Interpretation.  When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.

Section 9.7.            Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement.  Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.  Notwithstanding any oral agreement of the parties or their representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 9.8.            No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided (a) to Indemnified Parties and (b) the Covered D&O Indemnitees.

Section 9.9.            Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 9.10.          Submission to Exclusive Jurisdiction; Waiver of Jury Trial.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party or its successors or assigns shall be brought and determined in any state or federal court located in the State of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts).  Each party further agrees to accept service of process in any manner permitted by such courts.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11.          Assignment; Successors.  Except as provided in the last sentence of this Section 9.11, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of Acquiror (in the case of an assignment by the Company) or the Company (in the case of an assignment by Acquiror or Sub), and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall relieve or limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 9.12.          Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 9.13.          Currency.  All references to “dollars” or “$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 9.14.          Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.15.          Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.16.          Electronic Signature.  This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 9.17.          No Presumption Against Drafting Party.  Each of Acquiror, Sub and the Company and the Securityholder Representative acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 9.18.          Attorney-Client Privilege.  Acquiror agrees that, as to all communications among Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) and/or O’Melveny & Myers LLP (“OMM”), on the one hand, and the Company, any Securityholder or any of their respective Affiliates, on the other hand, that relate exclusively to the negotiation of this Agreement and the Ancillary Agreements, the attorney-client privilege and the exception of client confidence may be controlled only by the Securityholder Representative and shall not pass to or be claimed by Acquiror or the Company, because the interests of Acquiror and its Affiliates were directly adverse to the Company, the Securityholders and the Securityholder Representative at the time such communications were made.  Acquiror, the Company and each of their Affiliates agree not to assert such privilege in any dispute involving only the parties to this Agreement or the Securityholders.  Notwithstanding the foregoing, in the event that a dispute arises between Acquiror and/or the Company on the one hand, and a Person other than a party to this Agreement or a Securityholder, on the other hand, after the Closing, the Company may assert the attorney-client privilege to prevent disclosure to such third-party of confidential communications by Pillsbury and/or OMM to the Company; provided, however, that the Company may not waive such privilege without the prior written consent of the Securityholder Representative.  For the sake of clarity, all references to the Company contained in this Section 9.18 shall include the Surviving Corporation,

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IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above.

EZCHIP SEMICONDUCTOR LTD.

By: /s/ ELI FRUCHTER
Name: Eli Fruchter
Title: CEO

EROS ACQUISITION SUB, INC.

By: /s/ ELI FRUCHTER
Name: Eli Fruchter
Title: President

TILERA CORPORATION

By: /s/ DEVESH GARG
Name: Devesh Garg
Title: CEO

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Securityholder Representative:

By:_________________________________
Name:
Title: